3. Stock Plans. ENE had four Stock Plans under which options for shares of ENE's common stock have been or could have been granted to officers, employees and non-employee members of the board of directors. The Stock Plans allowed for grants of either incentive stock options or nonqualified stock options. Under three of the Stock Plans, options were not allowed to be granted at less than the fair market value of a share on the date of the grant. Under the 1999 stock plan, however, options were granted at an exercise price designated by the Compensation Committee of the Board. Under the Stock Plans, ENE could grant options with a maximum term of 10 years. Options vested under varying schedules. As of October 31, 2001, options were outstanding on approximately 86.5 million common stock shares. Currently, there is no expectation that any of these options will be exercised.

F.   Debtors' Financing Transactions

          Prior to the Initial Petition Date, as part of their business and to raise funds for a variety of purposes, the Enron Companies entered into a number of on- and off-balance sheet financing transactions. Certain of those transactions involved the creation of special purpose entities or structures. As of the Initial Petition Date, the Enron Companies had approximately fifty ongoing financing transactions with various lending institutions and other investors.

          Approximately $2.4 billion to $2.9 billion in assets are associated with these financing transactions. The majority of this value is associated with the Osprey/Whitewing and Rawhide transactions. Significant assets are described below in the individual summaries. It is important to note that there is no guarantee that any value from these assets will inure to the benefit of the Debtors' estates. Additionally, there are significant liabilities associated with the financing transactions and several billion dollars in claims have been filed against the Debtors in connection therewith.

          Complete or partial settlements relating to a number of the transactions have been addressed in the Plan or approved by the Bankruptcy Court since the Initial Petition Date. A description of each of the settlements is included with the individual transaction summary below. Settlement negotiations are ongoing with respect to several of the other transactions; however, there can be no assurance that these negotiations will result in value to the Debtors or a reduction in claims against the Debtors.

          On April 8, 2002, the Bankruptcy Court entered an order appointing the ENE Examiner to investigate the ongoing transactions, as well as many transactions that had been unwound or otherwise completed prior to the Initial Petition Date. Refer to Section IV.A.4.b., "ENE Examiner" for further information. The ENE Examiner has filed a series of reports wherein he reported and commented upon these transactions. Refer to Section IV.A.4.b., "ENE Examiner" for further information.

          In addition, many of the financing transactions have been the subject of various Congressional committee reports and/or widely discussed in the media. Refer to "Related Documents" at http://www.enron.com/corp/por/ for further information.

          Further information regarding the financing transactions can be found in the following reports, which identify the factual and legal conclusions of the authors of those reports based upon their respective investigations: the ENE Examiner reports, the reports of Congressional committees, the Powers Report, and any other reports issued by third parties.

          The following provides a general description of the Debtors' significant financing transactions as of the Initial Petition Date. Many of these ongoing transactions have been, are currently, or may in the future be the subject of litigation. That litigation may or may not involve the Debtors. The summaries below, which are based on the Debtors' perspective and which are subject to further review, elaboration, or modification, are included for informational purposes only. Given the potential for litigation involving some of these transactions, it should be noted that the lenders, investors, and other parties involved in the transactions (as well as the ENE Examiner, governmental bodies, and other third parties who have reviewed these transactions) may dispute all or part of these descriptions.

     1.   Airplane Financing Transactions

          a.   Legal Structure

               (i) Hawker 800XP, FAA No. N5736. On September 25, 2000, ELP entered into a sale and lease back transaction with Fifth Third Bank for a Hawker 800XP airplane, FAA Registration No. N5736. Thereafter, ELP subleased the aircraft to EPOL. ENE executed a guaranty of the obligations of ELP and EPOL under the operative documents. Later, the sublease with EPOL was terminated, and ENE subleased the airplane from ELP. The financing was approximately $12 million.

               (ii) Gulfstream V, FAA No. N566GA and Falcon 900, FAA No. N5731. On March 27, 2001, ENE entered into a synthetic lease with Lone Star Aircraft Trust for two aircraft, a Gulfstream V, FAA Registration No. N566GA and a Falcon 900, FAA Registration No. N5731. Long Star Aircraft Trust provided financing in the amount of approximately $57 million and in turn received funding from Black Forest Funding Corporation (a commercial paper conduit) and Bayerische.

          b.   Structure Diagram as of the Initial Petition Date.

               (i)  Gulfstream V, FAA No. N566GA

                                    (GRAPH)

                                                                                  ---------------
                                                                                       Black
                                   ------------                                       Forest
                                       ENE       \   "Lease"        Conduit    /      Funding
                                   ------------    \                 Loans   /    ---------------
                                        |            \                     /
                                        |              \                 /
                                        |                \             /
                                        |                  \         /
                                        |                    \     /
                                        |                 --------------
                                        |                  Lone Star
                                        |     100%
                                        |                 ---------------
                                        |                     /     \
                                        |                    /       \
                                        |            Lien   /         \ Tranch B
                                        |                  /           \ Loans
                                        |                 /             \
                                   ----------------------                 --------------------
                                          Aircraft                             Bayerische
                                         Collateral                       --------------------
                                   ----------------------

          c. Significant Assets Associated with the Structure. As of the Initial Petition Date, the assets included (i) Hawker 800XP, FAA No. N5736 and
(ii) Gulfstream V, FAA No. N566GA, the Falcon 900, FAA Registration No. N5731, and related engines and avionics equipment.

          d. Significant Potential Liabilities of the Structure. There are no significant potential liabilities of either structure.

          e. Significant Potential Liabilities of Debtors. During the existence of the financing, ELP and ENE had various obligations, including, but not limited to, payment of rent, insurance, maintenance and taxes.

          f. Structure Resolution. On December 28, 2001, the Bankruptcy Court entered orders approving (i) the rejection of the Hawker 800XP lease and sublease, and the abandonment of the aircraft and (ii) the rejection of the Gulfstream V and Falcon 900 leases and the abandonment of each aircraft. Additionally, ENE entered into an agreement with (i) Fifth Third Bank whereby the Hawker 800XP lease and sublease would be terminated and ENE would be released from any liabilities or obligations thereunder and (ii) Loan Star Aircraft Trust, HVB Structured Finance, Inc. (as assignee of Black Forest Funding Corporation) and Bayerische whereby the Gulfstream V and Falcon 900 leases would be terminated and ENE would be released from any obligations thereunder. All aircraft have been surrendered to the respective lenders.

     2.   Al Rajhi

          a. Legal Structure. In July 2001, EMC sold $100 million of warrants to purchase commodities in the future on the London Metal Exchange to Man Group Finance Ltd., an entity unaffiliated with the Enron Companies, which, in turn, sold the warrants to Al Rajhi. Contemporaneously therewith, EMCC agreed to purchase the warrants from Al Rajhi for $102 million with 169-day payment terms. ENE guaranteed its affiliates' obligations under the applicable transaction documents.

          b. Significant Potential Liabilities of Debtors. Al Rajhi potentially has a claim against ENE as guarantor of EMC's and EMCC's obligations.

     3.   Apache/Choctaw

          a. Legal Structure. Project Apache was a minority investment financing. In 1999, Sequoia was formed as a FASIT to securitize 30-day receivables of ENE, ENA, and EPMI and to issue securities backed by those receivables, cash, and short-term commercial paper issued by ENA and ENE. ENE purchased a $50 million Class A subordinated interest in Sequoia. Ojibway, an unrelated party, purchased a $2 million Class O interest in Sequoia. Refer to
Section III.F.52., "Zephyrus/Tammy" for further information.

          Cheyenne and a bank group led by Rabo Merchant Bank N.V. formed Cherokee to purchase $1.23 billion in FASIT securities from Sequoia. ENE, through Seminole and Cheyenne, invested $750 million in Cherokee and received $750 million of Cherokee common units. The bank group invested $500 million in Cherokee through Choctaw, with Choctaw receiving $500 million of Cherokee preferred units.

          In October 2002, Choctaw purported to exercise its right to take control of the management of Cherokee.

          b.   Structure Diagram as of Initial Petition Date.

                                    (GRAPH)

                                   ------------                                   ------------------
                                       ENE       \                             /  Lucelia Foundation
                                   ------------    \                         /    ------------------
                                        |            \                     /
                                        |   99.8% LLC  \                 /  .2% LLC
                                        |    Interest    \             /   Interest
                                        |                  \         /
                                        |                    \     /
                                        |                 --------------            --------------
                                        |                    Seminole                    Rabo
                                        |                    Capital                  Management
                                        |                      LLC                                          --------------
                                        | Class "A"       --------------            --------------
                                        | Subordinated          | 100%                    | $15 million      Lenders (15)
                                        | Interest              |                         |   Equity
                                        | $50 million     --------------            --------------          --------------
                                        |                    Cheyenne                  Choctaw                   |
                                        |                  Finance SARL              Investors BV _______________|
                                        |                                                            $485 million
                                        |                 --------------            --------------       Debt
                                        |                          \                    /
                                        |                            \                /
                                        |               Common Units   \            /  Preferred Units
                                        |               $750 million     \        /     $500 million
                                        |                                  \    /
-------------                      ------------                          ------------
                                     Sequoia                               Cherokee
Ojibway, Inc.   ________________    Financial    ______________________  Finance VOF
                    Class "O"       Asset, LLC       Senior Interest
-------------    Owner Interest    ------------       $620 million       ------------
                   $2 million           |                                     |
                                        |                                     |
                                  --------------                              |
                                  $633.8 million                              |
                                   Net Payable                                |
                                      to ENE                                  |
                                  --------------                              |
                                        |                 ____________________|____________________
                                        |                 |                   |                   |
                                 ---------------     ------------      ---------------      -------------
                                $1,976.4 million     $822 million        $20 million        Enron Capital
                                    Receivable        Promissory       Promissory Note      Ventures, LLC
                                      from            Note From          From Enron         -------------
                                       ENA               ENA             Netherlands              |
                                   ------------      ------------        Holdings BV              |
                                                                       ---------------      -------------
                                                                                            EBS Ventures,
                                                                                                 LLC
                                                                                            -------------
                                                                                                  |
                                                                                                  |
                                                                                            -------------
                                                                                              Portfolio
                                                                                                Stock
                                                                                             Investments
                                                                                            -------------


          c. Significant Assets Associated with the Structure. As of the Initial Petition Date, Cherokee's assets included (a) $620 million of notes from Sequoia, (b) $822 million note receivable from ENA, (c) $20 million note receivable from ENHBV, and (d) 100% equity in Enron Capital Ventures, LLC with underlying assets valued at $3.6 million.

          d. Significant Potential Liabilities of the Structure. Cherokee issued a preferred interest to Choctaw totaling $500 million, which is in default.

          e. Significant Potential Liabilities of Debtors. ENA's payment obligations under the $822 million note and ENE's guaranty of such obligation. Refer to Section IV.C.1.d., "Litigation Related to Structures" for further information. Sequoia holds a receivable from ENA in the amount of $1,976.4 million. Subject to objections of parties in interest, Sequoia owes ENE a net payable of $633.8 million ($1,309.8 million reduced by a $676 million ENE guarantee in favor of Sequoia). The ENA Examiner has noted, however, in his Eighteenth Monthly Report, dated October 21, 2003, his "belief that [because certain parties] hold a security interest in Sequoia's assets, Sequoia's assets should be available first to satisfy the [amounts owing to such parties] and only then to satisfy Enron's claim." At this time, the Debtors take no position with regard to the accuracy of the ENA Examiner's conclusion.

     4.   Backbone

          a. Legal Structure. Backbone 1 was created under the Backbone 1 Agreement with Wilmington as owner trustee, ABN as the certificate holder of the class A beneficial interests and Backbone 2 as the certificate holder of the class B beneficial interests. Backbone 1 was created, among other things, to (i) acquire dark fiber IRUs (which interests were acquired by Backbone 1 from LJM2 pursuant to an assignment and assumption agreement; refer to Section III.G., "Related Party Transactions" for further information), and (ii) enter into the Backbone A Loan. The beneficial interest certificates issued in respect of the Class A and Class B interests were in the amount of $3.6 million for the Class A certificate and $64,532,090 for the B certificate.

          Backbone 2 was created under the Backbone 2 Agreement with Wilmington acting as owner trustee and BSCS XXIII, Inc. as beneficial interest holder. The beneficial interest certificate has an aggregate value of $1,000. Backbone 2 was created, among other things, to (i) enter into the Backbone B Loan, and (ii) acquire the Class B certificate interest in Backbone 1 with the proceeds from the Backbone B Loan.

          Backbone 1 entered into, and drew down on the Backbone A Loan with certain banks, including Fleet as syndication agent and co-arranger, and ABN as administrative agent, sole lead arranger and book runner. The A Loan was unsecured and issued in the aggregate principal amount of $46.7 million, which amount was split 50/50 between ABN and Fleet. The A Loan was paid in full on January 19, 2001.

          Backbone 2 entered into, and drew down on the Backbone B Loan with certain banks, including Fleet as syndication agent and co-arranger, and ABN as administrative agent, sole lead arranger and book runner. The B Loan is secured by a security interest in Backbone 2's Class B beneficial interest in Backbone 1, and issued in the aggregate principal amount of $64,531,090 which amount was split 50/50 between ABN and Fleet. At the Initial Petition Date, Backbone 2 owed approximately $45.6 million under the Backbone B Loan.

          Backbone 2 entered into a total return swap with EBS LP pursuant to which Backbone 2 passed through as a fixed payment all monies paid by the Backbone 1 Class B certificate in return for EBS LP's payment of a floating amount equal to amounts due under the B Loan.

          As part of the transaction, ENE entered into a performance guarantee in favor of Backbone 2 pursuant to which ENE guaranteed EBS LP's obligations under the total return swap.

          On December 21, 2000, LJM-B2 and Backbone 1 entered into an Assignment of IRU Agreement pursuant to which LJM-B2 conveyed to Backbone 1 in exchange for $86,182,810 from Backbone 1, all of LJM-B2's interest in that certain IRU Agreement dated June 30, 2000, as amended, by and among LJM-B2 and EBS. Backbone 1 also paid LJM-B2 $27,248,280 for the rights to a pending sales agreement for certain of the IRUs.

          EBS and Backbone 1 then restated their respective rights with respect to the IRUs in an Amended and Restated IRU Agreement.

          b.   Structure Diagram as of Initial Petition Date.

                                    (GRAPH)

                                        --------------------     ------------                      -------
                                           BSCS XXIII, Inc.        EBS, L.P.    ________________     ENE
                                          (Lord Securities)                         Guaranty
                                        --------------------     ------------                      -------
                                               |  |              / TRS
                                          $1 K |  | Beneficial  / (ISDA)
                                               |  | Interest   /
   ------------------                          |  |           /                -----------
     A Certificate                     -----------------------                    B Loan
       (equity)                           Backbone Trust II     _____________    50% ABN
       100% ABN                             (Wilmington)          $45.6 MM      50% Fleet
   ------------------                  -----------------------    principal    -----------
           \  \                              /  /                outstanding
            \  \ Class A            Class B /  /
   $2.57 MM  \  \ Interest        Interest /  / $45.6 MM
  outstanding \  \                        /  / outstanding
               \  \                      /  /
               ------------------------------
                      Backbone Trust I
                        (Wilmington)
                           Assets
               ------------------------------

          c. Significant Assets Associated with the Structure. During 2000 and 2001, all IRUs in Backbone 1 were sold. At the Initial Petition Date, the assets of Backbone 1 included a demand note from ENE in the approximate amount of $1.4 million and a letter of credit issued by BoA ensuring the payment of a note issued by a third-party purchaser of certain IRUs. In 2002, the letter of credit was drawn by Backbone 1, and, pursuant to a stipulation and order filed with the Bankruptcy Court, ABN and Fleet withdrew the cash proceeds from Backbone 1 and issued letters of credit for the benefit of ENE and its affiliated Debtors. ENE and its affiliated Debtors can draw upon the letters of credit upon settlement of, or successful contest to, the Backbone transaction. Unless contest proceedings have been initiated, the letters of credit will terminate on or about November 13, 2003.

          d. Significant Potential Liabilities of the Structure. Backbone 2 owes approximately $45.6 million to ABN and Fleet under the Backbone B Loan.

          e. Significant Potential Liabilities of Debtors. EBS LP and ENE, as guarantor, may be obligated under the terms of the total return swap.

          f. Structure Resolution. On October 13, 2003, ENE, EBS Inc., EBS LP, ABN and Fleet entered into a settlement agreement pursuant to which (i) ENE will receive approximately $12.3 million; (ii) ENE will indemnify ABN and Fleet against certain potential third party claims for a period of 3 years from executing the settlement agreement; (iii) ABN and Fleet will withdraw all claims filed in connection with the Backbone transaction; and (iv) the parties to the settlement agreement will receive certain limited releases. On October 23, 2003, the Bankruptcy Court entered an order approving the settlement agreement.

     5.   Bammel/Triple Lutz

          a. Legal Structure. Three transactions comprise the Bammel Gas structure:

               (i) Bammel Gas Trust Transaction (December 1997). Pursuant to this transaction HPL and HPLR (x) conveyed 80 bcf of Storage Gas to BGT, an entity held by Sundance and BoA,/24 for $232 million and (y) received from BGT the right to use the transferred gas pursuant to a pressurization and storage gas borrowing agreement (which right was subsequently transferred on May 31, 2001 to BAM)./25 On May 31, 2001, HPL repurchased 25 bcf of such Storage Gas from BGT, leaving only 55 bcf of cushion gas with BGT.

               (ii) Asset Holdings Transaction (November 1999). ENE and HPL formed HPL Asset Holdings L.P. (n/k/a ENA Asset Holdings L.P., a Whitewing entity). HPL contributed its Bammel storage and gas transportation assets in consideration for a 99.89% limited partnership interest and a .01% general partnership interest in Asset Holdings. ENE indirectly contributed $1 million for a .1% limited partnership interest in Asset Holdings. Contemporaneously, Asset Holdings leased back the Bammel assets to HPL for an eighteen-year term (which lease rights were subsequently transferred to BAM on May 31, 2001 for an extended term through July 31, 2031), with a rent payment of approximately $86 million/year.

          Concurrently, HPL contributed its general partnership interest in Asset Holdings to Blue Heron I LLC in exchange for a membership interest in Blue Heron I LLC, and then contributed its interest in Blue Heron I LLC, and its limited partnership interest in Asset Holdings to Whitewing LP in exchange for a limited partnership interest in Whitewing LP.

               (iii) Project Triple Lutz (May 31, 2001). Through a series of transactions (including the transfer by HPL of its limited partnership interest in Whitewing LP, its leasehold interest in the Prime Lease Assets and various other interests to BAM) and for an upfront payment of $726 million, including $274 million of prepaid lease payments (x) ENE sold the stock of HPL and HPLR, along with gas inventory, to AEP Holding, (y) AEP Holding obtained (A) a thirty-year sublease for the Prime Lease Assets, (B) a lease of the Bammel storage compressor site, the Looper pipeline system, Bammel compressors and metering equipment owned by BAM and used in connection with the operation of the leased assets and the Prime Lease Assets, and (C) the right to use certain cushion gas (55 bcf owned by BGT and 10.5 bcf owned by BAM) pursuant to a right to use agreement, dated May 31, 2001,/26 and (z) AEP Holding was granted a purchase option to purchase the Prime Lease Assets, the assets set forth in subsection (B) of this paragraph,/27 and the cushion gas./28

----------------------
24 Each of BoA's and Sundance's interest comprises 3% of BGT's overall capitalization.

25 This right to use is set forth in the Amended and Restated Pressurization and Storage Gas Borrowing Agreement, dated as of May 30, 2001, by and among BAM, Asset Holdings, and the Bank of New York, as trustee of BGT.

26 Payments of rent under the sublease are intended to compensate BAM for AEP Holding's use of the cushion gas under the right to use agreement.

27 These assets were leased via the sublease agreement.

          b.   Structure Diagram as of Initial Petition Date.

                                    (GRAPH)


                                              ENE___
                                               |    |               --------
                                         100%  |    | 100%          Rawhide
                                               |    |                  |
--------  ----------  ---------   ----------   |    |               LP |
  Blue    Whitewing   Peregrine   Kingfisher   |    |       GP         |
Heron I   Associates    LLC -------- LLC       |  Ponderosa _______ Sundance        Bank of          Bank
  LLC        LP                                |                       |           America        Syndicate
--------  ----------  ---------   ----------   |                       |              |               |
..01% GP    99.89% LP   .1% LP        |         |                       | 50%      50% |               |
   |         |           /           |         |                       |______________|               |
   |         |          /            |_______  |                               |                      |
   |         |         /                    |  |                               | Equity               | Debt
   |         |        /                     |  |                               | 6% cap ($14 mm)      | $218 mm
   |         |       /                      |  |                               |                      |
---------------------                       |                                  |                      |
     ENA Asset            -----------    ---------------  ---------------   ----------------          |
     Holdings LP      ___ Prime Lease ___               __ Press. Agmt   __ Bammel Gas Trust _________|
---------------------     -----------     BAM Lease Co  __Purchase Option__
     |                                   ---------------  ---------------   ----------------
     |                 Owned Assets          |    |      |                        /  \    \
     |                 - bammel storage      |    |      |                       /    \    \
       -                 compressor site     |    |      |                      /      \    \
        -              - Looper Pipeline     |    |      |                     /        \    \
     |   -               System              |    |      |                    /          \    55 BCF
     |     -           - Compressors         |    |      |                   /            \   Of Gas
     |       -         - Metering Equipment  |    |      |                  /              \
     |         -       - 13.75 bcf of Gas   Sub  Right Purchase           Interest    Gas Mkt. Agmt.
     |           -                         Lease  to    Option            rate/Gas          |
     |             -                         |    Use    |                 Swap             |
     |               -   Consent and         |    |      |                   |              |
     |                 Acknowledgement       |    |     /                    |              |
     |                                -         HPL    /                   Bank of         ENA
     |                                   -       |    /                    America
Bammel Assets                               -    |   /
- Storage Facility                             - | 100%
- Houston Loop                                   |
- Texas City Loop                               AEP
- Software
- Storage Facility Equipment

          c. Significant Assets Associated with the Structure. BAM currently has rights to 13.75 bcf of gas, 2.3 bcf of which is non-recoverable, in the Bammel storage facility plus ownership of certain other assets such as the Bammel storage compressor site, the Looper Pipeline System, compressors, and metering equipment. It also leases from ENA Asset Holdings, under the Prime Lease, the Bammel storage facility and related equipment, the Houston Loop, the Texas City Loop and software. In addition to the foregoing assets, ENA Asset Holdings also has potential claims against BAM in its bankruptcy that could affect the recovery of BAM's other creditors, as well as potential claims against HPL, AEP and other entities in connection with Project Triple Lutz.

          d. Significant Potential Liabilities of the Structure. BAM has potential liabilities under the pressurization agreement, Prime Lease, the sublease, and the right to use agreement, all described above. In addition, ENA Asset Holdings is a party to the pressurization agreement, Prime Lease and purchase option, all described above, and the Consent and Acknowledgement described below, pursuant to which it has potential liabilities.

----------------------
28 AEP Holding has not exercised this option which, arguably, has expired.

          e. Significant Potential Liabilities of Debtors. As part of the Bammel Gas Trust Transaction and pursuant to a performance guaranty amended and restated in connection with Project Triple Lutz, ENE guaranteed the punctual performance and payment of the obligations of BAM, Asset Holdings, and ENA under certain transaction documents, including the pressurization agreement with BGT, whether for indemnities, fees, swap payments and other advances, or payments thereunder. In addition, pursuant to an assurances and indemnity agreement, ENE guaranteed, for the benefit of AEP Holding, HPL and Lodisco, LLC, the payment and performance of the liabilities, indemnities, obligations, covenants and duties arising under certain agreements, including the sublease, right to use agreement and purchase option.

          By virtue of a Consent and Acknowledgement Agreement containing language that may be subject to conflicting interpretations, Asset Holdings may be obligated to continue to acknowledge AEP Holdings' right to sublease the Bammel assets.

          f. Structure Resolution. ENE, ENA and BAM have reached a settlement with BoA, in its various capacities related to the Bammel Gas Trust Transaction, Bank of New York, in its capacity as trustee of the BGT, and other note holders. In general, the settlement agreement provides that (i) BoA will transfer its equity interest in BGT to ENE; (ii) BoA and Bank of New York can pursue strategies to realize upon the value of the BGT gas and the BAM gas; (iii) ENE, ENA, BAM and Sundance will cooperate with BoA and Bank of New York in their efforts to sell the BGT gas and the BAM gas by, including, but not limited to,
(A) acknowledging BoA's security interest in the BGT gas, (B) consenting to the modification of the automatic stay to permit the sale of the BGT gas and the BAM gas, (C) rejecting certain contracts related to the Bammel Gas Trust Transaction and (D) agreeing not to dispose of any complementary assets without preserving any rights of BoA or Bank of New York with respect to such complementary assets relative to their right to a sale of the BGT gas; (iv) ENE, ENA, BAM and Sundance, on the one hand, and BoA, the noteholders and Bank of New York, on the other hand, will mutually release each other from all claims relating to the Bammel Gas Trust Transaction, other than certain "course of conduct" claims; (v) ENE, ENA, BAM and Sundance will agree that any claims filed by BoA, Bank of New York or the other noteholders on account of the Bammel Gas Trust Transaction shall be allowed claims only, but such claimants may only look to the proceeds of a sale of BGT gas or BAM gas to satisfy such claims and shall not seek any other recovery against ENA, ENA, BAM or Sundance; (vi) BAM shall have the right to include a proportion of BAM gas in any sale of BGT gas initiated by BoA or Bank of New York; (vii) the parties agree on the distribution of proceeds from any sale of BGT gas and BAM gas on a waterfall basis with ENE, ENA, BAM, Sundance, and such other Enron Companies as may be applicable receiving 1/3 and the noteholders receiving 2/3 and (viii) the parties agree on the distribution of certain accounts in the name of HPL (but belonging to ENE, ENA, BAM, and Sundance and certain third parties) maintained at BoA. The settlement remains subject to court approval and certain parties have expressed an intention to object. Accordingly, there can be no assurances that the settlement as proposed will be approved.

     6.   BCI Note

          a. Legal Structure. In December 1999, ETB, a wholly owned indirect subsidiary of ENE, issued the ETB Note to EDF, a wholly owned indirect subsidiary of ENE. At the same time, Elektro, an indirect subsidiary of ENE, issued a $213,090,185.24 note to ETB on the same terms as the ETB Note.

          In June 2000, in connection with the closing of a buy and sellback agreement entered into between ENE and BCI, ENE purchased the ETB Note from EDF at par. ENE and BCI then entered into the buy and sellback agreement in July 2000, whereupon ETB reissued the ETB Note to BCI. The buy and sellback agreement required BCI to purchase the ETB Note from ENE at par and required ENE to repurchase the ETB Note in June 2006, or sooner upon the occurrence of certain events, for the then-outstanding balance thereof.

          b. Significant Assets Associated with the Structure. ENE indirectly holds 100% of the capital stock of ETB. ETB holds a majority of the preferred shares of Elektro. With respect to ETB, the Elektro note to ETB may be considered an asset; however, such asset is offset by a corresponding liability pursuant to the ETB Note.

          c. Significant Potential Liabilities of the Structure. The debt evidenced by the ETB Note and the Elektro note to ETB.

          d. Significant Potential Liabilities of Debtors. As of the Initial Petition Date, the principal amount outstanding under the ETB Note was $213,090,185.24, for which ETB was primarily liable and ENE was a guarantor.

          e. Structure Resolution. As of December 31, 2002, the ETB Note's maturity was extended, its effective interest rate was reduced, and its semi-annual payment dates were modified. ENE's obligation to repurchase the note was extinguished. Additionally, Elektro effectively became a guarantor of ETB's obligations under the ETB Note.

     7.   Bob West Treasure L.L.C.

          a. Legal Structure. ENA formed BWT, a Delaware limited liability company, effective December 15, 1999. As of the Initial Petition Date, the membership interests in BWT consisted of ENA as the managing member, and LJM Norman and SE Thunderbird, both as members.

          Prior to the Initial Petition Date, BWT entered into a series of agreements in connection with partially financing EEX Corporation's/29 acquisition of certain entities owned by Tesoro Petroleum Corporation and its affiliates. The entities acquired by EEX Corporation included EEX E&P, which, among other things, was engaged in exploration, production, gathering, transportation, and marketing of oil, natural gas, condensate, and associated hydrocarbons.

          Pursuant to the BWT Forward Contract, BWT (i) prepaid EEX E&P $105 million to buy certain quantities of natural gas to be delivered over time and
(ii) appointed EEX E&P as its marketing agent to sell the natural gas on BWT's behalf and deliver the gas proceeds to BWT on a monthly basis at the BWT Gas Index Price. EEX E&P's obligations to BWT under the

----------------------
29 EEX Corporation is a third party entity and is not an affiliate of any of the Debtors.

BWT Forward Contract were secured by mortgages and security agreements on certain real and personal properties of EEX E&P. Moreover, pursuant to an undertaking agreement, EEX Corporation effectively guaranteed certain of EEX E&P's obligations to BWT under the BWT Forward Contract.

          To hedge certain of its risks under the BWT Forward Contract, BWT entered into the BWT Swap with ENA to document: (a) a natural gas swap whereby ENA was to pay a fixed price in exchange for the BWT Gas Index Price and (b) two interest rate swaps whereby BWT was to receive LIBOR and pay ENA a fixed rate. ENE guaranteed ENA's obligations under the BWT Swap and EEX E&P guaranteed BWT's obligations under the BWT Swap. BWT's obligations to ENA under the BWT Swap were secured by a second priority lien and security interest on certain of BWT's assets, including a second priority collateral assignment of all collateral granted to BWT by EEX E&P as security for EEX E&P's obligations under the BWT Forward Contract.

          In addition to entering into the BWT Forward Contract and the BWT Swap, BWT made a $3 million capital contribution to acquire a 50% membership interest in EEX Reserves. EEX Reserves owns 100% of the equity of EEX E&P. Thereafter EEX Capital and BWT entered into a call agreement pursuant to which
(a) EEX E&P had the ability to terminate the BWT Forward Contract prior to its termination date and (b) EEX Capital had the ability to purchase BWT's membership interests in EEX Reserves.

          In connection with the BWT Forward Contract, BWT obtained a $105 million loan from a syndicate of financial institutions led by RBC. The loan was secured by a first priority lien and security interest on all of the assets of BWT, including a collateral assignment of all collateral granted to BWT by EEX E&P as security for EEX E&P's obligations under the BWT Forward Contract. In connection with this loan, BWT purchased an insurance policy from EFR, guaranteed by Swiss Re, for the benefit of the lenders. EFR, in turn, entered into a swap arrangement with Enron Re, whereby Enron Re took the first loss position on the insurance policy up to $10 million, plus 10%, of any claim amounts thereafter. ENE guaranteed Enron Re's obligations under the swap arrangement. Immediately prior to March 31, 2003, Enron Re had exposure under the reinsurance swap.

          b.   Structure Diagram as of Initial Petition Date.

                                    (GRAPH)

                               -----------------
                                ENA/LJM Norman/
                                 SE Thunderbird
                               -----------------
                                       |
                                       | Equity
          ISDA Master                  |
-----      Agreement        -----------------------  Loan Agreement  --------------
     ______________________                         ________________   Financial
 ENA                         Bob West Treasure LLC                    Institutions
-----                                               ____             --------------
  |                         -----------------------     |                  |
  |                                    |                |                  |
  |        Prepaid Purchase of Natural |                |                  |
  |                      Gas Agreement |                |                  | Insurance
  |                                    |                |                  | Policy
  |                         -----------------------     |                  |
  |                           EEX E&P Company, LP       | Equity           |
  |                         -----------------------     |                  |
  | Guaranty                           |                |             ------------
  |                             Equity |                |               Swiss Re
  |                                    |                |             ------------
  |                        -------------------------    |                  | ISDA Master
  |                        EEX Reserves Funding, LLC____|                  | Agreement
  |                        -------------------------                       |
  |                                    |                              ------------
  |                             Equity |                                Enron Re
  |                                    |                              ------------
-----                             ------------                             |
 ENE                                EEX Corp.                              | Guaranty
-----                             ------------                             |
  |________________________________________________________________________|

          c. Significant Assets Associated with the Structure. As of the Initial Petition Date, BWT's assets were comprised of the BWT Forward Contract, the security interests in EEX E&P's assets related thereto, and an equity interest in EEX Reserves.

          d. Significant Potential Liabilities of the Structure. Immediately prior to March 31, 2003, BWT (a) owed the financial institutions principal and interest under the BWT loan agreement, and (b) had exposure under the BWT Swap.

          e. Significant Potential Liabilities of Debtors. Prior to March 31, 2003, ENA had exposure under the BWT Swap. ENE was a guarantor of ENA's obligations under the BWT Swap and Enron Re's obligations under the reinsurance swap.

          f. Structure Resolution. In March 2003, ENE and ENA received approval of a settlement agreement that was entered into by and among EEX E&P, EEX Capital, BWT, ENA, Enron Re, EFR, RBC, in its capacities as administrative agent and collateral agent, Royal Bank of Canada (Caribbean) Corporation, in its capacity as bank insurance trustee (for purposes of specified provisions only), RBC Dominion Securities Inc. (for purposes of specified provisions only), and other transaction documents referenced therein, including mutual releases with certain of the parties. The comprehensive settlement generally provided for: (a) the termination of the BWT Forward Contract; (b) the exercise by EEX Capital of its call option under a call agreement between EEX Capital and BWT; and (c) from the proceeds received by BWT upon the termination of the BWT Forward Contract (together with other proceeds from BWT and from BWT's cash collateral account at RBC), the (i) repayment of principal and interest owed by BWT under the BWT loan agreement, (ii) repayment to EFR of amounts paid by EFR under an insurance policy, (iii) payment to ENA of amounts owing to ENA pursuant to the termination and settlement of the BWT Swap, and (iv) repayment to Enron Re of amounts, if any, paid by Enron Re in connection with the reinsurance swap (and not previously reimbursed to Enron Re). The settlement closed on March 31, 2003.

     8.   Brazos LP

          a. Legal Structure. In December 2000, Brazos LP, a limited partnership formed under the laws of Delaware, received cash contributions from its limited partner (99.9999% interest) Brazos Trust, a Delaware business trust, and its general partner (0.0001% interest) Agave, a wholly owned subsidiary of ENA. The cash contributed by Brazos Trust as consideration for its limited partner interest in Brazos LP was generated from debt and equity issued by Brazos Trust to third-party financial institutions. In addition, this structure facilitated additional investments of debt and equity by financial institutions in Brazos Trust and in turn by Brazos Trust in Brazos LP.

          Brazos LP's primary business purpose is to acquire, own, hold, operate, manage, and dispose of production payments and term overriding royalty interests and to engage in any other activities incidental, necessary, or appropriate to the foregoing. Brazos LP used cash contributions made primarily by its limited partner, Brazos Trust, to acquire such production payments and royalty interests from ENE affiliates and third parties from time to time. In December 2000, Brazos LP entered into (i) an ISDA Master Agreement with ENA and associated commodity and interest rate confirmations, and (ii) two commodity purchase and sale agreements for the sale of crude oil and natural gas to ERAC, an ENA affiliate, and ENA, respectively. Brazos LP subsequently entered into a gas purchase and sale agreement with ENA Upstream, an ENA affiliate.

          In December 2000, Brazos LP retained Agave to act as servicer to perform certain operating activities and as balancer to advance money to Brazos LP, subject to certain conditions, should a shortfall occur in amounts owed to Brazos LP due to a timing difference between scheduled volumes of commodities to be delivered in a month and actual volumes of commodities delivered in that month.

          ENE guaranteed its affiliates' obligations under the applicable transaction documents, except those of Brazos LP.

          b.   Structure Diagram as of Initial Petition Date.

                                    (GRAPH)

                                 Production Payments/
             ----------------      Team Overriding       -----------------           ---------------
                                  Royalty Interests
                 Producers    --------------------------                                                      --------------
                                                                           99.9999%                   Equity
             ----------------                                              Interest      Brazos     ----------
                                      Commodity                           ----------      VPP                   Financial
                                       Purchase                                          Trust      ---------- Institutions
             ----------------          and Sale                                                        Debt
  Guaranty         ENE                Agreements                                                              --------------
 -----------    Affiliates    --------------------------
 |           ----------------
 |                                                             Brazos                ---------------
 |                                                               VPP
 |                                                             Limited
 |                                                           Partnership
 |
 |                 --------------                                                    ---------------
 |                                                                          0.0001%
 |                                                                         Interest
 |                                      ISDA Master                       ----------                           --------------
 |                                       Agreement                                      Agave          100%
 |                       ENA       ----------------------                              VPP, LLC      ----------      ENA
 |                                                                        ----------
 |                                                                         Balancing                           --------------
 |                                                                         Agreement
 |                 --------------                                                   ---------------
 |                       |                                                                 |
 |             Guaranty  |                                 ----------------                | Guaranty
 |                       |                                                                 |
 |                        ---------------------------------                 ----------------
 |                                                                ENE
  ---------------------------------------------------------

                                                           ----------------

          c. Significant Assets Associated with the Structure. As of the Initial Petition Date, Brazos LP held four separate production payments and/or term overriding royalty interests which provide crude oil and natural gas to Brazos LP, and an ISDA Master Agreement with associated confirmations with ENA.

          d. Significant Potential Liabilities of the Structure. As of the Initial Petition Date, (i) Brazos LP owed the delivery of crude oil and natural gas to ENA affiliates, (ii) Brazos LP may have owed a mark-to-market payment to ENA under the ISDA Master Agreement and associated confirmations between ENA and Brazos LP if they had been terminated, (iii) Brazos LP may have had cash distribution obligations to its contractual counterparties, including, without limitation, Agave, ENA Upstream, ERAC, and Brazos Trust, and (iv) Brazos Trust may have had cash distribution obligations to the holders of debt and equity instruments issued by Brazos Trust to third-party financial institutions.

          e. Significant Potential Liabilities of Debtors. ENA may have exposure to Brazos LP under the ISDA Master Agreement and related confirmations between ENA and

Brazos LP upon termination and settlement thereof. Claims may be made against ENA, ENA Upstream and ERAC under commodity purchase and sale agreements with Brazos LP. ENE has guaranteed the obligations of ENA, Agave, ENA Upstream, and ERAC under various agreements between those entities and Brazos LP.

          f. Significant Activity Since Initial Petition Date. As of April 19, 2002, Agave ceased being the general partner of Brazos LP. As of July 30, 2002,
(i) Agave ceased being servicer and having balancing obligations to Brazos LP,
(ii) Brazos LP and Brazos Trust waived certain claims against Agave for breach of its obligations as former general partner of Brazos LP and in respect of its servicing and balancing obligations to Brazos LP, and (iii) to the extent of such waivers, Brazos LP and Brazos Trust released ENE from its guarantee of those obligations.

     9.   Cash V

          a. Legal Structure. In June 1997, EPMI assigned the rights to a stream of capacity payments from VEPCO to CashCo 5. CashCo 5 assigned its rights to the capacity payments to Cash V Trust. Cash V Trust issued notes and certificates in the amount of approximately $131 million to fund the purchase of the assigned capacity payments.

          Cash V Trust retained EPMI to act as its servicer. The servicer has an obligation to provide liquidity to Cash V Trust in an amount no greater than approximately $3.9 million to cover timing delays associated with payment by VEPCO.

          ENE guaranteed EPMI's obligations under the applicable transaction documents.

          VEPCO terminated the capacity contract in November 2001.

          b.   Structure Diagram as of Initial Petition Date.

                                    (GRAPH)

    -------------------------
              EPMI
    -------------------------
        |           |
        |           |
             Assigns Accounts
        $           &
                Cash Flows
        |           |
        |           |
    -------------------------         Servicer        -------------------------
            CASHCo5          ------- Agreement -------       SERVICER
                                                              (EPMI)
    -------------------------                         -------------------------
        |           |
        |           |
               Contractual
        $         Assets
                    |
        |           |                                   ---------------
        |           |                   ----------------     Notes
    -------------------------           |               ---------------
                              ----------
          CASH V Trust
                              ----------
    -------------------------           |
                                        |               ---------------
                                        ---------------   Certificates
                                                        ---------------

          c. Significant Assets Associated with the Structure. The structure holds a potential claim against VEPCO for termination damages.

          d. Significant Potential Liabilities of the Structure. As of the Initial Petition Date, Cash V Trust had obligations of approximately $68.3 million.

          e. Significant Potential Liabilities of Debtors. ENE guaranteed the obligations of EPMI.

          f. Structure Resolution. On December 11, 2003, ENE, EPMI, CashCo 5, State Street, in its capacity as trustee of the Cash V Trust and a syndicate of lenders led by Barclays entered into a settlement agreement, pursuant to which
(i) the syndicate of lenders will be paid their pro rata share of the amounts currently on deposit in the distribution and collection accounts established pursuant to the transaction documents, in the amount of $110,700; ENE will be reimbursed for up to $1.0 million of reasonable out-of-pocket costs incurred in connection with its prosecution of the VEPCO claim; and any payments received by EPMI in connection with the VEPCO claim will be divided between EPMI and the syndicate of lenders pursuant to a payment waterfall; (ii) EPMI will use its commercially reasonable efforts to prosecute the VEPCO claim, with the understanding that any settlement between EPMI and VEPCO will require the approval of the "Majority Purchasers" (as such term is defined in the Cash V operative documents); (iii) the proofs of claim filed by the lenders in connection with the Cash V transaction will not be withdrawn but are subject to reduction to the extent payments are made pursuant to the settlement agreement, and (iv) the parties to the settlement agreement will mutually release each other from all claims relating to the Cash V Transaction, other than certain "course of conduct" claims. The closing of the transactions contemplated in the settlement agreement will take place upon the satisfaction of the conditions precedent therein, including the approval of the Bankruptcy Court. On December 30, 2003, the Bankruptcy Court entered an order approving the settlement agreement.

     10.  Cash VI

          a. Legal Structure. On June 19, 1998, ECTRIC, a Delaware corporation, assigned to ECTEF, a wholly owned non-Debtor subsidiary of ECTRIC, all of its rights and obligations pursuant to an in-the-money electricity derivative contract dated April 1, 1996, with British Energy Generation Limited, a wholly owned subsidiary of British Energy (formerly known as Nuclear Electric Limited and also AGR & PWR Co. Limited).

          ECTEF assigned its rights to any payments under the contract to CashCo 6, a wholly owned subsidiary of ECTRIC. CashCo 6 in turn assigned its rights to any payments under the contract to Cash VI Trust.

          Cash VI Trust issued $56,185,004.02 in notes to Barclays to fund its purchase of the contract payments from CashCo 6. The Cash VI Trust entered into swaps with ECTRIC to hedge its interest rate, currency, inflation, and power price risks. Cash VI Trust retained ECTRIC to act as its servicer.

          ENE issued a performance guarantee to the Cash VI Trust, for the benefit of the noteholder, of the obligations of ECTEF, CashCo 6, and ECTRIC under the applicable transaction documents.

          After the Initial Petition Date, ECTEF and British Energy Generation Limited entered into negotiations for a settlement of ECTEF's claims under the contract, but a settlement was never executed. On November 28, 2002, British Energy announced that it was seeking to negotiate a financial restructuring of the British Energy Group to avoid an English insolvency proceeding. ECTEF terminated the contract on December 9, 2002. Refer to Section IV.B.4.f., "British Energy" for further information.

          b.   Structure Diagram as of Initial Petition Date.

                                    (GRAPH)

                                           ---------------------------
                                                      ECTRIC
         ------------------                ---------------------------
          British Energy                               |
         ------------------                            |  Swaps
            |       |                                  |
   Fixed    |       |                      ---------------------------       $56 mm          ---------------
  Payment   |       |                                                 ----------------------
            |       |  Floating                  CASH 6 Trust                                    Lenders
            |       |  Payment                                        ----------------------
            |       |                      --------------------------- Principal & Interest  ---------------
            |       |                             |          |
            |       |                             |          |
            |       |                      $56mm  |          |
            |       |                             |          | Price Balancing Payment
            |       |                             |          |
            |       |          Floating           |          |
         -----------------     Payment     ---------------------------
                           ---------------
             ECTEF LLC     ---------------         CASHCo 6
                            Fixed Payment
         ----------------- --------------  ---------------------------
                                $56mm

          c. Significant Assets Associated with the Structure. As of the Initial Petition Date, Cash VI Trust was the assignee of the proceeds under the derivative contract. As noted above, the British Energy Group is undergoing a restructuring. Refer to Section IV.B.4.f., "British Energy" for further information.

          d. Significant Potential Liabilities of the Structure. As of the Initial Petition Date, Cash VI Trust had note obligations to Barclays of approximately $50 million and swap obligations to ECTRIC of approximately $32 million.

          e. Significant Potential Liabilities of Debtors. ENE issued the performance guaranty noted above.

          f. Structure Resolution. On December 11, 2003, ENE, ECTRIC, ECTEF, CashCo 6, Barclays and State Street, in its individual capacity and as trustee for the Cash VI Trust, entered into a settlement agreement pursuant to which (i) all cash in accounts of the Cash VI Trust will be distributed to ENE and Barclays as follows: approximately (pound)14 million will be shared equally between Barclays and ECTRIC and the rest will be divided 62.5% to Barclays and 37.5% to ECTRIC; (ii) State Street will assign and transfer all the remaining assets of the Cash VI Trust (including rights to future proceeds of the derivative contract) as follows: 67.5% to Barclays and 37.5% to ECTRIC; (iii) ECTEF will assign and transfer its claim under the derivative contract, as compromised in the restructuring agreements with the British Energy Group, as follows: 67.5% to Barclays and 37.5% to ECTRIC; (iv) Barclays and ECTRIC will each enter an adherence agreement pursuant to which each will agree to be bound by the terms of said restructuring agreements to the same extent as ECTEF; (v) each of Barclays and State Street will withdraw, with prejudice, their claims filed in connection with the Cash VI transaction; (vi) certain operative documents in connection with the Cash VI transaction will be terminated; and
(vii) the parties to the settlement agreement will mutually release each other from all claims relating to the Cash VI Transaction, other than certain "course of conduct" claims. A motion was submitted to the Bankruptcy Court on December 12, 2003 seeking approval of this settlement. The closing of the transaction contemplated in the settlement agreement will take place upon the satisfaction of the conditions precedent therein, including the approval of the Bankruptcy Court. On December 30, 2003, the Bankruptcy Court entered an order approving the settlement agreement. Refer to Section IV.B.4.f, "British Energy" for information regarding the restructuring of claims against the British Energy Group.

     11.  Cerberus

          a. Legal Structure. In November 2000, EAH assigned 11.5 million common shares of EOG Resources to Aeneas. In exchange for such assignment, EAH received a Class A membership interest in Aeneas and a right to receive a special distribution on the closing date after the execution of the amended and restated limited liability company agreement of Aeneas. The Class A Interest represented 100% of the voting interest and a .01% economic interest in Aeneas. However, EAH could not cause Aeneas to take certain actions, including to sell, or otherwise dispose of, the EOG Resources shares without the consent of Heracles Trust.

          Aeneas issued a Class B membership interest to Psyche in exchange for a promissory note. Psyche then assigned the Class B membership interest to Heracles for $517.5 million and used the proceeds to repay the promissory note to Aeneas. Heracles entered into a facility agreement with RBC to fund the purchase of the Class B membership interest.

          The structure was amended on January 31, 2001, primarily to incorporate Rabobank as the credit support provider to RBC. EAH assigned (i) its right to receive distributions from Aeneas to Psyche and (ii) its right to receive distributions from Psyche to RBC. EAH assigned all of its remaining interest in Aeneas and Psyche to EESO. RBC assigned the interests received from EAH to Rabobank.

          Additionally, at the time of the amendment, Rabobank and RBC entered into a total return swap agreement pursuant to which Rabobank agreed to pay RBC an amount equal to the principal and interest payable by Heracles, and RBC agreed to pay Rabobank all amounts actually paid by Heracles under the facility agreement.

          Rabobank and ENA entered into an equity-linked swap agreement for the scheduled term of the facility agreement, pursuant to which (i) ENA agreed to pay Rabobank (x) a floating rate based on LIBOR plus a margin on the approximate original principal amount borrowed under the facility agreement, and (y) if the price per share realized by Rabobank upon the sale of a reference portfolio of EOG Resources stock is less than the strike price specified in the swap, an amount equal to the strike price minus the realized price multiplied by 11.5 million; and (ii) Rabobank pays ENA (x) amounts equal to dividends paid on the EOG Resources shares, and (y) if the price per share realized by Rabobank upon the sale of a reference portfolio of EOG Resources stock is greater than the strike price specified in the swap, an amount equal to the realized price minus the strike price multiplied by 11.5 million.

          b.   Structure Diagram as of Initial Petition Date.

                                    (GRAPH)

                 ------------          Linked Swap Equity ------------
                     ENE               __________________   Rabobank  ------
                 ------------          |                  ------------     |
                      |                |                                   |
                      |                |                                   |
            --------------------       |                                   |
            |                  |       |                                   |
            | 100%             | 100%  |                                   |
  ------------                ----------                                   |
      EESO                        ENA                                      |
  ------------                ----------                                   |
       |                                                                   |
       |                                                                 Total
       --------------                                                    Return
                     |                                                   Swap
 A Membership        |                                                     |
   Interest          |                                  ------------       |
              ---------------   B Membership Interest     Heracles         |
                Aeneas LLC   ___________________________   Trust           |
              ---------------                           ------------       |
                                                         Loan |            |
                                                              |            |
                                                         ----------        |
                                                            RBC    --------
                                                         ----------

          c. Significant Assets Associated with the Structure. As of the Initial Petition Date, Aeneas held 11.5 million shares of EOG Resources. These shares were sold in November 2002, and the proceeds are in escrow.

          d. Significant Potential Liabilities of the Structure. $517 million loan from RBC.

          e. Significant Potential Liabilities of Debtors. ENA's obligations, and ENE's guaranty thereof, under the equity linked swap with Rabobank.

          f. Structure Resolution. In September, 2003 ENE, ENA, EESO and certain other Enron Companies, RBC, Rabobank, and the Creditors' Committee obtained Bankruptcy Court approval of a settlement agreement related to the Cerberus structure. Pursuant to the settlement agreement, among other things,
(i) ENE received approximately $288 million, (ii) RBC received approximately $154 million, (iii) RBC retains an Allowed General Unsecured Claim against ENE in the amount of $226 million, (iv) all other proofs of claim related to the Cerberus structure have been withdrawn by the parties to the settlement agreement, and (v) the parties to the settlement agreement received certain mutual releases. On October 3, 2003, the parties to the settlement agreement consummated the transaction contemplated thereunder. On the same day, a notice of appeal of the approval order was filed by one of the parties that objected to the settlement agreement. The appeal is currently pending before the District Court for the Southern District of New York.

     12.  Citibank/Delta Prepays

          a. Legal Structure. At the Initial Petition Date, the six prepay transactions described below involving Citibank and Delta were outstanding. On the closing date of each transaction, ENA entered into two swap transactions, one with Delta and one with Citibank. Under one swap (i) the prepay counterparty made a prepayment of the fixed amount due under the swap to ENA, and (ii) ENA agreed to make (x) periodic floating payments based on the price of a barrel of crude oil multiplied by a set number of barrels, and (y) a final payment of not more than a capped amount set under the swap. Under the second swap, ENA (i) received from the swap counterparty a periodic floating payment based on the price of a barrel of crude oil multiplied by a set number of barrels, (ii) paid a periodic fixed payment, and (iii) paid a final payment of not less than the transaction amount minus a floating amount based on the price of a barrel of crude oil multiplied by a set number of barrels. ENE understands that Citibank and Delta entered into related transactions on each closing date, but ENE has no information related to the performance under, or possible termination of, those transactions. The following is a brief summary of the transactions on each closing date:


Transaction               Transaction              Prepay             Swap
   Date                      Amount             Counterparty       Counterparty

December 1999           $800,000,000               Delta             Citibank
February 2000           (pound)206,750,000         Delta             Citibank
 August 2000            $475,000,000              Citibank            Delta
  May 2001              $475,000,000              Citibank            Delta
  May 2001              (pound)109,500,000        Citibank            Delta
  May 2001              (euro)170,000,000         Citibank            Delta


          b.   Structure Diagram as of the Initial Petition Date.

                                    (GRAPH)

                        -------------------------------
                      /               Swap              \
                     /            Counterparty           \
                    /   -------------------------------   \
                   /                /    \    Periodic fixed payment+
      Periodic floating payment    /      \      final payment
      ----------------------------/        \--------------------------
       /    Periodic fixed payment+       Periodic floating payment   \
      /        final payment                                           \
     /     --------------------------     -------------------------     \
    /           /                                           \            \
   /           /                                             \            \
  /           /         Periodic floating payments+           \            \
  -------------               final payment                    -------------
      ENA          ---------------------------------------
   Guaranteed                                                     Prepay
    by ENE         ---------------------------------------     Counterparty
  -------------               Prepay (fixed                    -------------
                            amount at closing)

          c. Significant Potential Liabilities of Debtors. ENA, and ENE as guarantor, are obligated under the swap transactions described above.

     13.  Cornhusker

          a. Legal Structure. ENA indirectly owns 100% of the sole limited partner (10%) in Ponderosa Ltd., which owns a 263-MW cogeneration facility located in Cleburne, Texas. DPC indirectly owns 100% of the general partner interests (90%) in Ponderosa Ltd.

          DPC's wholly owned subsidiary, PPE, entered into the PPE loan agreement with various financial institutions to finance a portion of its acquisition of the general partner interests in Ponderosa Ltd. Contemporaneous with the PPE loan agreement, DPC Ponderosa, the direct 100% parent of PPE, and KBC, the agent to the financial institutions party to the PPE loan agreement, entered into the DPC option agreement, whereby KBC, as agent, was granted an irrevocable option to purchase all of DPC Ponderosa's interest in PPE.

          Also contemporaneous with the execution of the PPE loan agreement and the DPC option agreement, ENE entered into the Cornhusker swap with KBC, in its capacity as agent for the financial institutions, pursuant to which ENE (or its designee) was granted an irrevocable option to purchase (i) the interest in the obligations of PPE under the PPE loan agreement or (ii) the interest in PPE obtained through the exercise of the purchase option under the DPC option agreement.

          Also under the Cornhusker swap, ENE agreed to make fixed quarterly payments to KBC equal to the cost of carry on the principal amount outstanding under the PPE loan agreement, plus the commitment fee for a revolving credit commitment under the PPE loan agreement. KBC agreed to make quarterly payments to ENE of all amounts received from PPE in respect of the loans made under the PPE loan agreement. The Cornhusker swap also provided that upon the maturity or acceleration of the loans under the PPE loan agreement, ENE will pay to KBC all principal, interest, and other sums due to KBC on such date, and KBC will pay to ENE all monies received from PPE in respect of the loans as of such date.

          Additionally, PPE and ENA entered into three agreements associated with PPE's indirect ownership interests in Ponderosa Ltd.: (a) a corporate services agreement whereby ENA is to provide, either itself or through affiliates or subcontractors, corporate, administrative, staffing, and project and asset management support services; (b) an oral gas management agreement whereby ENA is to provide gas management services to Ponderosa Ltd.; and (c) a consulting services agreement whereby PPE is to provide consulting services to ENA on matters relating to the development and implementation of energy strategies in Texas.

          b.   Structure Diagram as of Initial Petition Date.

                                   (GRAPH)

   ----------                                          ----------------
      ENE     _________                                   Delta Power
   ----------         |                                  Company, LLC
       |              |                                ----------------
       |         Total Return                                || 100%
       |            Swap                                     ||
       |              |               Option          ----------------
       | 100%         |          ____________________      DPC
       |              |          |                     Ponderosa, LLC
       |              |          |                    ----------------
       |              |          |                           ||
       |              |          |                           || 100%
   -----------        |      ---------                 ----------------
                      |                                 Ponderosa Pine
      ENA             |_____  Lenders   Loan Agreement    Energy, LLC
                                      ________________     ("PPE")
   -----------               ---------                 ----------------
       |   |_________Consulting Services Agreement________|| ||
  100% |   |    Corporate Services Agreement and Oral Gas  | ||
       |   |____________ Management Agreement______________| ||
       |                                   __________________||
-----------------             _____________|__________________|_________
  ECT Merchant                |            |                  |         |
Investments Corp.             | 100%       |                  |         |
-----------------             |            |                  |         |
       |              ----------------     |                  |         |
       |               Ponderosa Pine      |                  |         |
       | 100%          Energy, Inc.(1)     | 99.00%           |  100%   | 100%
       |              ----------------     |  (LP)            |         |
       |                      |            |                  |         |
 ----------------             | 1.00%      |                  |         |
      KUCC                    | (GP)       |                  |         |
   Cleburne LLC               |   -----------------   ---------  ---------------
 ----------------             |
       |                      ___        "A"             "B"           "C"
       |
       | 10.00%                   -----------------   ---------  ---------------
       | (LP)                            | 55.00%             | 13.37%  | 21.63%
       |                                 | (GP)               | (GP)    | (GP)
       __________________________________|____________________|_________|
                                         |
                                         |
                                  ------------------
                                       Ponderosa
                                      Pine Energy
                                   Partners, Ltd.(3)
                                       ("PPEP")
                                  ------------------

(1) f/k/a Tenaska IV, Inc.
(2) f/k/a Tenaska IV Texas Partners, Ltd.

          c. Significant Assets Associated with the Structure. Ponderosa Ltd. owns a 263-MW cogeneration facility located in Texas and associated contracts.

          d. Significant Potential Liabilities of the Structure. The lenders to PPE had outstanding approximately $216.4 million.

          e. Significant Potential Liabilities of Debtors. ENE's payment obligations under the Cornhusker swap.

     14.  Destec Properties Limited Partnership

          a. Legal Structure. In September 1997, DPLP, a wholly owned subsidiary of ENA, assigned its rights to royalty payments due from HL&P to CoalCo for $110 million. CoalCo, in turn, assigned such rights to the royalty payments to the DPLP Trust for $110 million.

          The DPLP Trust issued $150 million of notes with a maturity date of February 5, 2013. ENA entered into a swap agreement with DPLP Trust whereby ENA paid the monthly interest obligation of the Trust and ENA received a floating payment. ENA also received approximately $40 million for entering into the swap. A $9 million letter of credit issued by Toronto Dominion Bank to the DPLP Trust provides residual credit support to the DPLP Trust.

ENE guaranteed the obligations of CoalCo and DPLP under each of the applicable transaction documents.

          The DPLP Trust originally retained DPLP to act as its servicer, but DPLP was removed as servicer after the Initial Petition Date. On December 4, 2001, the DPLP Trust terminated the swap agreement with ENA.

          b.   Structure Diagram as of Initial Petition Date.

                                    (GRAPH)


                                                  -------------------
                                                        HL & P
                                                  -------------------
                                                           |  Royalty
                                                           |  Payments
                                                  -------------------
       -------------------------------------------        DPLP
       | Performance                              -------------------
       |   Guaranty                   Purchase Price   |         |  Sale of Payments
       |                                 ($110mm)      |         |
----------------                                  -------------------
      ENE       ----------------------------------       CoalCo
----------------        Performance Guaranty      -------------------
       |                                               |         |
       | Performance                 Contractual Asset |         |
       |  Guaranty                    Purchase Price   |         |     Sale of
       |                                 ($110M)       |         | Contractual Asset
       |                                               |         |
----------------                                  -------------------  Residual Credit Enhancement  ------------------
      ECT        ---------------------------------    DPLP Trust      ------------------------------ Letter of Credit
----------------          Swap Agreement          -------------------                               ------------------
                ----------------------------------     |         |
                                           $150MM      |         |   Trust Notes
                                                       |         |
                                                  -------------------
                                                         Lenders
                                                  -------------------

          c. Significant Assets Associated with the Structure. The DPLP Trust has a potential claim under the terminated swap with ENA and a potential claim on the remaining royalty payments from HL&P.

          d. Significant Potential Liabilities of the Structure. As of the Initial Petition Date, the DPLP Trust had note obligations of approximately $110 million.

          e. Significant Potential Liabilities of Debtors. ENA's obligations described above and ENE's guaranty of ENA's obligations.

     15.  E-Next

          a. Legal Structure. E-Next is a Delaware limited liability company established in late 2000 to acquire, own, develop, construct, operate, and maintain the E-Next Projects. E-Next pursues its objectives through itself and certain of its subsidiaries. E-Next obtains its funding for the E-Next Projects from equity and debt, which is provided by various financial institutions.

          b.   Structure Diagram as of Initial Petition Date.

                                    (GRAPH)

         ----------------              ----------------------
                              Debt
            Financial     ----------     E-Next Generation
          Institutions       Equity            LLC
                          ----------
         ----------------              ----------------------
                                        |                   |
                        Purchase        |                   |  Development and
                       Agreements/      |                   |   Construction
                        Contracts       |                   |      Manager
                                        |                   |
                                        |                   |
                                ---------------        ----------
                                    E-Next                 ENA
                                   Projects
                                ---------------        ----------
                                                            |
                                                            |
                                                            |
                                                            | Guaranty
                                                       ----------
                                                           ENE
                                                       ----------


          c. Significant Assets Associated with the Structure. As of the Initial Petition Date, E-Next held purchase agreements for the manufacture of one 7FA simple cycle turbine, one heat recovery steam generator, and one steam turbine. All three contracts were terminated after the Initial Petition Date.

          d. Significant Potential Liabilities of the Structure. As of the Initial Petition Date, the debt and equity holders had funded approximately $21 million for progress payments that E-Next had made to the equipment manufacturers.

          e. Significant Potential Liabilities of Debtors. As of the Initial Petition Date, ENA, as the development and construction manager for E-Next, owed the debt and equity holders their outstanding funded amounts (approximately $21 million).

     16.  Enron Capital LLC

          a. Legal Structure. In October 1993, ENE formed Enron Capital LLC to facilitate the issuance of $200 million in preferred equity. Enron Capital LLC, a limited life company organized under the laws of Turks and Caicos Islands, was initially a wholly owned subsidiary of ENE. As part of this financing, the LLC sold 8.55 million shares of 8% Cumulative Guaranteed MIPS with a $25 per share liquidation preference to the public. The proceeds of the offering (together with the initial capital contribution that ENE made to the LLC) were loaned by the LLC to ENE, and are evidenced by a subordinated loan. ENE paid for the expenses and commissions relating to the offering. Enron Capital LLC exists solely for the purpose of issuing the partnership preferred securities and loaning the proceeds to ENE. The guaranty issued by ENE may give rise to a prepetition unsecured claim against ENE.

          b. Significant Assets Associated with the Structure. The significant asset associated with the structure is the ENE obligation to repay the proceeds lent by Enron Capital LLC to ENE.

          c. Significant Potential Liabilities of the Structure. Enron Capital LLC issued 8.55 million shares of 8% Cumulative Guaranteed MIPS with a $25 per share liquidation preference to the public. ENE guaranteed the payment of the liquidation preference and the monthly dividends relating to the MIPS, as more fully described below. There are no other liabilities in the structure.

          d. Significant Potential Liabilities of Debtors. ENE guaranteed the payment in full of (A) any accumulated arrears and accruals of unpaid dividends on the MIPS securities that had been declared out of monies legally available,
(B) the redemption price, including any accumulated arrears and accruals of unpaid dividends on the MIPS securities that had been declared, along with the amount payable upon redemption of the MIPS out of monies legally available, and
(C) upon a liquidation of the LLC, the lesser of (i) the aggregate of the liquidation preference and all accumulated arrears and accruals of unpaid dividends (whether or not declared) on the MIPS securities to the date of such payment, and (ii) the amount of assets of the LLC remaining available for distribution in liquidation to the holders of the MIPS securities. The guaranty issued by ENE may give rise to a prepetition unsecured claim against ENE.

     17.  Enron Capital Resources

          a. Legal Structure. In May 1994, ENE formed Enron Capital Resources, L.P. to facilitate the issuance of $75 million in preferred equity. Enron Capital Resources, L.P., a limited partnership organized under the laws of Delaware, was initially a wholly owned subsidiary of ENE. As part of this financing, the LP sold 3 million limited partnership interests designated as 9% Cumulative Preferred Securities with a $25 per share liquidation preference to the public. The proceeds of the offering (together with the initial capital contribution that ENE made to the LLC) were loaned by the LP to ENE, and are evidenced by a subordinated loan. ENE paid for the expenses and commissions relating to the offering. Enron Capital Resources, L.P. exists solely for the purpose of issuing the preferred securities and loaning the proceeds to ENE. ENE is the sole general partner of the LP.

          b. Significant Assets Associated with the Structure. The significant asset associated with the structure is the ENE obligation to repay the proceeds lent by Enron Capital Resources, L.P. to ENE.

          c. Significant Potential Liabilities of the Structure. Enron Capital Resources, L.P. sold 3 million limited partnership interests designated as 9% Cumulative Preferred Securities with a $25 per share liquidation preference to the public. ENE guaranteed the payment of the liquidation preference and the monthly dividends relating to the preferred securities, as more fully described below. There are no other liabilities in the structure.

          d. Significant Potential Liabilities of Debtors. ENE guaranteed the payment in full of (A) any accumulated arrears and accruals of unpaid distributions on the preferred securities that had been declared out of monies legally available, (B) the redemption price, including any accumulated arrears and accruals of unpaid distributions on the preferred securities that had been declared, along with the amount payable upon redemption of the preferred securities out of monies legally available, and (C) upon a liquidation of the LP, the lesser of (i) the aggregate of the liquidation preference and all accumulated arrears and accruals of unpaid distributions (whether or not declared) on the preferred securities to the date of such payment, and (ii) the amount of assets of the LP remaining available for distribution in liquidation to the holders of the preferred securities. The guaranty issued by ENE may give rise to a prepetition unsecured claim against ENE.

     18.  Enron Capital Trust I

          a. Legal Structure. In November 1996, ENE formed ECT I and EPF I to facilitate the issuance of $200 million in trust originated preferred securities, or TOPRS.

          ECT I, a Delaware statutory business trust, was initially created as a wholly owned affiliate of ENE. As part of this financing, the trust sold 8 million shares of 8.30% TOPRS with a $25 per share liquidation value to the public. Approximately 99% of the proceeds of the offering were used by ECT I to purchase 8.30% partnership preferred securities of EPF I, a Delaware limited partnership, while the remaining funds were used to purchase highly rated debt securities from entities not affiliated with ENE. ENE guaranteed payment of the TOPRS to the limits that funds were available in ECT I, and such guaranty was subordinated to be on a parity with the highest priority of preferred stock of ENE.

          EPF I was established for the sole purpose of issuing partnership interests to ECT I and investing the proceeds in securities of ENE and its affiliates as well as highly rated debt securities from unaffiliated entities. ENE owned all partnership interests in EPF I, other than the partnership preferred securities, and served as EPF I's general partner. After the sale of partnership interests to ECT I, ENE caused EPF I to use 99% of the proceeds to purchase subordinated debentures of ENE, debentures of ENA, and debentures of ETS, and to use 1% to invest in outside investments.

          Under the documents governing EPF I, distributions on partnership preferred securities from income or dividends to the partnership were to be made in the sole discretion of ENE, as general partner. ENE, as general partner, also had the right, subject to the conditions set forth in the documents governing EPF I, to replace any of the debentures held by EPF I with equity or debt securities of affiliates of ENE.

          b.   Structure Diagram as of Initial Petition Date.

                                (GRAPH)

                              -------------                  ------------
                                   ENE                            ENE
                              -------------                  ------------
                                   |                               |
                   ENE             | General                       | 100% Trust
               Guaranteed          | Partner    Partnership        | Common
              Subordinated         |             Preferred         | Securities
------------      Notes       -------------     Securities   -------------
   Enron      -------------   Enron           --------------    Enron
 Companies                    Preferred                         Capital
              -------------   Funding, L.P.   --------------    Trust I
------------       $          -------------          $       -------------
                                                               |     |
                                                               |     |
                                                            $  |     |  8.30%
                                                               |     |  TOPrS
                                                               |     |
                                                               |     |
                                                             -------------
                                                               Investors
                                                             -------------

          c. Significant Assets Associated with the Structure. The significant assets associated with the structure are ENE subordinated debentures, ENA debentures, ETS debentures, and a small amount of highly rated debt securities from entities not affiliated with ENE, comprised mainly of highly rated fixed income securities (current balance of approximately $2.5 million). The subordinated debentures purchased by the partnership from ENE had 20-year terms and ranked junior to all senior indebtedness of the company. The debentures purchased by the partnership from ENA and ETS had 20-year terms and ranked pari passu with senior indebtedness of these Debtors, respectively.

          d. Significant Potential Liabilities of the Structure. ECT I issued 8 million shares of 8.30% TOPRS with a $25 per share liquidation value to the public. There are no other liabilities in the structure.

          e. Significant Potential Liabilities of Debtors. ENE guaranteed the payment in full of (A) all accrued but unpaid distributions on the TOPRS securities to the extent that funds were available in ECT I for such distributions, (B) the amount payable upon redemption of the TOPRS to the extent that sufficient funds are available in ECT I, and (C) generally, the liquidation value of the TOPRS to the extent that there are sufficient assets in the trust available for distribution. ENE also provided these guarantees to EPF I with respect to the payment of partnership distributions and liquidation amounts, if necessary, provided that the funds were available in the partnership for such distributions.

          Additionally, ENE fully and unconditionally guaranteed payments in respect of the debt issued by ENE and its affiliates to EPF I. All of the guarantees issued by ENE may constitute contractually subordinated unsecured obligations of the company and rank subordinate and junior to all other liabilities of the company and rank pari passu with the most senior preferred stock issued by ENE and with any guarantee entered into by the company in respect of preferred securities issued by any affiliate.

          f. Structure Resolution. National City Bank, as Property Trustee for ECT I, filed proofs of claim against (1) ETS for amounts owed under the ETS debentures, (2) ENA for amounts owed under the ENA debentures, and (3) ENE for amounts owed under the ENE subordinated debentures and various guarantees made by ENE. The Plan incorporates a settlement of these claims pursuant to the TOPRS Stipulation resulting in, among other things, (1) an Allowed ENA Debenture Claim equal to the sum of (a) the outstanding principal amount of ENA Debentures ($50,944,000) and (b) unpaid interest with respect to the ENA Debentures that accrued during the period prior to the Initial Petition Date ($668,994), (2) an Allowed ETS Debenture Claim equal to the sum of (a) the outstanding principal amount of the ETS Debentures ($50,944,000), (b) unpaid interest (including Additional Interest, as such term is defined in the respective indentures pursuant to which the ETS Debentures were issued) which accrued on the ETS Debentures during the period prior to the Initial Petition Date ($668,994), and
(c) 100% of the interest (including Additional Interest) accrued on the ETS Debentures during the period from the Initial Petition Date up to and including the Effective Date ($9,325,911), assuming an Effective Date of January 31, 2004,
(3) an Allowed Enron TOPRS Debenture Claim equal to the sum of (a) the outstanding principal amount of Enron TOPRS Debentures ($318,376,000) and (b) unpaid interest with respect to the Enron TOPRS Debentures that accrued during the period prior to the Initial Petition Date ($4,180,896), and (4) a release and waiver of any other claims, causes of action, objections to claims, or other challenges related to this transaction. Pursuant to the Plan, National City Bank, as Property Trustee for holders of TOPRS issued by ECT I, may elect to receive additional Cash distributions in lieu of CrossCountry Common Equity, PGE Common Stock, and Prisma Common Stock which such holder would have received as the ultimate beneficiary of the Allowed ETS Debenture Claim held by EPF I; provided, however, that such option shall only become effective in the event that (i) the holders of the TOPRS vote their ETS Debenture Claims such that, if such ETS Debenture Claims were deemed to be a separate class of claims, such class would be deemed to have accepted the Plan and (ii) the Confirmation Order is entered by the Bankruptcy Court and becomes a Final Order. Additionally, National City Bank, as the holder of an Allowed ENE TOPRS Debenture Claim for the benefit of holders of TOPRS, will receive distributions under the Plan subject to the contractual subordination rights of holders of Allowed General Unsecured Claims against ENE.

          Pursuant to the TOPRS Stipulation, in the event that the Debtors agree to pay, or pay, to any class of unsecured nonpriority claims of any Debtor (including Enron Guaranty Claims as a separate class, but not including the Portland Debtors) a higher percentage recovery than the holders of Allowed ETS Debenture Claims are to receive pursuant to the Plan, the percentage recovery paid to holders of Allowed ETS Debenture Claims shall automatically increase to the same percentage recovery, but in no event shall the recovery increase to more than par plus accrued pre- and post-petition interest (including Additional Interest, as defined in the ETS Indentures), as calculated in accordance with the ETS Indentures.

     19.  Enron Capital Trust II

          a. Legal Structure. In January 1997, ENE formed ECT II and EPF II to facilitate the issuance of $150 million in trust originated preferred securities, or TOPRS.

          ECT II, a Delaware statutory business trust, was initially created as a wholly owned affiliate of ENE. As part of this financing, the trust sold 6 million shares of 8.125% TOPRS with a $25 per share liquidation value to the public. Approximately 99% of the proceeds of the offering were used by ECT II to purchase 8.125% partnership preferred securities of EPF II, a Delaware limited partnership, while the remaining funds were used to purchase highly rated debt securities from entities not affiliated with ENE. ENE guaranteed payment of the TOPRS to the limit that funds were available in ECT II, and such guaranty was subordinated to be on a parity with the highest priority of preferred stock of ENE.

          EPF II was established for the sole purpose of issuing partnership interests to ECT II and investing the proceeds in securities of ENE and its affiliates as well as entities not affiliated with ENE. ENE owned all partnership interests in EPF II, other than the partnership preferred securities, and served as EPF II's general partner. After the sale of partnership interests to ECT II, ENE caused EPF II to use 99% of the proceeds to purchase subordinated debentures of ENE, debentures of ENA and debentures of ETS, and to use 1% to invest in outside investments.

          Under the documents governing EPF II, distributions on partnership preferred securities from income or dividends to the partnership were to be made in the sole discretion of

ENE, as general partner. ENE, as general partner, also had the right, subject to the conditions set forth in the documents governing EPF II, to replace any of the debentures held by EPF II with equity or debt securities of affiliates of ENE.

          b.   Structure Diagram as of Initial Petition Date.

                                    (GRAPH)

                              -------------                 ------------
                                   ENE                           ENE
                              -------------                 ------------
                                   |                              |
                   ENE             | General                      |  100% Trust
               Guaranteed          | Partner   Partnership        |    Common
              Subordinated         |            Preferred         |  Securities
------------      Notes       -------------    Securities   -------------
   Enron      -------------   Enron          --------------    Enron
 Companies                    Preferred                        Capital
              -------------   Funding, L.P.  --------------    Trust I
------------       $          -------------         $       -------------
                                                              |     |
                                                              |     |
                                                           $  |     |  8.30%
                                                              |     |  TOPRS
                                                              |     |
                                                              |     |
                                                            -------------
                                                              Investors
                                                            -------------

          c. Significant Assets Associated with the Structure. The significant assets in the structure are ENE subordinated debentures, ENA Debentures, ETS debentures, and a small amount of highly rated debt securities from entities unaffiliated with ENE, comprised mainly of highly rated fixed income securities (current balance of approximately $1.9 million). The subordinated debentures purchased by EPF II from ENE had 20 year terms and ranked junior to all senior indebtedness of the company. The debentures purchased by the partnership from ENA and ETS had 20-year terms and ranked pari passu with senior indebtedness of these Debtors, respectively.

          d. Significant Potential Liabilities of the Structure. ECT II issued 6 million shares of 8.15% TOPRS with a $25 per share liquidation value to the public. There are no other liabilities in the structure.

          e. Significant Potential Liabilities of Debtors. ENE guaranteed the payment in full of (A) all accrued but unpaid distributions on the TOPRS securities to the extent that funds were available in ECT II for such distributions, (B) the amount payable upon redemption of the TOPRS to the extent that sufficient funds are available in ECT II, and (C) generally, the liquidation value of the TOPRS to the extent that there are sufficient assets in ECT II available for distribution. ENE also provided these guarantees to EPF II with respect to the payment of partnership distributions and liquidation amounts, if necessary, provided that the funds were available in EPF II for such distributions.

          Additionally, ENE fully and unconditionally guaranteed payments in respect of the debt issued by ENE and its affiliates to EPF II. All of the guarantees issued by ENE may constitute contractually subordinated unsecured obligations of the company and rank subordinate and junior to all other liabilities of the company and rank pari passu with the most senior preferred stock issued by ENE and with any guarantee entered into by the company in respect of preferred securities issued by any affiliate.

          f. Structure Resolution. National City Bank, as Property Trustee for ECT II, filed proofs of claim against (1) ETS for amounts owed under the ETS debentures, (2) ENA for amounts owed under the ENA debentures, and (3) ENE for amounts owed under the ENE subordinated debentures and various guarantees made by ENE. The Plan incorporates a settlement of these claims pursuant to the TOPRS Stipulation resulting in, among other things, (1) an Allowed ENA Debenture Claim equal to the sum of (a) the outstanding principal amount of ENA Debentures ($50,944,000) and (b) unpaid interest with respect to the ENA Debentures that accrued during the period prior to the Initial Petition Date ($668,994), (2) an Allowed ETS Debenture Claim equal to the sum of (a) the outstanding principal amount of the ETS Debentures ($50,944,000), (b) unpaid interest (including Additional Interest, as such term is defined in the respective indentures pursuant to which the ETS Debentures were issued) which accrued on the ETS Debentures during the period prior to the Initial Petition Date ($668,994), and
(c) 100% of the interest (including Additional Interest) accrued on the ETS Debentures during the period from the Initial Petition Date up to and including the Effective Date ($9,325,911), assuming an Effective Date of January 31, 2004,
(3) an Allowed Enron TOPRS Debenture Claim equal to the sum of (a) the outstanding principal amount of Enron TOPRS Debentures ($318,376,000) and (b) unpaid interest with respect to the Enron TOPRS Debentures that accrued during the period prior to the Initial Petition Date ($4,180,896), and (4) a release and waiver of any other claims, causes of action, objections to claims, or other challenges related to this transaction. Pursuant to the Plan, National City Bank, as Property Trustee for holders of TOPRS issued by ECT II, may elect to receive additional Cash distributions in lieu of CrossCountry Common Equity, PGE Common Stock, and Prisma Common Stock which such holder would have received as the ultimate beneficiary of the Allowed ETS Debenture Claim held by EPF II; provided, however, that such option shall only become effective in the event that (i) the holders of the TOPRS vote their ETS Debenture Claims such that, if such ETS Debenture Claims were deemed to be a separate class of claims, such class would be deemed to have accepted the Plan and (ii) the Confirmation Order is entered by the Bankruptcy Court and becomes a Final Order. Additionally, National City Bank, as the holder of an Allowed ENE TOPRS Debenture Claim for the benefit of holders of TOPRS, will receive distributions under the Plan subject to the contractual subordination rights of holders of Allowed General Unsecured Claims against ENE.

          Pursuant to the TOPRS Stipulation, in the event that the Debtors agree to pay, or pay, to any class of unsecured nonpriority claims of any Debtor (including Enron Guaranty Claims as a separate class, but not including the Portland Debtors) a higher percentage recovery than the holders of Allowed ETS Debenture Claims are to receive pursuant to the Plan, the percentage recovery paid to holders of Allowed ETS Debenture Claims shall automatically increase to the same percentage recovery, but in no event shall the recovery increase to more than par plus accrued pre- and post-petition interest (including Additional Interest, as defined in the ETS Indentures), as calculated in accordance with the ETS Indentures.

     20.  Enron Center North Synthetic Lease

          a. Legal Structure. In April 1997, ENE refinanced an existing synthetic lease on the Enron Building through a new synthetic lease arrangement. To effect the refinancing, Brazos, a third-party limited partnership owned by financial institutions, acquired the fee interest in the Enron Building from Enron Houston Headquarters Trust (State Street, as Trustee) for $284.5 million. The purchase by Brazos was financed with proceeds of the Smith Street Loan and Smith Street Equity. Contemporaneous with such financing, Brazos and OPI, an ENE affiliate, entered into a lease, pursuant to which OPI was granted a leasehold interest in the Enron Building. OPI assigned the lease to ELP, an ENE affiliate, and the obligations of ELP under the lease were guaranteed by ENE. ELP and ENE thereafter entered into a sublease, pursuant to which ELP subleased the Enron Building to ENE, the rights and obligations of which were subsequently assigned by ENE to EPSC, a subsidiary of ENE. The Smith Street Loan is secured by a lien on the real property constituting the Enron Building and a collateral assignment of all interest of Brazos in the lease and the ENE guaranty. The lease expired in April 2002, and ENE and its affiliates have been occupying the Enron Building pursuant to forbearance arrangements described in the structure resolution section below.

          b.   Structure Diagram as of Initial Petition Date.

                                    (GRAPH)

     ---------  Guarantee
        ENE   ---------------
     ---------               |
         |                   |
         |                   |
         |                   |
     ---------               ---------- Synthetic Lease --------------
       ESPC   ---------------    ELP   -----------------    Brazos
     ---------    Sublease   ----------                 --------------
                Arrangements                        Equity  |    |   Debt
                                                   $8.5 mln |    | $276 mln
                                                            |    |
                                                        --------------
                                                          Financial
                                                         Institutions
                                                        --------------

          c. Significant Assets Associated with the Structure. The only asset included in the synthetic lease structure is the Enron Building.

          d. Significant Potential Liabilities of the Structure. Brazos incurred the Smith Street Loan in the original principal amount of $275,965,000. As security for this loan, Brazos assigned to the banks its rights, title, and interest in both the lease to OPI and the corporate guarantee from ENE.

          e. Significant Potential Liabilities of Debtors. During the life of the lease, ELP had various financial obligations guaranteed by ENE, including but not limited to payment for rent, insurance, maintenance, and taxes. As of the end of the lease, the parties to the structure may have certain options which include, without limitation: (i) ELP could refinance the lease; (ii) ELP could purchase the Enron Building for $284,500,000; or (iii) if ELP neither refinanced the lease nor purchased the Enron Building, then the Enron Building could be sold to a third party, and to the extent of any deficiency between the amount of sales proceeds and structure liabilities, ENE might be liable for up to approximately $284,500,000. Application and interpretation of the terms of documents governing this structure will determine the priority of the ultimate distribution of any amounts received in respect of structure liabilities and sales of structure assets among the third-party holders of structure debt and equity, and ELP and ENE.

          f. Significant Activity Since Initial Petition Date. On May 14, 2002, JPMCB, as agent for the bank syndicate, ELP, ENE, and EPSC entered into a forbearance agreement in which the banks agreed not to pursue before April 1, 2003 any rights and remedies that may be available to them as a result of defaults asserted by the banks under certain structure documents in exchange for
(A) ENE paying all due but unpaid rent and amounts under certain parking, building, and common area services agreements as of May 14, 2002, (B) ENE paying rent monthly in reducing amounts as outlined in the agreement, (C) ENE paying 2001 and 2002 property taxes, (D) ENE maintaining adequate insurance on the Enron Building, and (E) ENE remaining current on certain parking, building, and common area services agreements. The initial forbearance agreement was subsequently amended twice to, among other things, extend the forbearance period until April 30, 2003 and May 31, 2003, and reduce the amount of rent payable and space occupied by ENE and its affiliates. The initial forbearance agreement then was further amended in May 2003 to (a) effectively extend the forbearance period until March 31, 2004, (b) provide for a sale of the Enron Building pursuant to an auction to be conducted under the supervision of the Bankruptcy Court on a date not later than November 15, 2003, (c) provide for a deed in lieu of foreclosure of the Enron Building to JPMCB, as agent for the banks, on December 31, 2003 if the auction sale has not been consummated, (d) provide for the form of lease to be entered into by the new owner of the Enron Building upon a title transfer under either preceding clause (b) or (c), with such lease expiring March 31, 2004 and being on substantially the same economic terms for the same occupancy as provided in the amended forbearance agreement, and (e) provide the methodology for calculating any deficiency claim, taking into account the sales price of the Enron Building in the auction or its appraised value in the event of a deed in lieu of foreclosure.

          On September 2, 2003, an affiliate of JPMCB, as subagent for the bank syndicate, credit bid $90 million to foreclose upon the interests of Brazos in the Enron Building. The foreclosure does not affect the interests of ENE and its affiliates in the Enron Building or the sale of the Enron Building contemplated by the forbearance arrangements described above. The occupancy rights of ENE and its affiliates remain protected under the terms of such forbearance arrangements.

     21.  Enron Corp. "Equity Forwards"

          a. Legal Structure. ENE entered into certain agreements with various counterparties that have at times been referred to as "Equity Forwards" and "Equity Swaps" and purport to provide, in general and among other terms, that ENE would purchase a specified number of shares of its common stock at a fixed price on a pre-set future date, or ENE would make periodic payments on pre-set future dates based on a contractual formula tied to the price of its common stock.

          b. Significant Potential Liabilities of the Debtors. In connection with the foregoing, a claim has been asserted by one counterparty alleging that ENE obligated itself under an agreement which purports to provide for a note payable obligation to the counterparty in an amount in excess of $173 million, and claims have also been asserted by at least two other counterparties alleging that ENE is liable to them under agreements in amounts totaling in excess of $125 million.

     22.  Enron Equity Corp.

          a. Legal Structure. In December 1994, ENE formed Enron Equity to hold indirect interests in certain international assets and to issue preferred stock through a private placement to third-party investors. Enron Equity sold 880 shares of 8.57% preferred stock for $88 million. Enron Equity used the funds received in the private placement to purchase investments, including (1) $35,568,509 of 9.142% Perpetual Second Preferred Stock of ENE, (2) an 8.645% 5-year, fixed rate senior unsecured note of ENE in the amount of $59,280,848,
(3) an 8.831% 30-year, fixed rate senior unsecured note of ENE in the amount of $22,651,212 and (4) a 5-year warrant to purchase an additional $59,280,848 of 8.645% 5-year, fixed rate senior unsecured notes of ENE. In April 1996, Enron Equity sold 150 shares of 7.39% preferred stock for $15 million. Enron Equity used the funds received to purchase additional notes from ENE.

          b.   Structure Diagram as of Initial Petition Date.

                                    (GRAPH)

                                     -------------------   100%
                                             ENE         -------
                                     -------------------       |
                                              |                |
                                              | 85%            ----------
                                              | Common            ACFI
                                              | Stock          ----------
                        $103mm Pref.          |                 |
    -------------------   Shares     -------------------        |
     3rd Party Holders  ------------  Enron Equity Corp  --------
    -------------------              -------------------   15%
                                                           Common
                                                           Stock

          c. Significant Assets Associated with the Structure. Based on a preliminary review of currently available books and records, Enron Equity currently holds (i) approximately $20 million; (ii) the ENE debt and preferred stock obligations described above; and (iii) equity interests in the following:
(a) ECT Columbia Pipeline Holdings 1 Ltd., which holds, primarily, an intercompany receivable from ENE; (b) EHC, a Debtor, which will not make a distribution under the Plan to its equity holders; (c) EGPP, a Debtor, which will not make a distribution under the Plan to its equity holders; and (d) Enron Dominican Republic Ltd. and Enron Dominican Republic Operations Ltd., each of which hold a portion of SECLP.

          d. Significant Potential Liabilities of the Structure. The holders of the preferred stock can demand redemption after Enron Equity fails to pay dividends for six consecutive quarters. The holders of at least 80% of the preferred stock demanded redemption in May 2003.

          e. Significant Potential Liabilities of Debtors. ENE note and preferred stock obligations as described above.

     23.  Enron Funding Corp./Monte

          a. Legal Structure. Enron Funding, a Delaware corporation and a wholly owned subsidiary of ENE, entered into the CP Program, pursuant to which Enron Funding issued up to $350 million in U.S. dollar denominated, short-term promissory notes ("CP Notes") in the commercial paper market to qualified institutional buyers and accredited investors. The CP Notes had varying maturity dates ranging up to 85 days, carried an S&P rating of A-1+ and a Moody's rating of P-1, and were unsecured. Enron Funding's obligations to pay the CP Notes on maturity were guaranteed by ENE. The aggregate face amount of all outstanding CP Notes could not exceed the amount of funds available under the Liquidity Facility (as described below) less $5 million. Each CP Note was sold at a discount and, thus, the net proceeds received by Enron Funding was less than the face value of each CP Note. The net proceeds from the CP Program, to the extent not used to repay maturing CP Notes, were loaned by Enron Funding to ENE on an unsecured basis.

          The CP Program was backed by Enron Funding's $355 million Liquidity Facility. The Liquidity Facility was led by Barclays and syndicated to several banks that had ratings from S&P and Moody's of A-1+ or P-1, respectively. Under the Liquidity Facility, the banks provided immediately available funds to Enron Funding to pay amounts due upon maturity of the CP Notes and, except at the maturity of the CP Program, to allow Enron Funding to make working capital loans to ENE under the Enron Revolving Credit Facility (as discussed below). Enron Funding's payment obligations under the Liquidity Facility were guaranteed by ENE.

          To insure against losses incurred for any unpaid amounts under the Liquidity Facility, the banks thereunder obtained a $355 million Credit Insurance Policy from Winterthur, an insurance company that syndicated the credit risk to seven other underwriters.

          To the extent Enron Funding had proceeds available from the Liquidity Facility and the CP Program, Enron Funding agreed to make certain loans to ENE of up to $355 million pursuant to the terms of the Enron Revolving Credit Facility. The principal amount of each loan made by Enron Funding to ENE under the Enron Revolving Credit Facility equaled the net proceeds received by Enron Funding from the corresponding issuance of CP Notes in the CP Program on such date. Each such loan made by Enron Funding to ENE carried a rate of interest per annum equal to (i) the discount rate at which the corresponding CP Notes were issued under the CP Program (as converted to an interest-bearing equivalent rate) plus (ii) an agreed margin. The loans issued by Enron Funding to ENE matured on the same date as the corresponding tranche of CP Notes issued by Enron Funding to the commercial paper market. ENE used the proceeds from the Enron Revolving Credit Facility for general corporate purposes.

          In the event the underwriters under the Credit Insurance Policy were required to pay the banks for a claim made under the Credit Insurance Policy, then (i) ENE and Enron Funding were obligated to pay the underwriters for such claimed amounts pursuant to an indemnity, (ii) ENE and Enron Funding were obligated to pay a step up premium to the insurers pursuant to certain premium adjustment agreements, (iii) the underwriters were entitled to exercise a right to subrogation to the rights of the banks to receive payment from Enron Funding for the amount of the claim paid by the underwriters, (iv) Enron Funding was obligated to pay (to the extent it has funds to do so) the underwriters for the amounts subrogated by the underwriters under the Liquidity Facility pursuant to a note payable to the underwriters, and (v) to the extent Enron Funding is unable to pay the amounts owed under the note payable to the underwriters, ENE guaranteed such payment.

          In December 2001, Enron Funding made two draws on the Liquidity Facility in the aggregate principal amount of $58,290,000 to repay certain CP Notes. The underwriters under the Credit Insurance Policy paid the banks for such amount in accordance with the terms of the Credit Insurance Policy.

          b.   Structure Diagram as of Initial Petition Date.

          ---------------  Indemnification and     -------------
             Winterthur         Guaranty
           International   ----------------------       ENE      -----------
           Insurance Co.             ------------                          |
 Credit   ---------------            |             -------------           |
Insurance                            |                |    |               |
 Policy   ---------------     P&I    |                |    |               |
              Barclays               | Guarantee      |    |               | CP
              Bank, plc   ------------                |    |               | Guaranty
            (Bank Agent)                             $|    |$              |
          ---------------                             |    |               |
                 |                                    |    |               |
                 |                                    |    |               |
                 |                                    |    |               |
          ---------------     $355 MM 364-Day      -------------   $    ----------------   $    -----------------
             Liquidity      Liquidity Facility         Enron     -----    *Commercial    -----     Commercial
               Banks       --------------------       Funding    -----   Paper Dealers/  -----   Paper Investor:
          ---------------                          -------------  P&I     Paying Agent    P&I         A1/P1
                                                                        ----------------        -----------------

          c. Significant Assets. Enron Funding has approximately $400,000 of cash and a receivable from ENE in the amount of approximately $58 million relating to unpaid advances under the Enron Revolving Credit Facility.

          d. Significant Potential Liabilities of the Structure. Enron Funding has the obligation to pay the principal and interest on the outstanding amounts advanced under the Liquidity Facility. Barclays has claimed approximately $192,000 under the Liquidity Facility in unclaimed fees and expenses.

          Enron Funding has the contingent obligation to indemnify Barclays, as the bank insurance agent, for any damages arising out of or related to the Credit Insurance Policy or the Liquidity Facility pursuant to the terms of an indemnity agreement dated as of March 6, 2000, by and between Enron Funding, ENA, and Barclays.

          Enron Funding is obligated to pay the underwriters under the Credit Insurance Policy for any amounts paid by the underwriters to the banks for claims made under the Credit Insurance Policy under the terms of (i) a Deed of Indemnity dated as of March 6, 2000, (ii) a promissory note entered into to evidence the underwriters' right of subrogation, and (iii) certain premium adjustment agreements under which Enron Funding is obligated to pay a "step-up premium" in an amount equal to a specified percentage of the claim amount, but in the case of (i) and (ii) above only to the extent it has funds available for such payment which are not then needed to pay maturing CP Notes.

          Enron Funding has the obligation to pay a fee to ENE for its duties as servicing agent under the terms and conditions of that certain administrative services agreement dated as of March 6, 2000, by and between Enron Funding and ENE, as servicing agent.

          e. Significant Potential Liabilities of Debtors. ENE guaranteed the obligations of Enron Funding under a number of different guarantees and indemnities in favor of: (i) Chase Manhattan Bank, as issuing and paying agent for the CP Notes and as a fiduciary for certain purposes for the holders of the CP Notes, (ii) the holders of the CP Notes, (iii) Barclays, as administrative agent on behalf of the banks under the Liquidity Facility, (iv) Barclays, as bank insurance agent under the Liquidity Facility, (v) the banks who are lenders under the Liquidity Facility, (vi) the parties indemnified under the Liquidity Facility, and (vii) the underwriters pursuant to the Deed of Indemnity for any amounts paid under the Credit Insurance Policy.

          ENE was also obligated to pay (i) the principal and interest due on the aggregate outstanding loans made by Enron Funding to ENE under the Enron Revolving Credit Agreement, and (ii) a monthly lender facility fee to Enron Funding based upon the maximum amount ENE was entitled to borrow under the Enron Revolving Credit Agreement.

     24.  Enron Teeside Operations Ltd.

          a.   Legal Structure

               (i) ETOL I & II. As part of these transactions, RBSF purchased B shares of TOH4L. RBSF financed this purchase through the issuance of approximately GBP 161.5 million in senior and subordinated debt and approximately GBP 5.6 million in equity. At closing, RBSF entered into a total return swap with ENE under which RBSF and ENE agreed to make payments to one another based on (i) the distributions received by RBSF on the B shares and (ii) the amounts owed by RBSF on its senior and subordinated debt. If on any date when interest or principal are due under RBSF's debt agreements the distributions received by RBSF on the B shares exceeds principal and interest due, then RBSF will pay the excess distributions to ENE under the swap. If, on the other hand, distributions received on the B shares are less than the principal and interest payments due, then ENE shall pay RBSF an amount equal to the shortfall.

          In connection with RBSF's purchase of the B shares of TOH4L, ESBFL granted RBSF a right to put the B shares to ESBFL upon the occurrence of an event of default or other event that causes an early termination of the total return swap with ENE. ENE guaranteed ESBFL's obligations under such put agreement.

          As part of the ETOL I & II transactions, TOH4L provided a loan of GBP
141.6 million to EEL. ENE guaranteed EEL's obligations under this loan.

               (ii) ETOL III. In the ETOL III transaction, Sideriver, a company incorporated under the laws of England and Wales, purchased C shares in TOH2L, a private company incorporated in England and Wales. As part of its financing efforts, Sideriver borrowed GBP 29.76 million from RBS. Sideriver simultaneously entered into a total return swap with ENE under which Sideriver and ENE agreed to make payments to one another based on (i) the distributions received by Sideriver on the C shares and (ii) the amounts owed on its debt to RBS. If on any date when interest or principal are due under the debt agreement the distributions received by Sideriver on the C shares exceed principal and interest due to RBS, then Sideriver will pay the excess distributions to ENE. If, on the other hand, distributions are less than the principal and interest payments due, then ENE shall pay Sideriver an amount equal to the shortfall. The aggregate principal balance due under Sideriver's debt agreement with RBS is approximately GBP 27.96 million.

ESBFL granted Sideriver a right to put the C shares to ESBFL, and ENE guaranteed ESBFL's obligations under such put agreement

          b.   Structure Diagram as of the Initial Petition Date.

                                 ETOL I and II

                                                    --------------------                  ENE Guarantee
                  |--------------------------------                                    of IntraGroup Loan
                  |                                          ENE         ------------------------------------------------------
                  |  |-----------------------------                                                                           |
                  |  |                              --------------------                                                      |
                  |  |                                        |                                                               |
                  |  |                                        | 100% Equity                                                   |
         Total    |  |                              --------------------                                                      |
         Return   |  |                              INTERMEDIATE HOLDING                                                      |
         Swap     |  |                                    COMPANIES                                                           |
                  |  |                              --------------------                                                      |
                  |  |  Guarantee of                          |                                                               |
                  |  |  B Shares Put                          | 100% Ord Shares        IntraGroup Loan                        |
                  |  |                              --------------------               (pound) 141.57m                        |
                  |  |                                       EEL          -------------------------------------------------   |
                  |  |                              --------------------                                                  |   |
                  |  |                                        |                                                           |   |
                  |  |                  100% Ord Shares       |           100% Ord Shares                                 |   |
                  |  |                 ---------------------------------------------------                                |   |
-------           |  |                 |                                                 |                                |   |
  RBS    -------- |  |              -------                     A Shares              -------                             |   |
-------         | |  |           --  ESBFL                      ---------------------  TOH2L  ----------                  |   |
    100% Ord    | |  |           |  -------                     |                     -------          |                  |   |
     Shares     | |  |     Loan  |                              |                                      | 100% Ord Shares  |   |
                | |  |     Note  |                              |                                  ---------              |   |
               --------         | B Shares Put              ---------                                TOH3L                |   |
                        ---------                                                                  ---------              |   |
                 RBSF   -----------------------------------   TOH4L   ---------------------------------------------------------
                                  100% B Shares
               --------                                     ---------
                 |  |                                    100%  |  |  100%
(pound) 138.55m  |  |                 (pound) 22.97m     Ord   |  |  Pref
Senior Loan      |  |                  Subordinated     Shares |  |  Shares                                         --------------
        ---------   -----------------     Loan              ---------                                   -----------  WILTON TRUST
        |                           |                                                                   |           --------------
     -------                  --------------                   TOHL   -------                           |        100% Ord Shares
     SENIOR                    SUBORDINATED                                 |                  ---------
     LENDERS                     LENDERS                    ---------       |                     TIL
     -------                  --------------                                |                  ---------
                                                         73.5m A Ord         ----------    1.5m B Ord Shares/
                                                         Shares/                ETOL      2% Economic Interest
                                                         98% Economic        ----------
                                                         Interest


                                    ETOL III

                                    (GRAPH)

                                                                   -----------------------
                                       ___________________________          ENE
                                      |    Total Return Swap       -----------------------
                                      |                                      |
                                      |                                      |  100% Equity
                                      |                             ----------------------
                                      |                              INTERMEDIATE HOLDING
                                      |                                  COMPANIES
                                      |                             ----------------------
                                      |                                      |
                                      |         29,223 Floating              |  100% Ord Shares     Guarantee of
                                      |          Rate A Shares      ----------------------          EIL Loan
                                      |     _________________________       EEL           ___________
                                      |     |                       ----------------------          |
     -------                          |     |                                |                      |     ---------
       RBS                            |     |                                |                      |        EIL
     -------\ 100% B Shares           |     |                                |                      |    /---------
             \__________              |     |            100% Ord Shares     |  100% Ord Shares     |   /
                        \             |     |               _______________________________         |  /(pound) 1.34m Loan
                         \            |     |               |                             |         | /
--------- (pound) 29.76m -------------------------       -------                        --------------
 LENDERS ________________          SIDERIVER      _______ ESBFL                              TOH2L
---------                -------------------------       -------                        --------------
                                      |                                                        |
                                      |         C Shares Put                                   |
                                      |_________________________________________________________
                                                               28.38m C Shares


          c. Significant Assets Associated with the Structure. The significant asset related to ETOL I and II was ENE's indirect interest in ETOL, represented by the TOH4L B shares. The B shares had a fixed rate of return and the residual economics of TOH4L that did not flow to RBSF through the B shares was owned by TOH2L. These residual economics, represented by the TOH2L C shares, were monetized in the ETOL III transaction.

          d. Significant Potential Liabilities of the Structure. As part of ETOL I and II, RBSF issued GBP 141.5 million in senior debt and GBP 23 million in subordinated debt. Sideriver owes GBP 27.96 million to RBS in the ETOL III transaction.

          e. Significant Potential Liabilities of Debtors. ENE entered into total return swaps with RBSF and Sideriver as part of these transactions, as discussed above, as well as guarantees for the benefit of RBSF, EEL, and Sideriver.

     25.  FF&E Synthetic Lease

          a. Legal Structure. On March 29, 2001, ENE entered into a synthetic lease with GECC on certain furniture, fixtures, and equipment located at the Enron Building, and allowing for the future financing of furniture, fixtures, and equipment to be located at Enron Center South. The initial financing, which occurred at the closing, was approximately $14 million, and refinanced collateral that was previously involved in a synthetic lease with Sumitomo Bank Leasing and Finance, Inc.

          On June 29, 2001 and September 26, 2001, ENE financed additional furniture and fixtures in connection with Enron Center South in the aggregate amount of approximately $7.5 million. Although the documents provided GECC the ability to assign its rights to a commercial paper conduit, ENE is not aware of any such assignment taking place.

          b.   Structure Diagram as of the Initial Petition Date.

                                    (GRAPH)

------------------    \
       ENE             \  "Lease"
------------------      \
        |                \
        |                 \ ------------------
        | 100%              GECC
        |                 / ------------------
        |                /
------------------      / Lien
       FF&E            /
    COLLATERAL        /
------------------

          c. Significant Assets Associated with the Structure. Although the documentation is phrased as a lease for accounting purposes, the parties acknowledged that ENE continued to own the assets, subject to the lien of GECC.

          d. Significant Potential Liabilities of the Structure. At the Initial Petition Date, approximately $21.5 million was outstanding in connection with this facility.

          e. Significant Potential Liabilities of Debtors. During the existence of the financing, ENE had various obligations including, but not limited to, payment of rent, insurance, maintenance, and taxes. ENE's current obligations are set forth in the stipulations discussed below.

          f. Structure Resolution. On January 22, 2002, ENE entered into a stipulation with GECC providing for the payment of adequate protection to GECC for the continued use of the collateral. On January 16, 2003, ENE and GECC entered into a stipulation relating to the sale of certain collateral encumbered by the GECC liens located in the Enron Building, which among other things, established the value of the collateral located in the Enron Building, provided GECC with an allowed secured claim relating to the sale of such collateral, provided GECC with the payment of the proceeds derived from the sale of such collateral, and amended the adequate protection stipulation previously entered into between the parties. ENE continues to use the collateral located at the Enron Building that is subject to GECC's lien, and continues to pay the stipulated amount of adequate protection to GECC.

     26.  Fuji Software Lease

          a. Legal Structure. On June 25, 1993, ENE entered into a synthetic lease with Fuji relating to certain of ENE's internally developed software. The documents relating to the software lease were amended a number of times, most recently on June 28, 2001, to effect, among other things, a refinancing of the facility.

          b.   Structure Diagram as of the Initial Petition Date.

                                    (GRAPH)

------------------    \
       ENE             \  "Lease"
------------------      \
        |                \
        |                 \ ------------------
        | 100%                    FUJI
        |                 / ------------------
        |                /
------------------      / Lien
     SOFTWARE          /
    COLLATERAL        /
------------------

          c. Significant Assets Associated with the Structure. Although the documentation is phrased as a lease for accounting purposes, the parties acknowledged that ENE continued to own the software, subject to the lien of Fuji.

          d. Significant Potential Liabilities of the Structure. At the Initial Petition Date, approximately $44 million was outstanding in connection with this facility.

          e. Significant Potential Liabilities of Debtors. During the existence of the financing, ENE had various obligations including, but not limited to, payment of rent, insurance, and taxes.

          f. Structure Resolution. On March 27, 2003, the Bankruptcy Court entered an agreed order approving a settlement between ENE and Fuji. The settlement provided for the payment of $39.5 million to Fuji and its affiliates and provided for an Allowed General Unsecured Claim in favor of Fuji in the amount of $8 million, in return for certain releases from Fuji.

     27.  Gallup/Kachina

          a. Legal Structure. ECS is the owner of the Class A membership interests in ECC LLC and its managing member.

               (i) Project Kachina. As of June 30, 1999, ECS assigned and contributed to ECC LLC (i) all of ECS's interests in and to certain electric motor drivers and appurtenant equipment located at Transwestern's Bisti Compressor Station and Bloomfield Compressor Station in New Mexico and (ii) all of ECS's rights and obligations in and to certain related contracts, including compression services agreements, operations maintenance agreements, and PPAs.

          As consideration, ECC LLC issued Class B membership interests to ECS, which ECS assigned to Echo, a third-party equity investor, for a net payment of $6.7 million. The Class B membership interests entitle Echo to a sharing ratio of 81% in ECC LLC's Kachina business, while ECS, as the owner of the Class A membership interests, has a 19% sharing ratio in ECC LLC's Kachina business.

               (ii) Project Gallup. As of March 30, 2000, ECS assigned and contributed to ECC LLC (i) ECS's right, title, interest and claim to a certain electric motor driver and appurtenant equipment located at Transwestern's Gallup Compressor Station in New Mexico, and (ii) all of ECS's rights and obligations in and to certain related contracts, including a compression services agreement, operations maintenance agreement, and PPA (subject to some exceptions).

          As consideration, ECC LLC issued Class C membership interests to ECS, which ECS assigned to Echo for a net payment of $4.5 million. The Class C membership interests entitle Echo to a sharing ratio of 95% in ECC LLC's Gallup business, while ECS, as the owner of the Class A membership interests, has a 5% sharing ratio in ECC LLC's Gallup business.

          Under agreements for both the Kachina and Gallup projects, ECC LLC provides compression services to Transwestern in exchange for a specified amount of natural gas and an annual service charge. ECC LLC sells the natural gas to ECS pursuant to an Enfolio Master Firm Purchase Agreement for a fixed price. ECS in turn sold the gas to ENA pursuant to an Enfolio Master Firm Purchase Agreement; however, that agreement was terminated on or after the Initial Petition Date.

          As of the Initial Petition Date, ENA and Echo were parties to an interest rate swap in connection with the Gallup structure pursuant to which Echo pays ENA a fixed rate (8.48%) and ENA pays Echo floating LIBOR + 1.25%. The swap has not been terminated, and ENA is exposed to fluctuations in LIBOR rates.

          b.   Structure Diagrams.

               (i)  Kachina

                                    (GRAPH)

ECS-Enron Compression Services Company   -------  -------
ECHO-EMP Echo, L.L.C.                     DEBT    EQUITY
LLC-ECS Compression Company, L.L.C.      -------  -------
TW-Transwestern Pipeline Company            \      /
                                             \    /
                                              \  /
                      -----------------  ----------------
                             ECS              ECHO
                      (Managing Member)  (General Member)
                      -----------------  ----------------
                               \              /
                                \            /
                                 \          /
                              19% \        /81%
                                   \      /           Compression
                                    \    /              Service
                   Power(e)          \  /               (Hp-hrs)
  ---------------- _________   -----------------      ____________    ----------------
     Utilities     _________         ECC LLC          ____________           TW
  ----------------     $       -----------------        Btus and      ----------------
                                    |    |       \  \ Annual Charge
                               Btus |    |  $     \  \
                                    |    |       O \  \
                        $           |    |        & \  \ $
      ------------   _______   -----------------   M \  \              ----------------
          ENA        _______         ECS              \  \ ----------         TW
      ------------     Btus    -----------------                       ----------------

               (ii) Project Gallup

                                     [GRAPH]


ECS-Enron Compression Services Company   -------  -------
ECHO-EMP Echo, L.L.C.                     Debt    Equity
LLC-ECS Compression Company, L.L.C.      -------  -------
TW-Transwestern Pipeline Company            \      /
ENA-Enron North America Corp.                \    /
                                              \  /
                      -----------------  ----------------         Fixed          ------------------
                             ECS              ECHO         ___________________
                      (Managing Member)  (General Member)   Interest Rate Swap          ENA
                      -----------------  ----------------  ___________________   ------------------
                               \              /                  Floating
                                \            /
                                 \          /
                               5% \        /95%
                                   \      /           Compression
                                    \    /              Service
                   Power(e)          \  /               (Hp-hrs)
  ---------------- _________   -----------------      ____________    ----------------
     Utility       _________        ECC LLC           ____________           TW
  ----------------     $       -----------------        Btus and      ----------------
                                    |    |       \  \ Annual Charge
                               Btus |    |  $     \  \
                                    |    |       O \  \
                       $            |    |        & \  \ $
  ---------------- __________  -----------------   M \  \              ----------------
       ENA         __________        ECS              \  \ ----------         TW
  ----------------    Btus     -----------------                       ----------------

          c. Significant Assets Associated with the Structure. ECC LLC owns the compressor motors and equipment located at the Bisti and Bloomfield Compressor Stations and at the Gallup Compressor Station and associated contracts.

          d. Significant Potential Liabilities of the Structure. Certain potential tax obligations of ECC LLC are to be determined.

          e. Significant Potential Liabilities of Debtors. ENE indemnified Echo for certain liabilities relating to Echo's ownership interest in ECC LLC.

     28.  Hawaii

          a. Legal Structure. At the Initial Petition Date, Project Hawaii consisted of nine separate asset monetizations through either Hawaii I or Hawaii
II. Hawaii I was established as a nine-month revolving facility and Hawaii II was established as a two-year revolving facility.

          Each monetization involved five to six individual parties: a Sponsor, which was ENE or an ENE consolidated subsidiary that desired to monetize the present value of an asset; an Asset LLC and a Transferor LLC (each formed by the Sponsor); either Hawaii I or Hawaii II; a Swap Counterparty (usually ENA), and a Guarantor (where required, ENE).

          Each Sponsor contributed an asset to a separate Asset LLC. In exchange for such contributions, the Sponsors received Class A membership interests in the various Asset LLCs and a right to receive a special distribution on the closing date but after the closing time for the transaction. A Class A interest represents 100% of the voting power, with certain restrictions, of such Asset LLC and the right to receive .01% of all distributions made by the Asset LLC.

          Each Asset LLC issued its Class B membership interest to the Transferor LLC in return for the contribution of a promissory note from the Transferor LLC. The Class B interests are non-voting. Each Transferor LLC assigned the Class B interest to a series of either Hawaii I or Hawaii II.

          Hawaii I and Hawaii II were initially formed with a contribution of $100 by CIBC in return for a beneficial interest certificate, CIBC, in its capacity as holder of the beneficial interest certificate, then directed the Owner Trustee (Wilmington) to establish a separate series of the applicable trust to purchase and separately account for and hold each Class B interest.

          Hawaii I and Hawaii II are each a party to a credit facility, each dated November 20, 2000, each among CIBC, as administrative agent, CIBC World Markets Corp., as sole lead arranger and bookrunner, First Union National Bank and SAN PAOLO IMI S.p.A, as co-arranger, BNP Paribas, as syndication agent, Bayerische, as documentation agent, and the lenders party thereto./30

----------------------
30 The Hawaii I Credit Facility had a committed amount of $165 million, and the Hawaii II Credit Facility had a committed amount of $385 million.

          In order to finance the purchase of Class B interests, Hawaii I and Hawaii II (i) issued Series Certificates of Beneficial Ownership to CIBC and
(ii) drew down advances under the Credit Facilities. The aggregate cash purchase price for all Series Certificates purchased by CIBC, in its capacity as holder of the Series Certificates of Beneficial Ownership, was $18,733,305./31 Interest accrues on the Series Certificate at an aggregate rate equal to 15% per annum. Through separate tranches under each Credit Facility, Hawaii I and Hawaii II drew down aggregate principal amount equal to $436,430,114./32 The interest rate payable under the Credit Facility is equal to (i) a rate not higher than the Federal Funds Rate plus 0.5%, in the case of base rate advances, and (ii) the LIBOR rate for the applicable one-, two- or three-month periods (as selected by the applicable trust) plus 0.55% (Hawaii I) or 0.75% (Hawaii II), in the case of LIBOR rate advances.

          Upon receipt of the proceeds of the sale of the Class B Membership interest from the applicable trust, the Transferor LLC paid the note to the Asset LLC. Upon receipt of the payment on the note, the Asset LLC made a special distribution to the Sponsor. The Sponsors received an aggregate amount in special distributions equal to $455,163,419.

          In connection with each purchase of a Class B interest, ENA (or in limited circumstances, ENE) and the applicable trust entered into a total return swap agreement, pursuant to which (i) on each interest payment date under the Credit Facility (x) ENA paid the applicable trust all interest and other sums due to the lenders on such date and (y) the applicable trust paid to ENA all monies or other consideration received with respect to the Class B interest as of such date less any amounts payable on the Series Certificate on such date and
(ii) on the maturity date of the loans under the Credit Facility, (x) ENA paid to the applicable trust all principal, interest, and other sums due to the lenders on such date and (y) the applicable trust paid to ENA all funds on hand on such date, less any amounts payable to CIBC, as the holder of the Series Certificate. The lenders have priority over CIBC, in its capacity as holder of the Series Certificate with respect to all distributions to be made by Hawaii I or Hawaii II, and consequently the swap agreement provides credit support only for the loans under the Credit Facility. Payments made by ENA to Hawaii I or Hawaii II under the swap agreement cannot be applied in repaying CIBC, in its capacity as holder of the Series Certificate, or paying accrued yield on the Series Certificate.

          b.   Structure Diagram as of Initial Petition Date.


----------------------
31 $12,733,305 of Series Certificates were issued for Hawaii II and $6 million for Hawaii I.

32 $273,998,298 was drawn under the Hawaii II Credit Facility and $162,431,816 was drawn under the Hawaii I Credit Facility.

                                    (GRAPH)

                ------------------------------------
     ___________ ENE or ENE Consolidated Subsidiary __________
     |          ------------------------------------          |
     |                     |   |                              |
     |                     |   |  Class A Membership Interest |
     |               Asset |   |  (100% voting in Asset LLC   |
     |                     |   |  and .01% economic interest) |
     |                     |   |  and $                       |
     |                  ------------                          |
     |                     Asset                              | 100% Interest
     |                      LLC                               |
     |                  ------------                          |
     |                     |   |                              |
     |  Class B Membership |   |                              |
     |  Interest (99.99%   |   |                              |
     |  economic interest  |   | $                            |
     |  in Asset LLC and   |   |                              |
     |  no voting)         |   |                              |
-------------------     ------------                          |
 Total Return Swap       Transferor ___________________________
  from ENE or ENA           LLC
(Guaranteed by ENE)     ------------
-------------------        |   |
     |  Class B Membership |   |
     |  Interest (99.99%   |   |
     |  economic interest  |   |      ----------------
     |  in Asset LLC and   |   | $     Equity Holders
     |  no voting)         |   |      ----------------
     |                     |   |        / /
     |                     |   |       / /
     |                     |   |      / /
     |                     |   |  $  / /
     |                     |   |    / /  Equity Certificate
     |                     |   |   / /
     |                  --------------         $        ---------------
     _________________   Hawaii 125-0 _________________  Bank Revolver
                            Trust     _________________
                        --------------      Note        ---------------

          c.   Significant Assets Associated with the Structure.

               (i) Series McGarret Q. McGarret III, L.L.C., as the Asset LLC, holds a Special Warrant to purchase 2,791,800 shares of non-voting common stock of New Power Holdings, Inc. at a price of $0.05 per share.

               (ii) Series McGarret R. McGarret II, L.L.C., as the Asset LLC, holds a Special Warrant to purchase 8,458,200 shares of non-voting common stock of New Power Holdings, Inc. at a price of $0.05 per share.

               (iii) Series McGarret S. McGarret I, L.L.C., as the Asset LLC, holds a Special Warrant to purchase 6,766,400 shares of the non-voting common stock of New Power Holdings, Inc. at a price of $0.05 per share.

               (iv) Series McGarret I. McGarret VIII, L.L.C., as the Asset LLC, holds a Class C Membership Interest in EBS Content Systems L.L.C.

               (v) Series McGarret J. McGarret X, L.L.C., as the Asset LLC, holds a Class A Membership Interest in LE Hesten Energy LLC.

               (vi) Series McGarret L. McGarret XII, L.L.C., as the Asset LLC, holds a Series A Porcupine Certificate of Tahiti Trust in the amount of $30 million representing a fractional interest in a $259,212,085 Porcupine Note made payable to Pronghorn I, LLC by Porcupine I LLC.

               (vii) Series McGarret T. McGarret XI, L.L.C., as the Asset LLC, holds approximately $25.4 million, the proceeds of the sale of 100% of the outstanding shares of common stock in CGas Inc.

               (viii) Series McGarret U. McGarret XIII, L.L.C., as the Asset LLC, holds a Series Porcupine B Certificate of Tahiti Trust in the amount of $20 million, which represents a fractional interest in a $259,212,085 Porcupine Note made payable to Pronghorn I, LLC by Porcupine I LLC.

               (ix) Series McGarret V. McGarret VI, L.L.C., as the Asset LLC, holds a Class B Certificate representing a $15 million beneficial interest in European Power Limited Company. The Amended and Restated Trust Agreement of European Power Limited Company controls the transfer of this Class B Certificate. Enron European Power Investor LLC, as the Sponsor, remains the record holder of this certificate. The Sponsor is required to transfer legal title to the certificate upon request by the Asset LLC.

          d. Significant Potential Liabilities of the Structure. The amount outstanding under the Hawaii I Credit Facility is approximately $162 million. The amount outstanding under the Hawaii II Credit Facility is approximately $274 million.

          e. Significant Potential Liabilities of Debtors. Under the swap agreements, ENA, where it is a party to such agreements, and ENE, as swap counterparty or guarantor, may be obligated for the difference between the amounts received by Hawaii I or Hawaii II in asset sales or other distributions from assets, and the amounts outstanding under the Credit Facilities.

     29.  Inauguration/Eletrobolt

          a. Legal Structure. Project Inauguration is a $475 million, 20-month term facility set up in December 2000 to (1) finance, develop, and construct Eletrobolt in the State of Rio de Janeiro, Brazil and (2) order for purchase four MHI natural gas turbines, two each of which were to be used in the development of the RioGen and Cuiaba II power plant projects in Brazil. Project Inauguration was set up to satisfy accounting requirements to allow off-balance-sheet treatment of certain types of construction loans.

          Project Inauguration was effected through a construction agency agreement between BPDT, ESAT, an indirect wholly owned subsidiary of ENE, and Wilmington (BPDT's administrative agent). The owner of the Eletrobolt project and the RioGen and Cuiaba II assets is BPDT, which is not an ENE affiliate. BPDT funded the construction of Eletrobolt and the purchase of the MHI turbines by issuing membership interests to John Hancock Life Insurance Company (3% of the funding) and through a credit agreement by issuing secured notes to a syndicate of 17 banks led by West LB (97% of the funding). The notes are secured by a pledge of all assets (Eletrobolt and the MHI turbines) and the collateral assignment of BPDT's rights under an ENE guaranty. BPDT appointed ESAT as its agent to oversee the planning, engineering and construction of both Eletrobolt and the MHI turbines.

          ENE provided a guaranty for ESAT's performance. Per accounting rules, the guaranty is limited to 89.9% of amounts outstanding, but increases to 100% under certain circumstances such as a bankruptcy filing by ENE.

          Under the construction agency agreement, ESAT (on the earlier of (i) the August 31, 2002 maturity date or (ii) prior to or at completion of Eletrobolt) had the option to repurchase the entire Project Inauguration, Eletrobolt itself, or the MHI turbines. In the event that ESAT exercised the purchase option for the entire Project Inauguration, the purchase price would be equal to an amount sufficient to repay the lenders and John Hancock in full. In the event that ESAT exercised the purchase option specifically for either Eletrobolt or the MHI turbines, the purchase price would be an amount sufficient to repay the lenders and John Hancock the outstanding balance remaining on the particular asset plus all other amounts due under any related Project Inauguration documents. In addition to the purchase options, ESAT had the option to lease the entire Project Inauguration, Eletrobolt itself, or the MHI turbines from the Trust for a term of 5 years.

          b.   Structure Diagram as of Initial Petition Date.

                                    (GRAPH)

                                      --------------
-------------                          John Hancock             ----------------
 Enron Corp                              (EQUITY)                WLB as Lenders
 (GUARANTOR) _______Enron             --------------                 Agent
-------------      Guarantee                |                        (DEBT)
                       |                    |                   ----------------
                       |                100% Owned                     |
                       |                    |                          |
                       |____________ -------------------               |
---------------------                  BrazilianPower                  |
 Enron South America                     Development                   |
    Turbine LLC      ________________        Trust      _______________|
     (AGENT)           Construction    (OWNER'S TRUST)
---------------------     Agency     -------------------
        \               Agreement            |
         \                                   |
 Construction Activities                    100%
           \       __________________________|________________________
      ------\-----|--------------------------|------------------------|--------
      |           |                          |                        |       |
      | ---------------------   ---------------------   --------------------- |
      | Enron Brazil Turbines    Enron Brazil Power     Enron Brazil Turbines |
      |        I Ltd              Holdings 20 Ltd             II Ltd          |
      |  RIOGEN FACILITY)       ELECTROBOLT FACILITY)    CUIABA II FACILITY)  |
      | ---------------------   ---------------------   --------------------- |
      |           |                         |                         |       |
      |           |                         | 100%                    |       |
      |           |                         |                         |       |
      |      ------------        ------------------------      ------------   |
      |      MHI TURBINES        Enron Brazil Holdings 20__    MHI TURBINES   |
      |          1&2             ------------------------  |       3&4        |
      |      ------------                   |              |   ------------   |
      |                                     |  100%        |                  |
      |                                     |              |                  |
    A |                            --------------------    |                  |
    S |                             Enron Brazil Power     |                  |
    S |   (under                    Investments 20 Ltd.   99.99%              |
    E | construction               --------------------    |                  |
    T |  management)                        |              |                  |
    S |                                     | .01%         |                  |
      |                                     |              |                  |
      |                         -------------------------  |                  |
      |                           SociedadeFluminense de   |                  |
      |                             EnergiaLtda (SFE)   ___|                  |
      |                             (379 MW PLANT)                            |
      |                         -------------------------                     |
       ------------------------------------------------------------------------

          c. Significant Assets Associated with the Structure. BPDT holds the assets of Project Inauguration (Eletrobolt and the MHI turbines). Until August 3, 2003, John Hancock owned 100% of BPDT at which time the lenders foreclosed on John Hancock's interests in BPDT. The lenders hold a security interest in the assets and in BPDT's rights under the ENE guaranty.

          BPDT has several subsidiary companies that control the day-to-day operations of the assets under Project Inauguration and work with ESAT to implement all construction activities. Specifically, Enron Brazil Power Holdings 20 Ltd. constructs Eletrobolt and also is the parent company of SFE (the company party to the Consortium Agreement, described below, that is responsible for converting the natural gas into electricity at Eletrobolt). Enron Brazil Turbines I Ltd. is responsible for oversight of the RioGen power plant project (incorporates 2 of the MHI turbines) and Enron Brazil Turbines II Ltd. is responsible for oversight of the Cuiaba II power plant project (incorporates the remaining 2 MHI turbines).

          BPDT also is the beneficiary of a $214.1 million promissory note from ENHBV.

          d. Significant Potential Liabilities of the Structure. BPDT was obligated to repay principal and interest on the notes issued to the lenders and yield on the certificates issued to John Hancock. BPDT was to meet this obligation from payments it was to receive in connection with ESAT's purchase option exercise, the receipt of proceeds under certain insurable events, and/or the receipt of payments under the 5-year lease option.

          As agent for BPDT, ESAT was responsible for supervising and managing the construction of Eletrobolt and the MHI turbines within an agreed-upon budget and time period. ESAT provided the budget, made all requests for money from the lenders and BPDT to pay construction costs, hired all engineers and contractors, and paid all workers. ESAT was required to indemnify BPDT, the lenders, and certain third parties against harm or loss only for acts or failures to act on ESAT's part.

          ESAT's obligations as the agent are guaranteed to BPDT by the ENE guaranty. The lenders have a security interest in BPDT's rights under the ENE guaranty and the assets within Project Inauguration.

          If upon the earlier of (i) August 31, 2002, or (ii) the completion of Eletrobolt, the MHI turbines or the entire Project Inauguration, ESAT had not exercised either of the purchase options or the lease option, BPDT could have exercised a remarketing option whereby ESAT would be responsible for performing actions necessary to remarket Project Inauguration to third parties and for paying a deposit amount, supported by the ENE guaranty, equal to 89.9% of the outstanding capital costs of Project Inauguration.

          To further market the electricity produced by Eletrobolt, SFE, Petrobras, and ECE entered into a Consortium Agreement whereby Petrobras supplies natural gas to SFE, SFE uses the natural gas to generate electricity, SFE supplies the electricity to ECE, and ECE markets the electricity to Brazilian consumers, collects and accounts the sale proceeds, and makes distributions to all Consortium Agreement parties pursuant to the terms of the Consortium Agreement. The members of the Consortium are SFE, Petrobras and ECE. The Consortium Agreement (and any related marketing arrangements) is completely independent from the construction agency agreement and any other transaction associated with the Project Inauguration financing. In addition, SFE receives an allocation, which consists of a fixed capacity payment (covers fixed costs, debt service, and return on equity) and an energy payment (covers variable costs). Petrobras is responsible for making up any shortfall in the SFE allocation if there are insufficient funds generated from the sale of the electricity. In exchange, Petrobras is paid for the cost of the fuel supplied and 25% of any upside beyond the SFE allocation and the cost of the fuel. ECE sells the electricity either in the spot market or through short-term bilateral contracts. In return for marketing electricity, collecting the funds and keeping track of the accounting, reporting and distribution of the funds pursuant to the Consortium Agreement, ECE receives 75% of any upside beyond the SFE allocation and the cost of the fuel.

          SFE owes ENHBV $214.1 million in the form of a promissory note and an import-finance agreement.

          e. Significant Potential Liabilities of Debtors. ESAT's obligations as the agent are guaranteed to BPDT by the ENE guaranty. The lenders have a security interest in BPDT's rights under the ENE guaranty and the assets within Project Inauguration

          f. Structure Resolution. On June 28, 2002, BPDT, West LB, ESAT, ENE, Enron Brazil Turbines II Ltd., Enron Brazil Turbines I Ltd., and equipment supplier MHI entered into a settlement agreement and mutual release to resolve the remaining payment and performance obligations under the Cuiaba and RioGen turbine purchase agreements. Following Bankruptcy Court approval, the settlement agreement became effective on August 16, 2002.

          Under the court-approved settlement agreement, MHI released all the parties to the Cuiaba and RioGen turbine purchase agreements from all claims and remaining payment and performance obligations, credited approximately $14.0 million paid to it for the Cuiaba turbines to the remaining $20 million due under the RioGen turbines and in exchange received a one-time payment of $6.0 million from the Trust to complete the RioGen turbines. The Cuiaba turbine purchase agreement was cancelled and BPDT presently has full title and possession of the RioGen turbines. Refer to Section IV.B.4.c., "Mitsubishi Heavy Industries" for further information.

          In addition to the prior settlement, on August 21, 2003, all parties to the Construction Agency Agreement, the Credit Agreement, and certain ancillary agreements entered into a Settlement Agreement and Mutual Release to resolve the payment and performance obligations in respect of the Eletrobolt power plant financing. The order approving the Settlement Agreement and Mutual Release was entered by the Bankruptcy Court on October 2, 2003. On October 30, the parties consummated the transactions contemplated by the Settlement Agreement and Mutual Release.

          Under the settlement agreement and mutual release, the various Enron parties agree to transfer their interests in the Eletrobolt power plant and the Consortium Agreement to SFE and West LB, as agent for the lenders. ENHBV will transfer the SFE note to West LB in exchange for the cancellation of the note payable by ENHBV to BPDT. Additionally, the Enron parties will receive approximately $11 million in respect of Consortium and ECE marketing activities and certain pledged amounts, and will participate in the monetization of certain receivables in respect of those marketing activities. The Enron parties will release BPDT and

West LB, as agent for the lenders, from all liabilities and obligations in respect of the Eletrobolt transaction. The Enron parties receive mutual releases in respect of their obligations, including a release of ENE's guaranty of ESAT's obligations as agent for BPDT.

     30.  Investing Partners/Steele

          a. Legal Structure. During 1997, ENE and BT (and its affiliates) formed Investing Partners to acquire and manage a portfolio of financial assets, including residual real estate mortgage interests, certain aircraft assets, ENE intercompany notes, equity interests of ENE affiliates, and corporate bonds.

          At or around the date of formation, Investing Partners borrowed $51.2 million from ENA and purchased $51.2 million of investment grade corporate bonds from BT. ENE indirectly contributed to Investing Partners, through its subsidiaries (ECT Investing Corp., ECT Investments Holding Corp., and ETS), $42.8 million of cash, an aircraft subject to debt of $42.6 million, preferred stock in ECT Equity Corp., and various intercompany receivables. The ENE subsidiaries received general and limited partnership interests in Investing Partners representing approximately 94.16% of the voting power and value of Investing Partners. BT and its affiliates became limited partners in Investing Partners and contributed $4.4 million of cash and $7.5 million of REMIC residual interests to Investing Partners. BT and its affiliates received limited partnership interests representing 5.84% of the voting power and value of Investing Partners and $4.5 million of Investing Partners debt securities.

          b.   Structure Diagram as of Initial Petition Date.

                                    (GRAPH)

                 ------------------------
                           ENE
                 ------------------------
                            |_______________________________
                            |                              |
                 ------------------------       ------------------------
_______________            ENA                     Enron Transportation
|                                                    Services Company
|                ------------------------       ------------------------
|                       |         |                /   |
|                       |         |               /    |
|       ----------------          ------------------   |                      ----------------                --------------
|       ECT Investing               ECT Investments    |                        BT Green, Inc.                 Bankers Trust
|          Corp.                      Holding Corp.    |
|       ----------------          ------------------   |                      ----------------                 --------------
|                       |         |                    |                              |                                     |
| General and Limited   |         |                    |                              |                                     |
| Partnership Interests |         |____________________|  (1) $3,049,531 Class B L.P. |         (1) $4,480,469 Class B L.P. |
| 94.16% vote and value |         |                           Interest                |             Interest                |
|                       |         |                       (2) $2.4 million Debt       |         (2) $3.6 million Debt       |
|                       |         |                                                   |                                     |
|                ------------------------                                             |                                     |
|                       Investing        ____________________________________________________________________________________
|                        Partners
|                ------------------------
|                 |                     |
|   $94 million   |                     |
|   Pref. Stock   |                     |
|                 |                     |
|                 |                     __________________________________________________________________________________________
|        ------------                     |                |        |        |                |                  |
|______      ECT                    ---------------   ------------  |   ------------      -----------     ----------------
         Equity Corp.                $1.9 million     $16 million   |   $6 million        $48 million           ECT
         ------------               REMIC Residuals     Aircraft    |   Debt Payable      Enron Corp.       Diversified
           |       |                                  (Falcon 900)  |                     Receivables     Investments, LLC
           |       |                ---------------   ------------  |   ------------      -----------     ----------------
           |       |                                                |                                       |         |
---------------  ------------------                          ----------------                    -------------       -------------
 $93.5 million     $110 million                                $48.7 million                     $23.7 million       $48.7 million
  Enron Corp.    Enron Reserve Acq.                           ECT Diversified                       Corporate         Debt Payable
     Note             Note                                         Note                               Bonds
---------------  ------------------                          ----------------                    -------------       -------------

          c. Significant Assets Associated with the Structure. As of the Initial Petition Date, Investing Partners' significant assets included $48 million of ENE intercompany receivables, various intercompany receivables of other ENE affiliates (including Debtors and non-Debtors) in the aggregate amount of $16 million, residual REMIC interests, $94 million in preferred stock of ECT Equity Corp., a corporate aircraft with a net book value of $16 million, and 100% membership interest in ECT Diversified Investments, L.L.C., whose primary asset is $24 million in corporate bonds.

          d. Significant Potential Liabilities of the Structure. As of the Initial Petition Date, Investing Partners' significant liabilities included $6 million zero coupon debt to BT, various intercompany payables, and BT's $8 million limited partnership interest.

          e. Significant Potential Liabilities of Debtors. ENE guaranteed various obligations of the ENE affiliates in the structure, including Investing Partners' obligations under the debt securities issued to BT and its partnership agreement. In addition, ENE entered into various put agreements with BT and its affiliates requiring, under certain circumstances, ENE to purchase recapitalization notes issued by Investing Partners to BT after a recapitalization of Investing Partners. Such recapitalization of Investing Partners would convert BT's outstanding debt and equity interests in Investing Partners into debt securities of Investing Partners guaranteed by ENE.

          31.  Joint Energy Development Investments II Limited Partnership

          a. Legal Structure. JEDI II was formed in December 1997 as a venture capital partnership for the purpose of (i) acquiring, owning, holding, making, participating in, exercising rights with respect to, and disposing of certain qualified investments with the purpose of achieving a target pre-tax internal rate of return on aggregate capital invested of 20%, and (ii) subject to certain other limitations (primarily based on concentration limits, geography, and risk) to engage in any other business activity necessary or incidental to the business purposes set forth above and that was not forbidden by applicable law. Qualified investments are related to natural gas, crude oil, electricity and other forms of energy, as well as an investment in Enron Energy Services, an ENE subsidiary.

          b.   Structure Diagram.

                                    (GRAPH)

                                                    -----------
           _________________________________________    ENA    _______________________________________
           |                                        -----------                                      |
     100%  |                                        |         |                                      | 100%
           |                                        | 100%    | 100%                                 |
-----------------------       ------------------------       -----------------------       ----------------------
 Enron Capital II Corp         Enron Capital III Corp         Enron Capital IV Corp         Enron Capital V Corp
-----------------------       ------------------------       -----------------------       ----------------------
                    |            |                                             |              |
                    |            |                                             |              |
             1% GP  |            |  99% LP                              1% GP  |              | 99% LP
                    |            |                                             |              |
                    |            |                                             |              |
              --------------------------                                   --------------------------
               Enron Capital Management                                     Enron Capital Management
                        II LP                                                       III LP
              --------------------------                                   --------------------------
                          |           1% GP                         49% LP             |
                          |_____________________                _______________________|
                                               |                |
                                               |                |
                                           --------------------------           50% LP            -----------------
                                                     JEDI II         ____________________________       CalPERS
                                           --------------------------                             -----------------


          c. Significant Assets Associated with the Structure. As of the Initial Petition Date, JEDI II had approximately $278 million in assets, according to its unaudited year end financial statements.

          d. Significant Potential Liabilities of the Structure. As of the Initial Petition Date, JEDI II had approximately $4 million in liabilities, according to its unaudited year end financial statements.

     32.  JT Holdings Synthetic Lease

     a. Legal Structure. In December 2000, Ventures, a wholly owned ENE subsidiary, refinanced an existing synthetic lease facility guaranteed by ENE covering the two remaining assets in the facility: (i) real property and a methanol plant thereon in Pasadena, Texas, with a termination value of approximately $74 million, and (ii) real property and gas storage facilities thereon in Mt. Belvieu, Texas, with a termination value of approximately $36 million. The refinancing was accomplished by amending the structure documents to, among other things, extend the term of the leases by five years and facilitate the sale and assignment by certain financial institutions of their interests in the structure to certain other financial institutions. In June 2001, the Mt. Belvieu assets were sold for their approximate termination value, reducing the amended $110 million synthetic lease facility to the approximate $74 million covering the Pasadena assets.

          The lease covering the Pasadena, Texas property is between State Street (in its capacity as trustee of the 1991 Enron/NGL Trust), as lessor, and Ventures, as lessee. In July 2003, Reliance Trust Company succeeded State Street as Trustee of the 1991 Enron/GL Trust. In December 1991, the 1991 Enron/NGL Trust had issued $600 million aggregate principal and stated amounts of Interim Trust Notes, Series A Trust Notes, Series B Trust Notes, and Series C Trust Certificates to finance its acquisition of several assets (including the Pasadena, Texas property), and refinanced these instruments in December 1995. The Series A Trust Notes and Series B Trust Notes were issued to JT Holdings, an SPE unaffiliated with ENE; JT Holdings financed its purchase thereof through CXC Incorporated, a commercial paper conduit affiliated with Citibank, and such financing was backed by a syndicate of financial institutions. Assets were sold from the synthetic lease structure from time to time, and by the December 2000 refinancing, only the Pasadena and Mt. Belvieu, Texas assets remained. The 1991 Enron/NGL Trust restructured the instruments covering these remaining assets in December 2000, issuing (i) new Series A Trust Notes, due on December 6, 2005, to JT Holdings (ENE understands that the indebtedness of JT Holdings to CXC Incorporated has been satisfied and that Citibank, Bank of Tokyo-Mitsubishi, Ltd. and The Bank of Nova Scotia hold interests in the A-Notes through JT Holdings); (ii) the Series B Trust Notes, due on December 6, 2005, to Barclays and CSFB; and (iii) the Series C Trust Certificates, due on expiration or termination of the lease, to Barclays and CSFB.

          b.   Structure Diagram as of Initial Petition Date.

                                                   (GRAPH)

       -----
        ENE
       ----- \                                                            -------------
         |     \  Guarantees                                            /     Banks
         |       \                                          Liquidity /   -------------
         |         \____________                            Facility/    /Interest in
         | 100%                 \                                 /    /  A Notes
         |        Synthetic       \                             /    /
    ----------     Lease      --------------------   A Notes   ---------------
     Ventures ________________      1991 Enron/   _____________  JT Holdings
                                     NGL Trust
    ----------                --------------------             ---------------
         |                            /\                              |
Sublease | 100%            B Notes   /  \  C Certificates             | Satisfied Loan
         |                          /    \                            |
    ----------            ------------  ------------           ---------------
     Methanol              Barclays &    Barclays &                  CXC,
                              CSFB          CSFB                 Incorporated
    ----------            ------------  ------------           ---------------
                                                                      |
                                                                      | Satisfied Loan
                                                                      |
                                                               ---------------
                                                                  Commercial
                                                                 Paper Market
                                                               ---------------

          c. Significant Assets Associated with the Structure. As of the Initial Petition Date, the significant assets in this structure consisted of real property and a shut down methanol plant thereon located in Pasadena, Texas.

          d. Significant Potential Liabilities of the Structure. As of the Initial Petition Date, the following instruments issued by the 1991 Enron/NGL Trust and evidencing an aggregate principal or stated liability of approximately $74 million were outstanding: Series A Trust Notes in the principal amount of approximately $59.2 million, Series B Trust Notes in the principal amount of approximately $12,215,622, and Series C Trust Certificates in an aggregate stated amount of approximately $2,584,378; these debt and equity instruments are interest and yield bearing, respectively.

          e. Significant Potential Liabilities of Debtors. During the life of the lease, Ventures has various financial obligations that are guaranteed by ENE, including, but not limited to, payment for rent, insurance, maintenance, and taxes. At the end of the lease, the parties to the structure may have the following three options: (i) refinance the lease; (ii) ENE/Ventures could purchase the assets for the termination value of approximately $74 million, or
(iii) if ENE/Ventures neither refinance the lease nor purchase the assets, then the assets might be sold to a third party, and to the extent of any deficiency between the amount of sales proceeds and structure liabilities, ENE might be liable for up to either the residual guarantee amount of approximately $59.2 million or the termination value of approximately $74 million. Application and interpretation of the terms of documents governing this structure will determine the priority of the ultimate distribution of any amounts received in respect of structure liabilities and sales of structure assets among the holders of the Series A Trust Notes, Series B Trust Notes, and Series C Trust Certificates, and Ventures and ENE.

     33.  K-Star

          a. Legal Structure. In June 2001, KStar LP, a limited partnership formed under the laws of Delaware, received cash contributions from its limited partner (99.9999% interest) KStar Trust, a Delaware business trust, and its general partner (0.0001% interest) Maguey, a wholly owned subsidiary of ENA. The cash contributed by KStar Trust as consideration for its limited partner interest in KStar LP was generated from debt and equity issued by KStar Trust to third-party financial institutions.

          KStar LP's primary business purpose is to acquire, own, hold, operate, manage, and dispose of a production payment and term overriding royalty interest and to engage in any other activities incidental, necessary, or appropriate to the foregoing. KStar LP used the cash contributions made by its partners in June 2001 to acquire such production payment and royalty interests from an ENA subsidiary that had acquired them from a third party. KStar LP also then entered into (i) interest rate and commodity swaps with ENA who assigned them to SRFP in August 2001, which then contemporaneously entered into similar swaps with ENA, and (ii) two commodity purchase and sale agreements for the sale of crude oil and natural gas to ERAC and ENA Upstream, respectively, each of which are affiliates of ENA.

          In June 2001, KStar LP also retained Maguey to act as servicer to perform certain operating activities and as balancer to advance money to KStar LP, subject to certain conditions, should a shortfall occur in amounts owed to KStar LP due to a timing difference between scheduled volumes of commodities to be delivered in a month and actual volumes of commodities delivered in that month. Mescalito, a wholly owned subsidiary of Maguey, replaced Maguey as balancer in August 2001.

          In August 2001, the original noteholder of KStar Trust assigned its debt interests in KStar Trust to another third-party financial institution and KStar Trust obtained an insurance policy from two third-party insurers for the benefit of KStar Trust's new noteholder. The insurance policy covered outstanding principal and interest on the KStar Trust notes held by the noteholder. The insurers also issued an insurance policy for the benefit of Mescalito to insure KStar LP's obligation to reimburse Mescalito for balancing advances. The insurers also issued a policy for the benefit of SRFP to insure KStar LP's payment under the interest rate and commodity swaps.

          Contemporaneously with the issuance of the insurance policies, the insurers and Enron Re entered into a reinsurance agreement, pursuant to which Enron Re agreed to pay the first $10 million of claims and 15% of all claims thereafter under the insurance policies.

          ENE guaranteed its affiliates' obligations under the applicable transaction documents, except for those of KStar LP.

          By letters dated January 3, 2002, KStar Trust, as sole limited partner of KStar LP, (i) notified Maguey of its removal as general partner of KStar LP, effective immediately, asserting that Maguey had materially breached provisions of the amended and restated limited partnership agreement of KStar LP, and (ii) notified KStar LP of such removal and that KStar Trust had elected to continue KStar LP's existence and appoint NoStar, LLC, an entity unaffiliated with ENE, as general partner of KStar LP effective January 4, 2002. By letter dated January 11, 2002, Maguey (i) notified KStar Trust that Maguey was not in material breach of the KStar LP partnership agreement and (ii) recognized the right of KStar Trust to remove Maguey as general partner at KStar Trust's discretion, Maguey offered to waive its right to 30-days prior notice of removal provided that KStar Trust took action and provided notice to Maguey that it was being removed as general partner without cause. KStar Trust did not provide such notice.

          b.   Structure Diagram as of Initial Petition Date.

                                    (GRAPH)

                  Production Payments/
   ------------     Term Overriding           ----------------   99.9999%   ------------    Equity     ------------------------
                   Royalty Interests                             Interest                ------------
    Producers   ---------------------------                     ----------     KStar
                                                                                VPP          Debt       Financial Institutions
   ------------                                                                Trust     ------------
                                                                                                       ------------------------
                                                                            ------------                          |  Insurance
   ------------         Commodity                                                                                 |   Policy
       ENA              Purchase                                            ------------  Insurance               |
    Affiliates          And Sale                                Balancing                  Policy             ----------
      (ENA             Agreements                 KStar         Agreement    Mescalito    --------------       Insurers
___  Upstream   ---------------------------        VPP          ----------     Ltd.       Guaranty            ----------
|      and                                         LP                                     ----------              |  Reinsurance
|     ERAC)                                                                 ------------           |              |    Policy
|  ------------                                                                                    |              |
|                                                                                                  |          ---------  Guaranty
|                                                                           ------------           |            Enron    -----------
|                                                                0.0001%                           |             Re                |
|                         ISDA                                   Interest                          |          ---------            |
|  ------------          Master                                 ----------     Maguey     Guaranty |                               |
|                      Agreement                                                VPP,      ----------                               |
|      SRFP     ---------------------------                     Balancing       LLC                |                               |
|                                                               Agreement                          |          ---------            |
|  ------------                                                 ----------                         |--------             -----------
|       |    ISDA                                                           ------------                         ENE
|       |   Master                            ----------------                   |
|       |  Agreement                                                             |   100%                     ---------
|  ------------                                                             ------------                          |   |
|                                                                               ENA                               |   |
|      ENA                  Guaranty                                        ------------                          |   |
|                --------------------------------------------------------------------------------------------------   |
|  ------------                                                                                                       |
|                                                                                                                     |
|                                                                                                                     |
|                                                Guaranty                                                             |
|_____________________________________________________________________________________________________________________|

          c. Significant Assets Associated with the Structure. As of the Initial Petition Date, KStar LP held a production payment and a term overriding royalty interest, and an ISDA Master Agreement with associated confirmations with SRFP.

          d. Significant Potential Liabilities of the Structure. As of the Initial Petition Date, (i) KStar LP owed the delivery of crude oil and natural gas to ENA affiliates, (ii) KStar LP potentially owed a mark-to-market payment to SRFP, assuming the ISDA Master Agreement between SRFP and KStar LP had been terminated, (iii) KStar LP may have had cash distribution obligations to its contractual counterparties, including, without limitation, Maguey, Mescalito, ENA Upstream, ERAC, and KStar Trust, and (iv) KStar Trust may have had cash distribution obligations to the holders of debt and equity instruments issued by KStar Trust to third-party financial institutions.

          e. Significant Potential Liabilities of Debtors. SRFP delivered a Notice of Event of Default and Designation of Early Termination Date of December 3, 2001 in respect of the ENA-SRFP ISDA Master Agreement and associated confirmations which include, without limitation, those related to this structure under which ENA may have exposure to SRFP; SRFP asserted an aggregate loss of approximately $41.8 million under the ISDA Master Agreement, some portion of which may be related to this structure. Claims may be made against ENA Upstream and ERAC under commodity purchase and sale agreements with KStar LP. Additionally, ENE has guaranteed the obligations of ENA, Mescalito, Maguey, ENA Upstream, ERAC, and Enron Re under various agreements between these entities and KStar LP and the third-party insurers.

     34.  Mahonia Prepaid Forward Contracts

          a. Legal Structure. For a number of years prior to the Initial Petition Date, ENA and ENGMC entered into prepaid forward contracts with Mahonia Ltd. and Mahonia Natural Gas Ltd. Under each prepaid forward contract, ENA or ENGMC agreed to either (i) deliver a fixed volume of natural gas or crude oil, or (ii) make a payment based on a fixed price for natural gas in return for a lump sum cash payment. ENE guaranteed the obligations of its subsidiaries that entered into the prepaid forward contracts with Mahonia. The prepaid forward contracts with Mahonia that remained open as of the Initial Petition Date are as follows:

ENE Company     Date            Notional Value           Mark-to-Market
                Executed          at Closing            Value at 12/03/01

ENGMC           12/18/1997       $299,991,679                   8,166,574
ENGMC           6/26/1998         250,000,000                  50,797,539
ENGMC           12/01/1998        249,994,352                  96,391,022
ENGMC           6/28/1999         499,999,986                 391,061,132
ENA             6/28/2000         649,999,352                 627,291,618
ENA             12/28/2000        330,403,325                 253,151,919
ENA             9/28/2001         350,000,000                 338,880,229

          ENA and ENGMC also entered into contracts to hedge exposure under each of the prepaid forward contracts; many of the hedge contracts were entered into with JPMCB. ENE secured, for the benefit of Mahonia, either a surety bond or letter of credit to guarantee the payment of ENE. Refer to Sections IV.C.1.c(i)., "Trading Litigation Referred to Mediation", IV.C.1.c(ii)(B)., "American Home Assurance Co. & Federal Insurance Co. v. Enron Natural Gas Marketing Corp., Enron Corp., JPMorgan Chase & Co., and American Public Energy Agency" and IV.C.1.d(iii)., "JPMorgan Chase Bank, for and on behalf of Mahonia Limited and Mahonia Natural Gas Limited v. Liberty Mutual Insurance Company, Travelers Casualty & Surety Company, St. Paul Fire and Marine Insurance Company, Continental Casualty Company, National Fire Insurance Company of Hartford, Fireman's Fund Insurance Company, Safeco Insurance Company of America, The Travelers Indemnity Company, Federal Insurance Company, Hartford Fire Insurance Company, and Lumbermens Mutual Casualty Company (Case No. 01-CV-11523, United States District Court for the Southern District of New York (removed from the New York Supreme Court))".

          b.   Structure Diagram as of Initial Petition Date.

                                    (GRAPH)

                -----------                     -------------
                                                 Surety Bond
                  Mahonia   ___________________   or Letter
                                Guarantee         of Credit
                -----------                     -------------
                  |    |                           /   /
        Gas/      |    | $                        /   /
        Crude     |    |       Indemnity or      /   /
                  |    |       Reimbursement    /   /
                -----------      Agreement     /   /
                                        ------/   /
                 ENA/ENGMC             /  -------/
                                      /  /
                -----------          /  /       Premium to
                     |              /  /  Purchase Bond/Fee for
                     | Guarantee   /  /      Letter of Credit
                     |            /  /
                -----------      /  /
                           -----/  /
                    ENE           /
                           ------/
                -----------

          c. Significant Liabilities of Debtor. ENA and ENGMC are obligated under the prepaid forward contracts and ENE guaranteed those obligations. ENE also has reimbursement or indemnification obligations under the surety bonds and letter of credit.

     35.  Maliseet/Cochise

          a. Legal Structure. In January 1999, ENE recapitalized an existing subsidiary and renamed it Maliseet. Maliseet elected to be a REIT.

          ENE purchased a diversified portfolio of publicly traded mortgage securities for approximately $25 million from BT Green, Inc., an affiliate of BT (now part of DB), and contributed them to Maliseet. ENE received voting and non-voting preferred stock of Maliseet. Concurrently, ENE sold 1,000 shares of the common stock of Maliseet to BT.

          BT contributed to Maliseet (i) a diversified portfolio of publicly traded mortgage securities valued at approximately $2.7 million and (ii) securities representing the residual interest in certain real estate mortgage investment conduits with an agreed value of $165,000. BT received, in return, 1,000 shares of common stock of Maliseet and a zero-coupon promissory note for the net carrying amount of $1.6 million.

          In addition, ENE sold non-voting preferred stock of Maliseet of nominal value to 98 independent investors and six individuals who were then officers of ENE and Maliseet.

          Simultaneously with the REIT transactions, ECT Investments Holding Corp., an ENE subsidiary, purchased the beneficial interest in a trust holding two commercial aircraft from BT for $44 million. The aircraft were on long-term lease to unrelated lessees.

          b.   Structure Diagram as of Initial Petition Date.

                                    (GRAPH)

     --------------                             Put Right                                  --------------
          ENE      ------------------------------------------------------------------------      BT
     --------------                                                                        --------------
        |        |  Voting                                                                      |  |
        |        | Preferred                                                                    |  |
        |        |   Stock                                                                      |  |
        |        |  (95% of        ----------------                ----------------             |  |
        |        | total vote)         6 Former                     98 Independent              |  |
        |        |    82%           Enron Officers                   Individuals                |  |
        |        | non-voting      ----------------                ----------------             |  |
        |        | Preferred              |     Non-voting               |     Non-voting       |  |
        |        |   Stock                |     Preferred Stock          |     Preferred Stock  |  |
        |        |______________________________________________________________________________|  |
-----------------                                       |                                          |
 ECT Investments                                        |                  (1) $1.2 million        |
  Holding Corp.                                         |                    Common Stock          |
-----------------                                       |                 (5% vote and value)      |
                                                        |                  (2) $1.6 million        |
                                                  -------------                  Debt              |
                                                     Maliseet  ____________________________________|
                                                   Properties,
                                                       Inc.
                                                  -------------
                                                        |
                            _________________________________________________________
                            |                           |                           |
                       ----------                   ----------                  ----------
                                                       REMIC                       REMIC
                          Cash                       Residual                     Regular
                                                     Interest                    Interest
                       ----------                   ----------                  ----------

          c. Significant Assets Associated with the Structure. As of the Initial Petition Date, Maliseet's significant assets consisted of $9 million in cash, $21 million in publicly traded mortgage securities, and REMIC residual interests.

          d. Significant Potential Liabilities of the Structure. As of the Initial Petition Date, Maliseet's significant liabilities included deferred compensation and pension liabilities with a net present value of approximately $8 million and a $1.9 million zero coupon debt payable to BT.

          e. Significant Potential Liabilities of Debtors. Under the terms of the transaction documents, ENE is obligated to cause Maliseet to effect a recapitalization at any time on or after January 28, 2004 if requested by a 1% holder of preferred or common stock. Upon such recapitalization, the Maliseet common stock and the promissory note held by BT would be exchanged for debt securities of Maliseet, referred to as recapitalization notes. Such recapitalization notes would be guaranteed by ENE. Maliseet may have a claim against ENE for the amount of the deferred compensation and pension liabilities described in subsection d. above.

     36.  Margaux

          a. Legal Structure. At the inception of the transaction, ENE entered into a fixed/floating swap with a Whitewing entity (Pelican Bidder LLC) that was tied to the operating performance of three power projects: Sarlux (Italy), Trakya (Turkey), and Nowa Sarzyna (Poland). The risks transferred by these swaps were:

          Sarlux: limited operating risks, regulatory risks, and revenue indexation mismatches;

          Trakya:       limited operating risks, limited country risks;

          Nowa Sarzyna: limited operating risks

          Floating payments from ENE to Pelican Bidder LLC were based on the underlying risks of the plants outlined above; however, these payments were capped at the expected operating performance levels of the facilities. As such, the floating payments could only decline relative to the initial expected payment stream. Semi-annual payments due under the floating leg of the swap were determined by a periodic analysis of the value of the hedged risks as determined by a third-party engineering firm. On the other side of the swap, a fixed payment schedule from Pelican Bidder LLC to ENE was established on the date the swap was executed.

          Subsequent to the execution of the swap, Pelican Bidder LLC sold its rights to the floating payments from ENE to EPLC, a trust established for the purpose of executing the Margaux transaction. Using the proceeds from the issuance of A certificates ($30 million, $10 million of which were issued to LJM2-Margaux), non-voting B certificates ($15 million, sold to Enron European Investor LLC), and privately placed notes ($95 million, due 2010), EPLC paid Pelican Bidder LLC $121 million for its interest in the swap.

          In November 2000, Pelican Bidder LLC settled its fixed payment obligation under the swap by paying ENE $132.3 million. As a result, the only remaining obligation under the swap is ENE's floating payment obligation to EPLC. In December 2000, Enron European Investor LLC sold its B Certificates to McGarret VI, L.L.C. (Refer to Section III.F.28., "Hawaii" for further information) for $51.8 million.

          Cash generated by the swap with ENE is distributed by EPLC as follows:
(1) first cash is dedicated to the noteholders ($95 million principal + accrued interest + make-whole, if any); (2) after the noteholders are repaid, the excess is dedicated, on a pro-rata basis, to the A-certificate holders and the B-certificate holders ($45 million investment + accrued yield + make-whole, if any); (3) the excess, if any, is payable to the B-certificate holders.

          b.   Structure Diagram as of Initial Petition Date.

                                     (GRAPH)


                               ----------------
                               | McGarret VI, |
                               |   L.L.C.*    |
                               ----------------
                               "B"     |     "A"      |---------|
                          Certificates | Certificates/| Equity  |
                          ------------------------  / |---------|
-------                   |    European Power    | /
| ENE  | ____________\    |       Limited        |/
-------    Floating  /    |       Company        | \
           (project       -----------------------   \
            linked)                                  \---------------
                                                      | Noteholders |
                                                      ---------------

     Refer to Section III.F.28., "Hawaii" for further information.

          c. Significant Assets Associated with the Structure. EPLC's only asset is ENE's payment obligation under the swap as described above.

          d. Significant Potential Liabilities of the Structure. EPLC issued $95 million in notes and $45 million in certificates to fund its purchase of Pelican Bidder LLC's interest in the swap with ENE.

          e. Significant Potential Liabilities of Debtors. ENE's obligations under the swap as described above.

     37.  Marlin

          a. Legal Structure. In 1998, ENE formed Azurix, a holding company incorporated in Delaware. In December 1998, ENE contributed its stock in Azurix to Atlantic. ENE holds a 50% beneficial interest in Atlantic, as well as 100% of the cumulative preferred stock of Azurix. The remaining 50% beneficial interest in Atlantic is held by Marlin. Marlin is owned by certain certificate holders and it has issued approximately $475 million and (euro)515 million (total approximately $915 million) in bonds./33 Although each of ENE and Marlin has the right to appoint 50% of the boards of Atlantic and Azurix, to date, only ENE has exercised its right to appoint these directors.

          When ENE contributed its interest in Azurix to Atlantic in 1998, it also contributed (pound)73 million in the form of indebtedness owed to it by Azurix's wholly owned subsidiary, Azurix Europe. Atlantic then contributed that receivable to its wholly owned subsidiary, Bristol. Azurix Europe paid interest on this obligation in June and December of each year commencing 1999. Azurix Europe repaid this debt in its entirety, including accrued interest, in December 2001.

----------------------
33 The amount outstanding may change based on currency fluctuations.

          A portion of the funds raised by Marlin from the issuance of certificates and notes was contributed to Bristol to be invested in ENE debt securities. The principal and interest payments on such investments were used to fund the interest payments on the notes and the required yield on the certificates issued by Marlin.

          In 1999, in an initial public offering, Azurix sold 33-1/3% of its common stock to the public. In 2001, ENE, through its wholly owned subsidiary Enron BW Holdings Limited, acquired the common stock of Azurix previously held by the public. The remainder of the common stock of Azurix is owned by Atlantic.

          b.   Structure Diagram as of Initial Petition Date.

                                     (GRAPH)

                            --------------                           --------------
     Enron Convertible |---  Voting Trust        Remarketing          Senior Notes
     Preferred Stock   |                   -----  Agreement   ------      $915
              ----------    --------------     |              |      --------------
             |                                 |              |
     --------------                           -----------------
           ENE         50%               50%     Marlin Water
                   -----------          |----       Trust       -----
     --------------          |          |     -----------------     |
            |                |          |  Preferred Return         |      --------------
            |               --------------                          |-----  Certificates
            |               Atlantic Water                                     $125mm
            |                   Trust       ----------------               --------------
            |               --------------                 |
            |   33% Common        |                        |
            |                     |  67% Common            |
     ----------------             |                        |
        Enron BW            --------------                 |
     Holdings Limited          Azurix                      |
     ----------------       --------------              ---------------------
                                  |                      Bristol Water Trust
                                  |  100%               ---------------------
                                  |
                            --------------
                            Azurix Europe,
                                 Ltd.
                            --------------
                                  |
                                  |  100%
                                  |
                            --------------
                               Wessex
                            --------------

          c. Significant Assets Associated with the Structure. Azurix has been engaged in the business of owning, operating, and managing water and wastewater assets and providing water- and wastewater-related services. However, Azurix has recently undertaken an effort to sell many of its assets. On November 7, 2001, Azurix sold Azurix North America Corp. and Azurix Industrials Corp., through which it conducted its North American operations. On May 21, 2002, Azurix completed the sale of Wessex, its subsidiary operating in southwestern England. Currently, Azurix is in the process of liquidating its assets and winding up the remainder of its business affairs. Refer to Section IV.B.5., "Asset Sales" for further information regarding the Azurix-Wessex sale.

          d. Significant Potential Liabilities of the Structure. Marlin issued $475 and (euro)515 million (total $915 million) of bonds and $125 million of certificates.

          e. Significant Potential Liabilities of Debtors. ENE committed to cause the sale of ENE convertible preferred stock in certain instances, including if the $915 million bonds of Marlin were defaulted upon. Because the sale of the convertible preferred stock did not occur ENE is contractually obligated to redeem the bonds in full, less any proceeds Marlin receives from the liquidation of Atlantic's assets. Bristol holds ENE notes of approximately $125 million including principal and interest accrued prior to the Initial Petition Date. ENE is the counterparty to a currency option agreement with Bristol to convert (pound)73 million to $125 million. Refer to Sections VIII.D., "Description of Capital Stock, Board of Directors and Director and Officer Indemnification" and IV.C.1.f(v), "Other Pending Litigation or Arbitrations" for further information.

          f. Structure Resolution. On August 7, 2003, the Bankruptcy Court approved a settlement agreement and mutual release among ENE, the Creditors' Committee, Bank of New York in its capacity as the Indenture Trustee for the Marlin Notes, and several Marlin noteholders. Pursuant to the settlement agreement, among other things, (i) the proof of claim filed by the Indenture Trustee will be allowed as a General Unsecured Claim against ENE in the approximate amount of $507.5 million, (ii) ENE and the Creditors' Committee agreed to withdraw their objections to the payment by the Indenture Trustee of the approximately $109 million held by Marlin to the noteholders, (iii) ENE caused Azurix to pay the Indenture Trustee $18,666,234.73 under a promissory note from Azurix to Atlantic, and (iv) the parties to the settlement agreement agreed to various releases related to the Marlin transaction.

          On October 1, 2003, in accordance with the settlement agreement, a public foreclosure sale of the collateral securing the bonds was held in New York. The Bank of New York, in its capacity as Indenture Trustee for the Marlin Notes, was the sole bidder for the collateral. Pursuant to the settlement agreement, the Indenture Trustee now holds the class A beneficial interest in Atlantic Water Trust, as well as the other collateral securing the bonds, for the benefit of the holders of the Marlin Notes.

     38.  Motown

          a. Legal Structure. DPC, an unrelated third party, indirectly acquired a 50% ownership interest in each of MPLP and Ada Cogen. Ada Cogen and MPLP are project companies that own 29.4-MW and 129-MW gas-fired, combined-cycle power plants in Michigan.

          DPC's wholly owned subsidiary, WPE, entered into the WPE loan agreement to finance a portion of its acquisition of the interests in MPLP and Ada Cogen. Contemporaneous with the WPE loan agreement, DPC White Pine, the direct 100% parent of WPE, and KBC, the agent to the financial institutions party to the WPE loan agreement, entered into the DPC White Pine option agreement, whereby KBC, as agent, was granted an irrevocable option to purchase all of DPC White Pine's interest in WPE.

          Also contemporaneous with the execution of the WPE loan agreement and the DPC White Pine option agreement, ENE entered into the Motown swap with KBC, in its capacity as agent for the financial institutions, pursuant to which ENE was granted an irrevocable option to purchase (i) the interest in the obligations of WPE under the WPE Loan Agreement or (ii) the interest in WPE obtained through the exercise of the purchase option under the DPC White Pine option agreement.

          Also under the Motown swap, ENE agreed to make fixed quarterly payments to KBC equal to the cost of carry on the principal amount outstanding under the WPE loan agreement, plus the commitment fee for a revolving credit commitment under the WPE loan agreement. KBC agreed to make quarterly payments to ENE of all amounts received from WPE in respect of the loans made under the WPE loan agreement. The Motown swap also provided that upon the maturity or acceleration of the loans under the WPE loan agreement, ENE will pay to KBC all principal, interest, and other sums due to KBC on such date, and KBC will pay to ENE all monies received from WPE in respect of the loans as of such date.

          Additionally, WPE and ENA entered into two agreements associated with WPE's indirect ownership interests in MPLP and Ada Cogen: (a) a corporate services agreement whereby ENA is to provide, either itself or through affiliates or subcontractors, corporate, administrative, staffing and project and asset management support services; and (b) a consulting services agreement whereby WPE is to provide consulting services to ENA on matters relating to the development and implementation of energy strategies in Michigan.

          b.   Structure Diagram as of Initial Petition Date.

                                     (GRAPH)

                                                      ---------------------
                                                           Delta Power
                                                           Company, LLC
                                                      ---------------------
                                                                |
                                                                | 100%
                                                                |
                                       Option         ---------------------
                                     _________________ DPC White Pine, LLC
                                     |                ---------------------
                                     |                          |
                                     |                          | 100%
                                     |                          |
-----                           ----------      Loan     --------------
 ENE    Total Return Swap        Lenders      Agreement    White Pine
    ____________________________          _______________  Energy, LLC
-----                           ----------                --------------
  |                                                             | |
  |                                                             | |
-----              Corporate Services Agreement                 | |
 ENA  __________________________________________________________| | 100%
-----                                                             |
                                                                  |
                                  ________________________________|_____________
                                  |    -----    -----        -----      -----  |
                                  |     "A"     "B:"          "C"        "D"   |
                                  |    -----    -----        -----      -----  |
                                  |____________________________________________|
                                         \       /              \         /
                                          \     /                \       /
                                        ----------             ------------
                                           MPLP                     Ada
                                                                   Cogen
                                        ----------             ------------

          c. Significant Assets Associated with the Structure. MPLP owns a 129-MW gas-fired electric generating facility and Ada Cogen owns a 29.4-MW gas-fired electric generating facility, both located in Michigan.

          d. Significant Potential Liabilities of the Structure. The lenders to WPE had outstanding approximately $63.1 million.

          e. Significant Potential Liabilities of Debtors. ENE's payment obligations under the Motown Swap.

     39.  Nikita

          a. Legal Structure. On September 28, 2001, Nikita, whose managing member is ENE, contributed 3,276,811 EOTT common units, 7,000,000 EOTT subordinated units, and $9,318,213 of EOTT additional partnership interests to Timber. In exchange for such contribution, Nikita received a Class A membership interest in Timber and a right to receive a special distribution on the closing date after the execution of the limited liability company agreement of Timber. The Class A Interest represents 100% of the voting interest and a .01% economic interest in Timber. However, Nikita may not cause Timber to take certain actions, including to sell, or otherwise dispose of, the EOTT interests described above without the consent of Besson Trust.

          Timber issued a Class B membership interest to Besson Trust, a Delaware business trust. As consideration for the Class B Interest, Besson Trust paid an aggregate cash purchase price of $80 million. The Class B Interest is generally non-voting and represents a 99.99% economic interest in Timber.

          Besson Trust financed its acquisition of the Class B Interest through the issuance of its certificate of beneficial interest to CSFB for cash consideration equal to $8,135,000. Yield accrues on the certificate of beneficial interest at an aggregate rate equal to 15% per annum. CSFB subsequently assigned its interest in the certificate of beneficial interest to its affiliate, DLJ. Besson Trust further financed its purchase of the Class B Interest through a credit facility, dated September 28, 2001, among Barclays, as administrative agent, and the lenders party thereto in the amount of $176,865,000. Barclays was the only lender under the credit facility. Besson Trust used the proceeds from the issuance of the certificate of beneficial interest and $71,865,000 drawn under the credit facility to acquire the Class B Interest in Timber.

          ENA and Besson Trust are parties to a total return swap agreement, pursuant to which (A) on each interest payment date under the credit facility
(x) ENA pays to Besson Trust all interest and other sums due to the lenders on such date and (y) Besson Trust pays to ENA all monies or other consideration received with respect to the Class B Interest as of such date less any amounts payable on the certificate of beneficial interest on such date, and (B) on the maturity date of the loans under the credit facility, (x) ENA pays to Besson Trust all principal, interest and other sums due to the lenders on such date and
(y) Besson Trust pays to ENA all funds on hand at Besson Trust on such date, less any amounts payable to the holder of the certificate of beneficial interest. The lenders have priority over the holder of the certificate of beneficial interest with respect to all distributions to be made by Besson Trust, and consequently the total return swap provides credit support only for the loans under the credit facility. Payments made by ENA to Besson Trust under the total return swap cannot be applied in repaying the certificate of beneficial interest or paying all monies or other consideration received with respect to the Class B Interest as of such date less any amounts payable on the certificate of beneficial interest on such date.

          b.   Structure Diagram as of Initial Petition Date.

                                (GRAPH)

|-------------------------------------- ENE. ------------------------------ EOTT Energy
|                                    |   |         Initial 37% EOTT         Partners L.P.
|                                    |   |     L.P. interests and 1.98%          |
|      EOTT common units,            |   |          G.P. interests               |
|      subordinated units and API    |  $|                                       |
|      contribution (Transfer of     |   |                                       |
|      37% L.P. interests)*          |   |                                       |
|                                    |   |                                       |
|                                    |   |                                       |
|                                  Nikita L.L.C.                 Distributions   |
|                                    |   |   |                                   |
|                                    |   |   |                                   |
|                                    |   |   |                                   |
|      EOTT common units,            |  $|   |  A Interest in Timber I LLC -     |
|      subordinated units and API    |   |   |  .01% Economic Interest+          |
|      contribution (Transfer of     |   |   |  100% voting interest in          |
|      37% L.P. interests)*          |   |   |  Timber I LLC                     |
|                                    |   |   |                                   |
|                                Timber I, L.L.C. -------------------------------|
|                                        |   |
|                                        |   |  B Interest in Timber I LLC -
|                                       $|   |  99.99% Economic Interest in        3% Funding
|                                        |   |  Asset - No Voting          |--------------------- Certificates
|                                        |   |                             |      Distributions
|                                  Besson Trust ---------------------------
|                             (Wilmington Trust Co.)-----------------------
|                                        |                                 |      97% Funding
|                      Total Return Swap |                                 |--------------------- Notes
|                                        |                                   Principal & Interest
|    Guarantee                           |
|-------------------------------------- ENA

          c. Significant Assets Associated with the Structure. Timber owns the EOTT interests described above. EOTT and certain of its affiliates filed for protection under chapter 11 of the Bankruptcy Code on October 8, 2002 in the Corpus Christi Bankruptcy Court, and announced that the company emerged from chapter 11 effective March 1, 2003, in accordance with the order approving the amended Plan of Reorganization entered on February 18, 2003. Under EOTT's plan of reorganization, the Subordinated Units and Additional Partnership Units were cancelled and extinguished effective March 1, 2003. In exchange for every common unit, Timber will receive .02 units and .05185 warrants to purchase units in EOTT Energy LLC. The warrants have a strike price of $12.50. Refer to Section IV.F., "Related U.S. Bankruptcy Proceedings" for further information on the EOTT bankruptcy.

          d. Significant Potential Liabilities of the Structure. Besson Trust is obligated under the credit facility described above.

          e. Significant Potential Liabilities of Debtors. ENE, pursuant to a guaranty dated September 28, 2001, guaranteed the payment and performance obligations of ENA under the total return swap.

          f. Structure Resolution. On December 11, 2003, ENE, ENA, Barclays and Wilmington Trust Company, in its capacity as trustee of Besson Trust, entered into a settlement agreement pursuant to which (i) ENE shall cause Timber I to release to Barclays all amounts held in its accounts, totaling approximately $819,203, (ii) Barclays shall cause Besson Trust to assign to Nikita all of its right, title and interest in and to the Class B Interest in Timber I, (iii) the proofs of claim filed by Besson Trust shall be allowed in the amount as filed, less the amount released by Timber I pursuant to the settlement agreement, for a total claim of approximately $60,124,308 (subject to certain adjustments as further described in the settlement agreement), (iv) Wilmington Trust will execute and deliver a stipulation of dismissal of the litigation captioned Besson Trust v. Timber I, LLC and Nikita, LLC with prejudice, and ENE shall file an executed stipulation of dismissal dismissing Besson Trust from the litigation captioned Enron Corp., et al. v. Citigroup Inc., et al. with prejudice, and (vi) the parties to the settlement agreement will mutually release each other from all claims relating to the Nikita Transaction, other than certain "course of conduct" claims. The closing of the transaction contemplated in the settlement agreement will take place upon the satisfaction of the conditions precedent therein, including the approval of the Bankruptcy Court. On December 30, 2003, the Bankruptcy Court entered an order approving the settlement agreement.

     40.  Nile

          a. Legal Structure. EESSH, an indirect wholly owned subsidiary of ENE, contributed 24,081,551 shares of common stock of ServiceCo to Pyramid I. In exchange for such contribution, EESSH received a Class A membership interest in Pyramid I and a right to receive a special distribution on the closing date after the execution of the limited liability company agreement of Pyramid I. The Class A Interest represents 100% of the voting interest, with certain restrictions, in Pyramid I and a .01% economic interest in Pyramid I.

          In order to fund the acquisition of ServiceCo stock, Pyramid I issued a Class B membership interest to Sphinx Trust, a Delaware business trust. As consideration for the Class B Interest, Sphinx Trust paid an aggregate cash purchase price of $25 million. The Class B Interest is generally non-voting and represents 99.99% of the economic interest of Pyramid I.

          Sphinx Trust financed its acquisition of the Class B interest through the issuance of its certificate of beneficial interest to DLJ for cash consideration equal to $1,008,793. Yield accrues on the certificate of beneficial interest at an aggregate rate equal to 15% per annum. Sphinx Trust further financed its purchase of the Class B Interest through a credit facility, dated September 28, 2011, among CSFB, as administrative agent, and the lenders party thereto. Currently, CSFB is the only lender under the credit facility. Sphinx Trust used the proceeds from the issuance of the certificate of beneficial interest and $23,991,207 drawn under the credit facility to acquire the Class B Interest in Pyramid I.

          Sphinx Trust and ENA are parties to a total return swap agreement, pursuant to which (A) on each interest payment date under the credit facility (on a net basis) (x) ENA pays to Sphinx Trust an amount equal to the shortfall (if any) between (i) distributions received by Sphinx Trust on the Class B Interest and any sales proceeds of the Class B Interest and (ii) principal, interest, and any other amounts payable to the lenders under the credit facility from time to time; and (B) on each payment date under the credit facility (on a net basis) (x) Sphinx

Trust pays ENA the excess (if any) of (i) distributions received by Sphinx Trust on the Class B Interest and any sales proceeds of the Class B Interest over (ii) the aggregate of all amounts payable under the credit facility and all scheduled distributions to DLJ. DLJ is subordinate to the lenders in right of payment from Sphinx Trust. As such, the total return swap agreement effectively provides credit support for the lenders but not for DLJ. Payments made by ENA to Sphinx Trust under the total return swap agreement cannot be applied in repaying the certificate of beneficial interest or the Series A Certificate or paying any yield on such certificates.

          b.   Structure Diagram as of Initial Petition Date.

                                    (GRAPH)

                                     -----------------
                                          EESSH
                                     -----------------
                                        |        |
-----------            Common stock of  |        |  Proceeds from sale of B int
    ENE                   ServiceCo     |      $ |  A int in Asset LLC carrying 100%
-----------                             |        |  voting control
     |                                  |        |
     |                               -----------------
     |  Performance Gty                PYRAMID I LLC
     |                                  "Asset LLC"
     |                               -----------------
     |                                  |        |
-----------          B int in Asset LLC |        |
    ENA               carrying 99.9%    |      $ |
-----------           economic value    |        |
     |                                  |        |        Equity equal to 3% of
     |                                                    total value of B int.
     |                               -----------------  _________________________  ---------------
     |_____________________________    SPHINX TRUST                $                    EQUITY
                                          "Trust"       _________________________       "CSFB"
          Total Return Swap          -----------------        Certificates         ---------------
        covering P & I on debt          |        |
                                        |        |
                                 Notes  |      $ |  Debt equal to 97% of
                                        |        |  total value of B int.
                                        |        |
                                     -----------------
                                          LENDERS
                                      "Agent is CSFB"
                                     -----------------

          c. Significant Assets Associated with the Structure. ServiceCo provides HVAC (heating, ventilation, and air conditioning) services and full building facility services to commercial customers nationwide. On April 25, 2003, most of the ServiceCo shareholders, including EESSH and Pyramid I, entered into a Redemption Agreement, providing for the redemption of all or portions of their shares of ServiceCo stock. The initial closing of the Redemption Agreement transactions occurred on June 9, 2003. Following the subsequent consummation of a sale of ServiceCo and/or all or substantially all of ServiceCo's assets, Pyramid I will be entitled to receive a designated amount of cash in exchange for all of the ServiceCo shares held by Pyramid I, based upon the net worth of ServiceCo at the time of such sale. On November 7, 2003, ServiceCo and its subsidiaries entered into an asset purchase agreement to sell substantially all of their assets to The Linc Group, LLC. On November 20, 2003, the Bankruptcy Court approved the consent of EESSH, by and through its subsidiaries and affiliates, to the sale of substantially all of ServiceCo's assets and liabilities to The Linc Group, LLC. It is anticipated that the sale will close in December 2003. Sphinx Trust, DLJ, and CSFB have consented to Pyramid I's participation in the ServiceCo Redemption Agreement transactions. Refer to
Section IV.A., "Significant Postpetition Developments" for further information.

          d. Significant Potential Liabilities of the Structure. Sphinx Trust is obligated under the credit facility described above.

          e. Significant Potential Liabilities of Debtors. In addition to ENA's obligations described above, ENE, pursuant to a guaranty dated September 28, 2001, guaranteed the payment and performance obligations of ENA under the total return swap agreement.

     41.  Omaha Office Building Synthetic Lease

     a. Legal Structure. In December 1991, ENE entered into a synthetic lease with State Street covering the Omaha Property, which was owned of record by State Street, as trustee. In July 1997, the lease was amended and extended, resulting in a final maturity date of June 30, 2002.

          In 1991, when the original lease was executed, State Street, as trustee, issued Series A Trust Notes and Series B Trust Notes to Citicorp Leasing and CSFB, and a Series C Trust Certificate to Citicorp Leasing to finance the purchase of the Omaha Property. Citicorp Leasing invested $8,901,524.18 in a Series A Trust Note, $1,641,391.65 in a Series B Trust Note, and $635,347.91 in the Series C Trust Certificate. CSFB provided the balance of the financing by investing $9.1 million in a Series A Trust Note and $900,000 in a Series B Trust Note.

          In July 1997, in order to induce ENE to extend the term of the lease, CSFB and its affiliate, Credit Suisse Leasing 92A, L.P., advanced to State Street an additional $2.8 million, which was used by State Street to provide ENE with a tenant allowance. The additional $2.8 million was allocated pro rata among the Series A Trust Notes, the Series B Trust Notes, and the Series C Trust Certificate, increasing the aggregate amount thereof to $24 million. At the time that the lease was extended, Citicorp Leasing assigned the Series A Trust Note and the Series B Trust Note it held to CSFB and the Series C Trust Certificate to Credit Suisse Leasing 92A, L.P., resulting in (a) CSFB owning beneficially and of record a Series A Trust Note due June 30, 2002 in the original principal amount of $20.4 million and a Series B Trust Note due June 30, 2002 in the original principal amount of $2.88 million, and (b) Credit Suisse Leasing 92A, L.P. owning beneficially and of record the Series C Trust Certificate evidencing a $720,000 payment obligation plus accrued yield.

          ENE executed a residual guaranty for the benefit of State Street pursuant to which ENE agreed to pay to State Street an amount equal to $20.4 million on June 30, 2002 unless ENE purchased the Omaha Property or State Street had exercised its rights pursuant to a termination value agreement to cause ENE to pay to State Street, upon the occurrence of an event of default or a "trigger event" under the lease, an amount equal to the outstanding principal and interest on the debt plus any closing costs associated with the sale of the Omaha Property to a third party.

          b.   Structure Diagram as of Initial Petition Date.

                                     (GRAPH)

                                                CSFB
                                           and affiliate
                                                 |
                                                 | A-Note, B-Note, and
                                  Lease          | Certificate
                       ENE ___________________ Trust
                                           (State Street)
                                                 |
                                                 | 100%
                                                 |
                                               Omaha
                                              Building

          c. Significant Assets Associated with the Structure. The Omaha Property was the only asset in this structure, which was appraised in 2002 at varying values approximating or less than the amounts owing by ENE under the lease, the residual guaranty, the termination value agreement, and other operative documents.

          d. Significant Potential Liabilities of the Structure. As outlined above, the trust was obligated to repay amounts owing under the Series A Trust Notes, the Series B Trust Notes, and the Series C Trust Certificate.

          e. Significant Potential Liabilities of Debtors. During the life of the lease, ENE had various financial obligations including, but not limited to, payment for rent, insurance, maintenance, and taxes. ENE was also obligated to pay up to $20.4 million under the terms of the residual guaranty, or if an event of default or "trigger event" occurred under the terms of the lease, to pay to State Street the termination value.

          f. Structure Resolution. In December 2002, the Bankruptcy Court approved a final settlement of the Omaha synthetic lease structure set forth in a termination agreement among ENE, State Street, State Street (MA), CSFB, and Credit Suisse Leasing 92A, L.P., dated November 15, 2002. Pursuant to the termination agreement, the parties agreed to satisfy all claims relative to the structure documents by terminating them; releasing the parties thereto from any further liability thereunder; directing State Street to convey title to the Omaha Property to CSFB or its designee; providing that CSFB and Credit Suisse Leasing 92A, L.P. pay to ENE 70% of any sales proceeds for the Omaha Property exceeding $25 million for sales made five years after the Bankruptcy Court entered a final order approving the execution, delivery, and performance of the termination agreement; and providing for certain other matters consistent therewith. The Omaha Property subsequently was sold for less than $25 million.

     42.  Osprey/Whitewing

          a. Legal Structure. Whitewing LP is a Delaware limited partnership between Osprey and several ENE subsidiaries. Whitewing LP was established to invest in, among other things, certain permitted investments, including investments in ENE shares, loans to ENE and investments related to selected industries.

          Osprey, through two offerings consummated on September 24, 1999 and October 5, 2000, and an equity issuance on July 12, 2000, raised a total of $2.65 billion consisting of $2.43 billion of Osprey Notes and $220 million of Osprey Certificates. Osprey invested the proceeds primarily in Whitewing LP, including Osprey's purchase of a preferred limited partnership interest in Whitewing LP, with a nominal amount of proceeds used to purchase a 50% member interest (the Class B interest) in Whitewing LLC. Whitewing LP in turn used the proceeds to redeem an outstanding unaffiliated equity investor in the predecessor entity to Whitewing LP and to invest directly and indirectly (through its subsidiaries) in ENE debt instruments, permitted partnership investments, and Condor. The assets of this structure are held through subsidiaries of Whitewing LP, including Condor, ENA Asset Holdings, and SE Acquisition. SE Acquisition's subsidiaries and Whitewing LP's subsidiary, ENA Asset Holdings, hold primarily all of the significant assets other than the ENE debt and equity securities.

          In connection with the 1999 Osprey transactions, Whitewing LP converted from a limited liability company to a limited partnership and (i) ENE's membership interest in the limited liability company was redesignated as a limited partner interest that ENE assigned to Peregrine I LLC, a wholly owned ENE subsidiary, and (ii) ENE, through this subsidiary, contributed an ENE demand note to Whitewing LP. In connection with this conversion, ENE caused its outstanding Series A Junior Voting Convertible Preferred Stock held by the former limited liability company to be exchanged for shares of ENE Mandatorily Convertible Junior Preferred Stock, Series B, no par value, and Whitewing LP, in turn, contributed these shares, along with ENE debt instruments and cash, to Condor and received the sole certificate of beneficial interest in Condor. Condor invested the cash in an ENE debt instrument.

          Also in connection with the 1999 Osprey transactions, Egret, a wholly owned ENE subsidiary, purchased a 50% member interest (the Class A interest) in Whitewing LLC, the general partner of Whitewing LP. As the Class A member of Whitewing LLC, Egret controls the management of Whitewing LLC, subject to certain rights of Osprey that include consent rights for certain actions and the ability to cause management of Whitewing LLC to be assumed by a four-person board of directors. If such a board is established, two directors would be designated by each of Egret and Osprey. Through its indirect 100% ownership of Egret, ENE continues to retain management and control of Whitewing LLC, Whitewing LP, and SE Acquisition and its subsidiaries, subject to Osprey's rights. Oaktree Capital Management LLC and certain other note holders assert that Osprey's rights include, among other things, a prohibition on the disposition of investments held by Whitewing LP without the consent of certain Osprey stakeholders for amounts less than cost minus capital returned on such investments.

          ENE has commenced an adversary proceeding before the Bankruptcy Court seeking avoidance and payment of preferences totaling approximately $1.43 billion and a declaration that certain transactions were not true sales, or alternatively, that certain Whitewing entities should be substantively consolidated with ENE. The defendants are certain Whitewing entities, certain Osprey Note Holders and nominally the Indenture Trustee of the Osprey Notes under the Osprey Trust. Refer to Section IV.C.1.b(ii), "Enron Corp., et al. v. Whitewing Associates, L.P., et al. (Adv. No. 03-02116, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division) for further information.

          b.   Structure Diagram as of Initial Petition Date.

                                    (GRAPH)


       -----------------                                                        Osprey Certificateholders
             ENE                                                                    /   $220 million
       -----------------                                                           /
        /           \                                            ---------------  /
 100%  /      100%   \                                                           /
      /            ----------------                                   Osprey
----------------    PE Holdings LLC                                              \
     BAM           ----------------                              ---------------  \
----------------           |       \    100%                       /        /      \  Osprey Noteholders
      |              100%  |        \---------       50% Member   /        /          $2.43 billion
      |  100%              |           Egret         Interest    /        /
      |            ----------------  ---------\                 /        /
----------------    Peregrine I LLC     50%    \               /        /
Kingfisher I LLC   ----------------    Member   ---------------        /
----------------     /     |          Interest   Whitewing LLC        /
        |           /      |                    ---------------      / Preferred LP interest
        |          /       |                          |GP Interest  /
        |  .1% LP /        | LP interest              |            /
        |        /         |                          |           /
        |       /          |-------------             |          /
        |      /                        |             |         /
        |  LP interest                  |-----        |        /
        |    /                                \ ---------------               100%
        |---/----------------------------------  Whitewing LP   ----------------------------
           /                                    --------------- \                           |
---------------      99.89% LP                   |         |     \                          |
   ENA Asset    ----------------------------------         |      \                    -----------
   Holdings     --------------------------------------     |  100% \                     Condor
---------------              0.01% GP                |     |        \                  -----------
      |                                              |     |         \                        \
      |                                              |     |          \ 99.99% LP              \
---------------                               ------------------       \                        \-------- 1) Enron mandatorily
                                               Blue Heron I LLC \       \                                    convertible preferred
 Bammel Assets                                ------------------ \       \                                   stock, Series B
                                                 |      0.01% GP  \     ----------------                  2) $413 million ENE notes
---------------                                  |                 \---  SE Acquisition  -- $201 million
                                                 |                      ----------------    ENE notes
                                          0.01%  |                              |
                                                 |                              |  99.99%
                                                 |                              |
                                   --------------------------------------------------------------------------------------------
                                   Blue Heron I LLC has a .01% general partner or managing member interest and SE Acquisition has a 99.99% limited partner or member interest in each of the limited partnerships and limited liability companies, respectively, that hold direct or indirect interests in assets.
                                   --------------------------------------------------------------------------------------------
                                                                                |
                                                                                |
                                                                       --------------------
                                                                             ASSETS
                                                                       --------------------


          c. Significant Assets Associated with the Structure. In addition to ENE debt and equity securities, investments held within this structure include the Bammel gas storage facility and indirect economic interests in several European power projects, a power distribution company and a natural gas distribution company in South America, and an economic interest in several debt and equity investments related to North American exploration and production, power and technology companies. Refer to Section III.F.5., "Bammel/Triple Lutz" for information regarding Bammel and Section IV.B.5., "Asset Sales" for information regarding the Arcos sale. Whitewing LP holds beneficial interests in Elektro, Trakya and ENS, which the Debtors propose to transfer to Prisma. Refer to Section X., "Prisma Energy International Inc." for information regarding Prisma.

          d. Significant Potential Liabilities of the Structure. Osprey issued $2.43 billion in Osprey Notes and $220 million in Osprey Certificates. Refer to
Section IV.C.1.b(ii), "Enron Corp., et al. v. Whitewing Associates, L.P., et al. (Adv. No. 03-02116, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division)" for further information.

          e. Significant Potential Liabilities of Debtors. Condor may have a claim against ENE for approximately $2.43 billion, because certain transactions have not occurred under a share settlement agreement between ENE and Condor, and a remarketing and registration rights agreement among ENE, Osprey, Whitewing LLC, Whitewing LP, Condor, the Osprey indenture trustee, and initial remarketing agents, including, without limitation, the sale of the ENE Mandatorily Convertible Junior Preferred Stock, Series B. In addition, ENE issued $413 million in notes payable to Condor and owes approximately $201 million in principal amount of notes to SE Acquisition and one of its subsidiaries. Application and interpretation of the terms of documents governing this structure will determine the priority of the ultimate distribution of any amounts received in respect of these liabilities and sales of structure assets among the holders of the Osprey Notes and Osprey Certificates, and ENE. SE Acquisition's subsidiaries and Whitewing LP's subsidiary, ENA Asset Holdings, hold primarily all of the significant assets other than the ENE debt and equity securities.

          As noted above, Whitewing LP beneficially owns voting and non-voting economic interests in assets that are proposed to be included in Prisma, including Elektro (approximately 22.17% economic interest), Trakya (approximately 21.87% economic interest) and ENS (50% equity interest). Certain holders of the Osprey Notes assert that, for these assets to be included as part of Prisma, Prisma may be required to purchase Whitewing LP's beneficial interests or obtain such interests as a result of a settlement or other agreement. If such assertions are correct, no assurances can be given that Whitewing LP's beneficial interests in Elektro, ENS and/or Trakya will be transferred to Prisma.

          f. Structure Resolution. Refer to Section IV.C.1.b(ii), "Enron Corp., et al. v. Whitewing Associates, L.P., et al. (Adv. No. 03-02116, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division)" for information regarding active settlement negotiations to resolve the pending litigation.

     43.  Rawhide

          a. Legal Structure. Project Rawhide was consummated in December 1998. Ponderosa and Sundance were created to hold approximately $2.4 billion in contributed value of equity and debt interests primarily in power and energy-related assets in the Americas, Europe, and the Philippines contributed by ENE and its affiliates. These asset interests initially were contributed to Ponderosa and in consideration therefor, ENE and its affiliates were issued the limited partner interests in Ponderosa. Ponderosa then contributed approximately $858 million of such contributed asset interests to Sundance in consideration for the general partner interest in Sundance. The sole limited partner interest in Sundance was issued to Rawhide through the following series of transactions:
Rawhide (i) was capitalized with an aggregate $22.5 million equity investment by two third-party institutional investors (Rawhide's capital contributing members are (1) Hoss LLC ($12.5 million), the sole membership interest in which was acquired in March 2000 by LJM2 Norman from HCM High Yield Opportunity Fund, L.P. (a hedge fund managed by Harch Capital Management, Inc.), and (2) Little Joe LLC ($10 million), the sole member of which is Crescent/Mach I Partners, L.P., an affiliate of Trust Company of the West), (ii) incurred $727.5 million of secured debt to CXC Incorporated, a commercial paper conduit affiliated with Citibank (this indebtedness was backed by a syndicate of banks that ENE understands has succeeded to CXC Incorporated's interests), and (iii) used the resulting $750 million of aggregate proceeds to make a capital contribution to Sundance in consideration for being issued the sole limited partner interest in Sundance. Sundance then made a $750 million secured loan to Ponderosa, which then made an unsecured term loan of like amount to ENA that is guaranteed by ENE. The general partner interest in Ponderosa was issued to a wholly owned ENE subsidiary, Enron Ponderosa Management Holdings, Inc., in consideration for its cash capital contribution of $250,000 to Ponderosa.

          Since December 1998, approximately $60 million of the principal amount of each of the Ponderosa loan to ENA, the Sundance loan to Ponderosa, and the CXC Incorporated loan to Rawhide was repaid from an approximate $60 million repayment of principal under the loan from Ponderosa to ENA, and the capital account of Rawhide in Sundance was decreased by the same amount. In addition, Ponderosa made demand loans to ENE, constituting permitted investments of cash in the structure (including, without limitation, proceeds from sales of project interests from time to time), the outstanding unpaid principal balance of which, as of the Initial Petition Date, was approximately $698 million.

          In November 2001, Citicorp North America, Inc. as collateral agent for the banks under the secured loan to Rawhide, delivered a notice of "Appointment of Portfolio Manager" for Sundance and Ponderosa. In this notice, Citicorp North America, Inc. asserted, among other things, that: (i) the occurrence of certain events, including, without limitation, downgrades in ENE's long-term unsecured debt ratings and nonpayment of loans by Ponderosa to ENE, effects dissolution under Delaware law of Sundance and Ponderosa and commencement of winding up their respective business and liquidating their respective assets, (ii) the occurrence of such events also empowered Citicorp North America, Inc. to appoint a "Sundance Portfolio Manager" and "Ponderosa Portfolio Manager," each of which has certain rights with respect to such winding up and liquidation, and (iii) it had appointed Citibank as Sundance Portfolio Manager and Ponderosa Portfolio Manager. ENE disputes the validity, effectiveness, and scope of the purported appointment.

          b.   Structure Diagram as of Initial Petition Date.

                                    (GRAPH)

------------------------------------------------------------------             -----------------------     -------------------------
                             ENE                                                      Investors                      Banks
------------------------------------------------------------------             -----------------------     -------------------------
           |                      |                   |         |                      |            |                   |
           |                      |                   |         |                      |            |      $667.5 MM    |
           |                      |                   |         |                      |   Member   |       Secured     |
           |                      |                   |         |              $22.5MM |  Interests |         Loan      |
----------------------------------------------------------------|              -----------------------------------------------------
                                Enron                           |
      ENE, ENA and            Ponderosa                         | $690 MM
       other ENE              Management                        | Demand                              RAWHIDE
      subsidiaries          Holdings, Inc.            ENA       |  Loans
----------------------   ---------------------  --------------- |              -----------------------------------------------------
          |          |            |         |                |  |                           |                            |
          |          |            |         |   $690MM Term  |  |                           |                            |
    LP    |  Project |      GP    |         |   and $50 MM   |  |              LP Interest  |                   $690 MM  |
Interests | Interests|   Interest | $250,000|   Demand Loans |  |                           |                            |
          |          |            |         |                |  |      GP                   |                            |
          |          |            |         |                |  |    Interest               |                            |
------------------------------------------------------------------  _________  -----------------------------------------------------
                                                                    Project
                          PONDEROSA                                 Interests                        SUNDANCE
------------------------------------------------------------------ __________  -----------------------------------------------------
                              |                                    |          |                          |
                              |                                    |          |                          |
                              |                                    |          |                          |
                              |                                    |          |                          |
                              |                                    |          |                          |
                      -------------------                          |__________|                 -------------------
                           Project                                    $690 MM                         Project
                          Interests                                 Secured Loans                    Interests
                      -------------------                                                        -------------------

          c. Significant Assets Associated with the Structure. As of the Initial Petition Date, (i) Ponderosa held interest-bearing debt instruments issued by ENE (approximately $698 million in unpaid principal) and ENA (approximately $690 million in unpaid principal on term loan and $50 million in unpaid principal on demand note, both of which are guaranteed by ENE), and by EGPP (related to power plants in the Philippines and Central

America) (an aggregate approximate $137.5 million in unpaid principal), (ii) Sundance held an interest-bearing debt instrument issued by Ponderosa (approximately $690 million in unpaid principal), and (iii) the banks held an interest-bearing debt instrument issued by Rawhide (approximately $667.5 million in unpaid principal). Significant assets held through Ponderosa's subsidiaries include varying interests in natural gas distribution facilities in Brazil and Argentina, a gas pipeline and processing plant in Argentina, and a pipeline in Colombia. Significant assets held through Sundance include common units representing limited partner interests in Northern Border Partners that owns a significant interest in a U.S. interstate pipeline.

          On November 26, 2003, a subsidiary of Ponderosa, Enron International Brazil Gas Holdings LLC, entered into an agreement with Gas Natural SDG, S.A. and Gas Natural Internacional SDG, S.A. to sell the interests it indirectly holds in the gas distribution facilities for the State and City of Rio de Janeiro, Brazil for approximately $158.5 million. The sale remains subject to Bankruptcy Court approval. In connection with the execution of the sale agreement, ENE, Ponderosa, CNAI and Citibank agreed to escrow any proceeds received in respect thereof if the settlement with respect to Project Rawhide shall not have been consummated at such time, with the disbursement from such escrow to be only as provided in a final order of the Bankruptcy Court.

          d. Significant Potential Liabilities of the Structure. As of the Initial Petition Date, the outstanding principal balance of the loan by banks to Rawhide was approximately $667.5 million.

          e.   Significant Potential Liabilities of Debtors.

               (i) Demand Loans. As of the Initial Petition Date, the aggregate unpaid principal balance of the (i) ENE demand loans payable to Ponderosa was approximately $698 million, and they became due and payable in November 2001 without demand as a result of S&P downgrades in ENE's long-term unsecured debt rating, and (ii) ENA demand note payable to Ponderosa and guaranteed by ENE was approximately $50 million.

               (ii) Term Loan. As of the Initial Petition Date, the aggregate outstanding principal balance of the term loan by Ponderosa to ENA guaranteed by ENE was approximately $690 million.

               (iii) LP Obligations. Several limited partners of Ponderosa are Debtors, as of June 28, 2003, these include ENE, ENA, Enron Capital Management (as a division of ENE), ACFI, EDF, EGPP, Ventures, and ERAC. The limited partners of Ponderosa may be required to make capital contributions to Ponderosa with respect to certain liabilities, including, without limitation, (i) payments with respect to certain indemnification obligations of Ponderosa and Sundance,
(ii) certain contribution obligations required with respect to assets contributed to Ponderosa, including those contributed onto Sundance, (iii) payments for deficiencies between sales proceeds from the disposition of contributed assets and the value at which they were contributed to Ponderosa, and (iv) payments of certain Ponderosa obligations, including, without limitation, in respect of certain expenses, liabilities, settlements, claims, losses and costs thereof.

               (iv) ENE Guarantees. ENE has guaranteed certain payment and performance obligations of its subsidiaries (excluding the payment by Ponderosa of principal or interest on the loan by Sundance to Ponderosa), including, without limitation, those of ENA under the Ponderosa loan to ENA, and of the partners of Ponderosa and of Ponderosa as general partner of Sundance (excluding certain obligations of Ponderosa, as Sundance's general partner, to make preferred payments to Sundance's limited partner) under the limited partnership agreements of Ponderosa and Sundance, respectively.

          f. Structure Resolution. ENE has reached a tentative settlement in principle regarding Project Rawhide with CNAI, Citibank and the syndicate of banks that have succeeded to CXC's interest. In general, the settlement provides that Ponderosa and Sundance will retain ownership of their assets for liquidation and disposal at the direction of Citibank and that the net proceeds from the liquidation and disposal of such assets will be used to repay the secured indebtedness of Rawhide to the syndicate of banks. CNAI, Citibank, the syndicate of banks, Rawhide, Ponderosa and Sundance will waive and release all of their respective proofs of claim and any other claims (including, without limitation, with respect to the ENE demand loans, the term loan by Ponderosa to ENA and the payment and performance obligations of ENE) they may have or in the future might have or acquire against ENE, ENA and each of their affiliates, subsidiaries, members, officers, directors, shareholders, managers, partners, principals, parent companies, employees, agents, representatives and attorneys arising from Project Rawhide. Negotiations have commenced for documentation of a settlement agreement and mutual release. Such documentation will be subject, inter alia, to the acceptability of the final terms to the Creditors' Committee and approval of the settlement by the Board of Directors of ENE and the Bankruptcy Court.

     44.  Riverside

          a. Legal Structure. In 1991, ECTRL, a U.K. subsidiary of ENE, entered into various construction and financing agreements with several U.K. power producers and lenders to finance and construct a 1,875-MW power plant in the northeast U.K. Following construction of the power plant, ECTRL's ownership interests in the power plant were transferred among several subsidiaries of ECTRL's parent (EEL, an indirect subsidiary of ENE) to monetize such ownership interests. In connection with the monetization transactions, EEL guaranteed various debt obligations of its direct and indirect subsidiaries and ENE guaranteed EEL's guarantees of such obligations.

          b.   Structure Diagram as of the Initial Petition Date.

                                    (GRAPH)

                   Guarantee of                ---------------                    Guarantee of EEL
     ------------------------------------------      Enron    ----------------------------------------------------------
     |            EEL's Guarantee              ---------------                       Guarantees                         |
     |                                                |  100%                                                           |
     |                                                |  Equity                                                         |
     |                                         ---------------                                                          |
     |                                           Intermediate                                                           |
     |                                             Holding                                                              |
     |                                            Companies                                                             |
     |                                         ---------------                                                          |
     |                                                |  100%                                                           |
     |                                                |  Equity                                                         |
     |            Limited Guarantee            ---------------                    Guarantee of                          |
     |-----------------------------------------      EEL      ----------------------------------------------------------|
     |                of Notes                 ---------------   Swap              Facilities                           |
     |                                                |        Agreement                                                |
     |          100%                             ----------------------------                                           |
     |        Ordinary __________________________|__________________________|_____                                      |
     |         Shares  |                         |    |      100%           |    | 100%                                 |
     |                 |                         |    | Ordinary Shares     |    | Equity                               |
     |            ------------                 ---------------            --------------                                |
     |                EEP2                           EEP5     ----             ECTRL                       -----------  |
     |            ------------                 ---------------   |        -------------- (pound) 2,000,000  EEPS Term   |
     |                                                |          |----------------------------------------  Facility   --
     |                100%            ________________|_______________                    Term Facility      Lenders    |
     |              Ordinary         |                |              |    100% Ordinary                    -----------  |
     |               Shares          |                |              |        Shares                       -----------  |
     |                         -------------          |        -------------            (pound) 64,500,000  EEP6 Term   |
     |                             EEP4               |             EEP6    ------------------------------  Facility   --
     |                         -------------          |        -------------              Term Facility      Lenders    |
     |                                                |              |       100% Preferred                -----------  |
     |                                                |              |           Shares                                 |
     |              Guarantee of Notes                |              |                                ------------------|
 ------------ ----------------------------------------|------- -------------   (pound) 49,500,000         EEP3 Credit   |
 Noteholders \____                          100%      |--------     EEP3    -------------------------- Facility Lenders--
-------------      \                      Ordinary             /------------    Credit Facility       -----------------
            \       \ $121,200,000         Shares         ____/      |
             \       \(pound) 35,000,000                 /      ------------     100% Ordinary and
              \       \ Notes                  100%     /|------    EEP1         Preferred Shares
               \       \                    Ordinary   / |      ------------
                \       \----------------    Shares   /  |  100%   |     |                                 ---------------
                 \ /-----      TPFL      ____________/   |Ordinary |     |                                   TPL Lenders
    Guarantee     /      ----------------                | Shares  |     |     85% Preferred               ---------------
    of Notes     / \                                     |      ------------       Shares                           |
                /   \                                    |          TPHL    --------------------                    |
               /     \                                   |      ------------                   |                    |
------------- /       \-----------------------------------         |     |                     | (pound) 93,046,650 |
   Risk      /                                      50% Preferred  |     |    30% Ordinary     | Equity Loan Notes  |
 Management /  Teeside                              Shares         |     |       Shares        |                    |
-------------   Swaps                                           ------------                   |                    |
                                                                            --------------------                    |
                                                                     TPL                         (pound) 755,800,000|
                                                                            -----------------------------------------
                                                                ------------                        Credit Facility

          c. Significant Assets Associated with the Structure. EEP1, an indirect, wholly owned subsidiary of EEL, owns 100% of the ordinary shares and 85% of the preferred shares of TPHL, which is the entity that owns 50% of the preferred shares and 30% of the ordinary shares of TPL, which is the entity that owns the power plant. In addition, TPHL is the holder of approximately GBP 93,046,650 in equity loan notes issued by TPL in connection with the financing of the power plant.

          d. Significant Potential Liabilities of the Structure. In connection with the construction of the power plant, TPL entered into a credit facility with an estimated outstanding balance of GBP 755.8 million and issued to TPHL, as noted above, approximately GBP 93,046,650 in equity loan notes. In addition, various direct and indirect wholly owned subsidiaries of EEL issued indebtedness in connection with the monetization and transfer of the ownership interests in the power plant as follows: (i) EEP3 issued approximately GBP 49.5 million of secured indebtedness pursuant to a secured credit facility; (ii) EEP5 issued approximately GBP 2 million pursuant to a secured credit facility; (iii) EEP6 issued approximately GBP 64.5 million pursuant to a secured credit facility; and
(iv) TPFL issued fixed and floating rate secured notes with any aggregate principal amount of GBP 35 million and $121.2 million. EEL guaranteed the debt obligations of its subsidiaries referred to in the prior sentence in connection with these transactions.

          e. Significant Potential Liabilities of Debtors. ENE guaranteed the obligations of EEL to provide the guarantees noted above.

     45.  Slapshot

          a. Legal Structure. Slapshot was a transaction involving Compagnie Papiers,/34 ENE's principal newsprint and directory paper asset in Quebec, Canada, entered into on June 22, 2001. Slapshot lenders were not granted a security interest in the shares of Compagnie Papiers or in its assets, the principal credit support for the financing being provided by ENE through the Put Agreement and Total Return Swap, described more fully below. Proceeds of the Slapshot financing were used to repay ENE under a bridge loan entered at the time of Compagnie Papiers's acquisition in March 2001.

          Shortly prior to ENE's bankruptcy filing, but following a cross-default by ENE, Flagstaff, a wholly owned subsidiary of JPMCB which extended the Slapshot loan, irrevocably put certain warrant rights, described below, to ENE, in accordance with the terms of the Put Agreement. The exercise of the put option under the Put Agreement had the effect of substituting ENE as the party responsible for paying the unamortized portion of the Slapshot loan payable to Flagstaff, in the place and stead of Hansen, the original Slapshot borrower and a wholly owned subsidiary of Compagnie Papiers. Because ENE's ability to honor its payment obligations under the Put Agreement and Total Return Swap arrangements remains subject to the automatic stay provisions applicable to ENE's bankruptcy, ENE has yet to pay to Flagstaff any amounts due under the Total Return Swap.

          The Slapshot transaction is briefly summarized as follows:

               (i) Flagstaff loaned Hansen $1.4 billion under an unsecured credit agreement. To fund the Hansen credit facility, Flagstaff received a $375 million secured loan from a syndicate of banks and a $1.04 billion loan from Chase. In connection with the Hansen credit agreement, Hansen issued a $1.4 billion note to Flagstaff bearing an annual interest rate of 6.12% and a maturity date of June 23, 2006. Under the terms of the Hansen credit agreement, in addition to the outstanding principal due thereunder, a make-whole amount consisting of (a) the accrued and unpaid interest due on or before the date of any voluntary or involuntary prepayment of principal under the loan, and (b) the present value of all payments of interest under the Hansen credit agreement that would have been payable on the principal that was prepaid had such payment of interest occurred on the originally intended maturity date of June 23, 2006, becomes due and payable upon any prepayment of principal or upon an event of default (which includes material cross-defaults and the filing for bankruptcy protection by ENE) under the Hansen credit agreement.

               (ii) Hansen in turn loaned $1.4 billion to Compagnie Papiers in exchange for a $1.4 billion intercompany demand note bearing annual interest of 6.13% and a final maturity date of June 23, 2006. The intercompany note in favor of Hansen contains a

----------------------
34 In a corporate reorganization in January 2003, substantially all of the assets and liabilities of Compagnie Papiers were transferred to CPS. CPS is an indirect, wholly owned subsidiary of Compagnie Papiers.

waiver of remedies that significantly limits Hansen's right of recourse against Compagnie Papiers, as well as rights of third parties deriving their rights through Hansen.

               (iii) Hansen entered into a subscription agreement with Newman, another wholly owned subsidiary of Compagnie Papiers, pursuant to which Newman agreed to make a deferred payment (on the earlier of (i) June 23, 2006 or (ii) the date upon which the principal amount owing under the Hansen credit agreement becomes due and payable) to Hansen in return for the Class A Preferred Convertible Shares of Hansen.

               (iv) Hansen, Newman, and Flagstaff entered into an assumption agreement pursuant to which Newman paid Flagstaff $1.04 billion in return for the assumption by Flagstaff of Newman's future obligation to pay the $1.4 billion subscription price under the subscription agreement to Hansen (to occur on the earlier of (i) June 23, 2006 or (ii) the date upon which the principal amount owing under the Hansen credit agreement becomes due and payable). Under the subscription payment assumption agreement, the Hansen Class A shares are to be issued to Newman.

               (v) Flagstaff and Hansen entered into a warrant agreement pursuant to which Flagstaff received a warrant that could be exercised for nonconvertible Class B Preferred Shares of Hansen. At any time prior to the occurrence of an event of default under the Hansen credit agreement, Flagstaff may exercise, and at any time after the occurrence of an event of default under the Hansen credit agreement, any holder other than Flagstaff may exercise, the Hansen warrant (at a purchase price of $1.00 per Hansen Class B share) for the number of Hansen Class B shares equal in aggregate value to the make-whole amount determined as of the date of exercise, whether or not the make-whole amount is then due and payable.

               (vi) Flagstaff and ENE entered into a put option agreement pursuant to which Flagstaff has the right, upon an event of default under the Hansen credit agreement, to cause ENE to purchase the Hansen warrant and Hansen's rights to the make-whole amount under the Hansen credit agreement in return for a put purchase price equal to the fair market value of the Hansen warrant and Hansen's rights to the make-whole amount under the Hansen credit agreement as determined by ENE , or, if no determination is made on the same business day that ENE receives notice of Flagstaff's intent to cause ENE to make the purchase, then equal to the tangible net worth of Hansen.

               (vii) Flagstaff and ENE entered into a total return swap. The payment date under the total return swap is the date of assignment of the Hansen warrant and Hansen's rights to the make-whole amount under the Hansen credit agreement to ENE pursuant to the put agreement. On the payment date, Flagstaff pays an amount equal to the value of the Hansen warrant and Hansen's rights to the make-whole amount under the Hansen credit agreement, as determined under the put agreement, to ENE, in return for ENE's payment to Flagstaff of an amount equal to the make-whole amount owed by Hansen to Flagstaff under the Hansen credit agreement. The net effect of an exercise of the put option under the put agreement and the triggering of the total return swap, is the payment by ENE to Flagstaff of the make-whole amount.

          b.   Structure Diagram as of the Initial Petition Date.

                                    (GRAPH)

                      --------------                                                  --------------
                           ENA                          $1,414MM                           Enron
                      and affiliates   ____________________________________________>  and affiliates
                      --------------  |                                               --------------
                            |         |
                        100%|         |                            General corp. purposes, including
                            |         |                              repayment of bridge financing
                      --------------- |
                           CPS        |
                        (Stadacona -                        100%
                      Mill in Canada) ______________________________________________________
                      ---------------                                                       |
                            | |                                                             |
                            | | $1.414 MM                                                   |
                       100% | |  CPS Loan/Note                                              |
                            | \/                                                            |
                      --------------                                                  --------------
                         Hansen                Subscription Agreement                     Newman
                        (Canada)     <_______________________________________________>   (Canada)
                      --------------                                                  --------------
             Subscription /\ /\ $1,414MM                                                    | Subscription
                  Payment |  |  Hansen Loan with                                   $1,039MM | Payment
               Assumption |  |  Credit Support              -------------                   | Assumption
                Agreement |  |  (Warrant)                     Flagstaff    <________________| Agreement
                          |  | __________________________>       (US)
                          | _____________________________>  --------------
                                                            / /\    /\ \  /\
                                                           /  /      |  \  \
                                                      Put /  / Total |   \  \
                                                         /  / Return |    \  \
                                                        /  /   Swap  |     \  \ $1,039MM
                                                       /  /          | 100% \  \ JP Morgan
                                               -----  \/ /           |       \  \   Loan
                                               Enron    /     $375MM |        \  \
                                               Corp.   \/  Flagstaff |         \  \
                                               -----            Loan |          \  \
                                                                 -----        ---------
                                                                  Bank        JP Morgan
                                                                 Group           (US)
                                                                 -----        ---------

          c. Significant Potential Liabilities of Debtors. ENE may be obligated under the total return swap to pay Flagstaff a sum equal to the make-whole amount.

     46.  SO2

          a. Legal Structure. The SO2 Inventory Project was established to monetize an inventory of sulfur-dioxide emissions credits held by ENA. To effectuate the project, ENA executed an ENA GTC along with a confirmation dated September 28, 2001, with Colonnade Limited, a Guernsey, Channel Islands company. Under the GTC, ENA purported to agree to sell 757,975 emissions credits to Colonnade in return for a cash payment of $128,372,535. A month later, ENA purported to sell an additional 166,607 emissions credits to Colonnade under an agreement, dated October 30, 2001 for a cash payment of $29,108,639.

          Colonnade also entered into a call option agreement, dated October 30, 2001 for the emissions credits with Herzeleide, LLC, a Delaware limited liability company, and a put option agreement concerning the emissions credits with Grampian LLC, a Delaware limited liability company. Herzeleide and Grampian are wholly owned subsidiaries of ENE.

          ECT had previously entered into an ISDA master agreement and a credit support annex, both dated January 13, 1994, as amended from time to time, as supplemented by three confirmations of swap between Barclays and ENA (formerly known as ECT), each dated October 30, 2001, with Barclays. Under the terms of the swap, ENA makes fixed payments (equal to the sum of the fixed price per emissions credit and the notional quantity of emissions credits referenced per year) and Barclays makes floating payments (based on a quoted bid price). The total amount of the fixed payments payable by ENA pursuant to all three swap confirmations is $157,481,173. The total amount of the floating payments payable by Barclays is variable, based on the applicable reference spot price per emissions credit.

          On October 30, 2001, ENE and Barclays entered into a Charge on Cash, under which ENE deposited $59.5 million in cash into a Barclays account in London. The agreement purported to allow Barclays to withdraw funds from this account to meet any present or future obligation and liability of ENE, or any of its subsidiaries, to Barclays or certain of its affiliates.

          ENE guaranteed Herzeleide's and Grampian's obligations under the call option agreement and the put option agreement, respectively, and was the guarantor of ENA's obligations under the swap confirmations.

          b.   Structure Diagram as of the Initial Petition Date.

                                     (GRAPH)

                 Fixed             ----------
     _____________________________  Barclays
    |        Financial Swap           Bank
    |  ___________________________ ----------
    |  |        Floating
    |  |
---------------              $157,481,174               ---------------
    Enron      _________________________________________
 North America              Sale Agreement               Colonnade LTD.
               _________________________________________
---------------            924,582 SO2 Credits          ---------------
                                                         |  |   |  |
                                 ________________________|  |   |  | Put Option
                                 |  ________________________|   |  | (on SO2
            American Call Option |  |                           |  | credits)
            (on SO2 credits)     |  | $3,305,416          $300  |  |
                                 |  |                           |  |
                        ------------------------       ------------------------
                            Herzeleide, LLC                   Grampian LLC
                        (Enron Corp. Subsidiary)       (Enron Corp. Subsidiary)
                        ------------------------       ------------------------

          c. Significant Assets Associated with the Structure. As of the Initial Petition Date, Colonnade purported to own 924,582 emissions credits.

          d. Significant Potential Liabilities of the Structure. As of the Initial Petition Date, ENA was obligated on certain financial swaps with Barclays, and Grampian was obligated on that certain put option to Colonnade.

          e. Significant Potential Liabilities of Debtors. On December 4, 2001, Barclays sent ENA a Notice of Termination as a Result of Voluntary Filing, claiming that the ENA bankruptcy was an event of default under the master ISDA agreement. On December 31, 2001, Barclays sent ENA a Statement of Payment on Early Termination that calculated the amounts due under the swap confirmations. Barclays used the average of 2 market quotations ($94,774,866) for the value of the floating payments payable by Barclays under the three swap confirmations. The total amount of the fixed payments payable by ENA remained $157,481,173. Barclays thus claimed that it was owed $62,706,307 by ENA.

     47.  Spokane

          a. Legal Structure. On October 1, 1998, EPMI entered into long-term physical power supply agreement with Spokane. The Spokane contract serves as a physical and financial hedge for Spokane's obligations to PGE under a contract dated June 26, 1992, that Avista monetized by assigning to Spokane for a payment of approximately $145 million. The PGE contract gives PGE an option to purchase peak energy in exchange for off-peak energy and capacity payments.

          The Spokane Trust issued notes and certificates to fund the assignment of the PGE contract to Spokane, and Spokane in turn collaterally assigned the Spokane contract and PGE contract to the Spokane Trust as collateral.

          ENE issued a performance guarantee to the Spokane Trust, for the benefit of the noteholders, of the obligations of EPMI under the Spokane contract.

          b.   Structure Diagram as of Initial Petition Date.

                                     (GRAPH)

           -------------------           -------------------
                 Avista                   Servicer (Avista)
           -------------------           -------------------
                          |                   |
                          |                   |
                Contract  |                   |     Servicer
               Assignment |                   |    Agreement
                          |                   |
                          |                   |
                          |                   |
 ------__________________-----------------------___________________-----
         Physical Energy                          Physical Energy

  EPMI                     Spokane Energy, LLC                      PGE
        Capacity Payment                         Capacity Payment
       __________________                       ___________________
 ------                  -----------------------                   -----
                          |                   |
          Purchase Price  |                   | Principal & Interest
                          |                   |
                          |                   |
                          |                   |
                          |                   |
                         -----------------------
                              Spokane Energy
                              Funding Trust
                         -----------------------
                         /                    \
                       /                       \
                   ------                    -------
                    Debt                      Equity
                   ------                    -------

          c. Significant Assets Associated with the Structure. Spokane has power contracts with PGE and EPMI.

          d. Significant Potential Liabilities of the Structure. As of the Initial Petition Date, the Spokane Trust had obligations of approximately $139 million.

          e. Significant Potential Liabilities of Debtors. For EPMI, the unliquidated value of the Spokane contract. ENE guaranteed the obligations of EPMI under the Spokane contract.

          f. Structure Resolution. In November 2003, the Bankruptcy Court approved certain agreements that EPMI and ENE entered into on September 24, 2003 with Spokane, Avista, Peaker L.L.C. and the other signatories named in the agreements. Pursuant to such agreements and the order of the Bankruptcy Court, effective November 17, 2003, EPMI assigned its interests in the Spokane contract and the Avista contract to Peaker L.L.C. in return for a release of all claims against EPMI and ENE in connection with the assigned contracts and the ENE performance guaranty.

     48.  Teresa

          a. Legal Structure. In 1997, ENE contributed certain assets to OPI which, in turn, contributed such assets to ELP. Such contributed assets included, among others, the lease for the Enron Building. For a description of the synthetic lease transaction relating to the Enron Building, refer to Section III.F.20., "Enron Center North Synthetic Lease" for further information. Shortly after ENE's contribution, DB and Potomac Capital Investment Corporation provided the minority investment financing to the structure by investing in shares of preferred stock of OPI.

          b.   Structure Diagram as of Initial Petition Date.

                                                         -----
                                                         Enron
                                                         Corp.
                                                         -----
                                                           |
      -----------                        ________________________________________________________________________________
        Potomac       100% Series A      |                               |                     |                        |
        Capital       Preferred          |                               |                     |                        |
       Investment _______________________|                               |                     |                        |
      Corporation                        |                               |                     |                        |
      -----------                        |                               |                     |                        |
                                         |                               |                     |                        |
                                         |                          ------------               |                        |
                                         |                          Enron Cayman               |                        |
                                         |                          Leasing Ltd.               |                        |
                                         |                          ------------               |                        |
                                         |                               |                     |                        |
---------------       100% Series B      |                          --------------             |                        |
EN-BT Delaware,       Preferred          |     100%                 Enron Property             |                        |
     Inc.      __________________________|     Common                 Management               |                        |
---------------                          |                               Corp.                 |                        |
     |                                   |                          --------------             |                        |
     |                             --------------                        |                     |                        |
     |                             Organizational            20% Common  |                     |    80% Common          |
     |                              Partner, Inc.________________________|________             |  19.8% Preferred       |
     |                             --------------                        |        |            |                        |
     |                                   |                               |        |            |                        |
     |                                   |                               |        |            |                        |
     |                     1% LP       98% LP       1% GP                |        |            |                        |
     |                                   |                               |        |_____       |                        |
     |                              -------------                        |             |       |                        |
     |                              Enron Leasing                        |             |       |                        |
     |______________________________  Partners,  ________________________|             |       |                        |
                                         LP                                            |       |                        |
                                    -------------                                      |       |                        |
                                          |                                            ------------------               |
                                          |____________________________________________  Enron Pipeline                 |
                                          |                                              Holding Company                |
                                          |                  80.2% Preferred           (fka Enron Liquids               |
                                          |                                               Holding Corp.)                |
                           _______________|__________________                          ------------------               |
                           |              |                 |                                  |                        |
                      -----------       ------            ------                               |                        |
                          ENE            Enron             Other                               |                        |
                      Receivables       Center            Leased                               |                        |
                     ------------        North            Assets                               |                        |
                                        ------            ------                  _____________|_______                 |
                                                                                  |                   |                 |
                                                                              -----------          ---------         -----------
                                                                                  EOC                EOC                EOC
                                                                              Management,          Holdings,         Preferred,
                                                                                  LLC                LLC                LLC
                                                                              -----------          ---------         ----------
                                                                                  |                    |               |
                                                                General Partner   |       Limited      |               |   Preferred
                                                                                  |       Partner      |               |   Limited
                                                                                  |                    |               |   Partner
                                                                                  |____________________|_______________|
                                                                                                       |
                                                                                                 ----------------
                                                                                                      Enron
                                                                                                    Operations
                                                                                                       L.P.
                                                                                                 ----------------
                                                                                                        |
                                                                                                 ----------------
                                                                                                      Enron
                                                                                                  Transportation
                                                                                                 Services Company
                                                                                                 ----------------
                                                                                                         |
                                                                                            _____________|________
                                                                                            |                     |
                                                                                       ------------          ------------
                                                                                       Transwestern             Other
                                                                                         Pipeline              Pipeline
                                                                                         Company             Subsidiaries
                                                                                       ------------          ------------

          c. Significant Assets Associated with the Structure. As of the Initial Petition Date, ELP's significant assets included net receivables from ENE, the Enron Building (subject to loan and Forbearance Agreement dated May 14, 2002 relating to the loan), subordinated preferred stock in Enron Pipeline Holding Company, an entity that indirectly holds an interest in the stock of ETS, and other leasing assets.

          OPI's significant assets included $131 million cash arising from an income tax refund and net receivables from ENE.

          d. Significant Potential Liabilities of the Structure. ELP's significant liability is the debt on the Enron Building.

          e. Significant Potential Liabilities of Debtors. Refer to Section III.F.20., "Enron Center North Synthetic Lease" for further information.

     49.  Valhalla

          a. Legal Structure. In 2000, various ENE subsidiaries formed Valkyrie, Valhalla, and Rheingold, to implement a financing transaction with DB. Through the structure these subsidiaries borrowed a net $50 million from DB.

          ENE invested $178 million in Rheingold (indirectly through Valkyrie and Valhalla). DB acquired "participation rights" of Rheingold for $2 billion. Rheingold used the funds to purchase $2.178 billion in preferred stock from RMTC, an indirect subsidiary of ENE. RMTC then loaned $2.178 billion to ENE, and ENE loaned $1.95 billion to DB in the form of a structured note receivable. Contemporaneously, ENE and DB entered into an interest rate swap with a $50 million notional principal balance.

          As part of the steps described above, DB, Valhalla, and Valkyrie executed various puts and calls on the participation rights issued to DB by Rheingold, and ENE guaranteed the performance of Valhalla and Valkyrie under those arrangements. The puts and calls provided a mechanism for unwind upon certain default events including the material downgrade of either party's credit rating.

          b.   Structure Diagram as of Initial Petition Date.

                                    (GRAPH)

-----------------    -----------------------------   ------------------------

  Enron Corp.        $1.95B Structured Note            Deutsche Bank, London
                     ________________________
-----------------    ____________           |        ------------------------
|          |   |      $106      |           |
|          |   |     million    |           | 95%
|          |   |      Note      |           |
|          |   |           -----------  5%  |
|          |   |              Enron    ____ |
|          |   |           Diversified      |
|          |   |           Investments      |
|          |   |              Corp.         |
|          |   |           -----------      |
|          |   |                        ----------
|          |   |                           Enron
|          |   |                         Valkyrie,
|          |   |                            LLC
|          |   |                        ----------
|          |   |                            |         --------------------------
|          |   |                            |         In December 2001, Deutsche
|          |   |                        ----------    Bank purported to put its
|          |   |                         Valhalla,    participation rights to
|          |   |                           GmbH       Valhalla/Enron and offset
| $2.178B  |   |                        ----------    it against the structured
|   Note   |   |_________________________   |         note.
|          |                            |   |         --------------------------
---------------                         ----------                -------------
Risk Management                          Rheingold,               Deutsche Bank,
& Trading Corp.  --------------------      GmbH     -------------   Germany
---------------  $2.178B Series 1 & 2   ----------     $2.0B      -------------
                  Preferred Stock                   Participation
                                                       Rights

          c. Significant Assets Associated with the Structure. The only significant asset associated with the structure is $2.178 billion in preferred stock of RMTC.

          d. Significant Potential Liabilities of the Structure. Immediately prior to ENE's bankruptcy filing, DB purported to put its interest in Rheingold to Valhalla and, pursuant to the various legal documents, offset the Rheingold interest against its structured note payable to ENE. ENE has reserved its right to contest DB's purported put. The validity of the purported put may ultimately be resolved by the Bankruptcy Court; the outcome of such action would impact the equity ownership of Rheingold. If DB's offset is not valid, the structure's significant liability is Rheingold's $2 billion "participation rights" obligation to DB. If DB's offset is valid, then Valhalla owns the participation rights, and ENE may have a claim against Valhalla arising out of satisfaction of ENE's guarantee. Whether or not DB's offset is valid, Rheingold owes ENE $106 million.

          e. Significant Potential Liabilities of Debtors. Refer to Section III.F.49.d., "Significant Potential Liabilities of the Structure" for further information.

     50.  Wiltshire Financial Asset Company/Renegade

          a. Legal Structure. In 1998, ENE and BT formed Wiltshire as a FASIT. BT loaned $320 million to ECT Equity Corp., an ENE affiliate, which loaned the funds to EFHC, an ENE affiliate. ENE guaranteed ECT Equity Corp.'s obligations. EFHC lent $8 million to ENE and contributed the remaining $312 million to Wiltshire in exchange for various Class A and Class B FASIT interests. BT contributed $8 million to Wiltshire in exchange for Class A and Class O FASIT interests. Wiltshire utilized the $320 million contributed by BT and EFHC to acquire the ECT Equity Corp. note held by BT.

          b.   Structure Diagram as of Initial Petition Date.

                                    (GRAPH)


        --------------------                                                                             --------------------
             Enron Corp.                                                                                        Bankers
                                                                                                                 Trust
        --------------------                                                                             --------------------
                 |                                                                              $3 million Class A  |
                 |                                                                             Interests and $1,000 |
        --------------------                                                                    Class O Interests   |
             ECT Equity     _ _ _ _ _ _ _                                                                           |
               Corp.                     |                                                                          |
        --------------------             |                                                                          |
                |                        |            --------------                                                |
   $320 million Note                     |            Enron Finance                                                 |
    Receivable from                      |_ _ _ _ _ _ Holdings Corp.                                                |
     Enron Finance                                    --------------                                                |
      Holding Corp.                                        |       $27  million Class A Interests                   |
                                                           |       $49  million Class B-1 Interests                 |
                                                           |       $49  million Class B-2 Interests                 |
                                                           |       $198 million Class B-3 Interests                 |
                                                           |                                                        |
                                                   --------------------                                             |
                                                         Wiltshire                                                  |
                                                      Financial Asset  ----------------------------------------------
                                                      Company, LLC
                                                   --------------------
                                                           |
                                                           |

                                                    $320 million Note
                                                    Receivable from
                                                    ECT Equity Corp.

          c. Significant Assets Associated with the Structure. As of the Initial Petition Date, Wiltshire holds a $320 million note receivable from ECT Equity Corp.

          d. Significant Potential Liabilities of the Structure. As of the Initial Petition Date, Wiltshire owes $3 million to BT on its Class A and Class O FASIT interests and $323 million to EFHC on its Class A and Class B FASIT interests.

          e. Significant Potential Liabilities of Debtors. The guaranty issued by ENE may give rise to a prepetition unsecured claim against ENE.

     51.  Yosemite and Credit Linked Notes

          a. Legal Structure. From 1999 through 2001, ENE and Citibank structured several transactions designed to issue notes, the credit quality of which was comparable to ENE unsecured obligations. In each transaction, an SPE, often a trust, was formed to issue notes and equity certificates. The SPE would then invest the proceeds of the note and certificate issuances in permitted investments./35 The SPE then entered into a credit default and periodic payment swap with Citibank. Under the periodic payment portion of the swap, Citibank would pay to the SPE amounts sufficient to pay periodic interest, and, when due, periodic yield on the notes and certificates, respectively, issued by the SPE, and the SPE would pay to Citibank amounts received from the permitted investments. Under the credit default terms of the swap, upon an ENE credit event, such as bankruptcy, Citibank could deliver senior unsecured obligations of ENE to the SPE in exchange for the permitted investments of the SPE. It is ENE's belief that after ENE filed for bankruptcy, Citibank delivered the obligations represented by the Citibank/Delta Prepays (refer to Section III.F.12., "Citibank/Delta Prepays" for further information) to the SPEs in exchange for the permitted investments. The transaction amounts and permitted investments for each transaction are as follows:

               (i) Yosemite Securities Trust I. Yosemite I issued 8.25% Series 1999-A Linked Enron Obligations and trust certificates, raising a total of $825 million, of which $800 million was used to purchase a promissory note from Delta, and the remaining $25 million was used to purchase a promissory note from ENE. As of the Initial Petition Date, the trust certificate holders of Yosemite I were SE Raptor LP, a subsidiary of Whitewing (refer to Section III.F.42., "Osprey/Whitewing" for further information), ENE and a third-party institutional investor.

               (ii) Yosemite Securities Company Ltd. Yosemite Securities issued 8.75% Series 2000-A Linked Enron Obligations and company certificates, raising a total of (pound)222.25 million, of which (pound)206.75 million was used to purchase a promissory note from Delta and the remaining (pound)15.5 million was used to purchase a promissory note from ENE. As of the Initial Petition Date, the trust certificate holders of Yosemite Securities were SE Raptor LP, a subsidiary of Whitewing (refer to Section III.F.42., "Osprey/Whitewing" for further information), ENE and a third-party institutional investor.

               (iii) Enron Credit Linked Notes Trust. The CLN Trust issued 8.00% Enron Credit Linked Notes, as well as trust certificates, raising a total of $550 million, which was used to purchase a certificate of deposit from Citibank. The trust certificate holders are third-party institutional investors. As part of this transaction, Citibank loaned ENE $25 million as evidenced by a promissory note issued to Citibank.

               (iv) Enron Credit Linked Notes Trust II. The CLN Trust II issued 7.375% Enron Credit Linked Notes, as well as trust certificates, raising a total of $550 million, which was used to purchase a certificate of deposit from Citibank. The trust certificate holders

----------------------
35 For the Yosemite transactions, the permitted investments included, among other things, ENE unsecured obligations. For the Credit Linked Notes transactions, the permitted investments did not include ENE unsecured obligations.

are third party institutional investors. As part of this transaction, Citibank loaned ENE $25 million as evidenced by a promissory note issued to Citibank.

               (v) Enron Sterling Credit Linked Notes Trust. The Sterling CLN Trust issued 7.25% Enron Sterling Credit Linked Notes, as well as trust certificates, raising a total of (pound)139 million, which was used to purchase a certificate of deposit from Citibank. The trust certificate holders are third-party institutional investors. As part of this transaction, Citibank loaned ENE (pound)15.5 million as evidenced by a promissory note issued to Citibank.

               (vi) Enron Euro Credit Linked Notes Trust. The Euro CLN Trust issued 6.50% Enron Euro Credit Linked Notes, as well as trust certificates, raising a total of (euro)222.5 million, which was used to purchase a certificate of deposit from Citibank. The trust certificate holders are third-party institutional investors. As part of this transaction, Citibank loaned ENE
(euro)29.1 million as evidenced by a promissory note issued to Citibank.

          b.   Structure Diagram as of Initial Petition Date.

                                    (GRAPH)

     ----------------          ------------------
          Notes                   Certificates
     ----------------          ------------------
                  |              |
                  |              |
                 ------------------    Note Interest & Certificate Yield    ----------------------
                                       ---------------------------------
                       Trust                      Credit Swap                      Citibank
                 ------------------    ---------------------------------    ----------------------
                         |             ---------------------------------
                         |               Interest on Trust Investments
                         |
                         |
                 ------------------
                        Trust
                     Investments
                 ------------------
                  - A+/A1 or better
                  - Yosemite allowed to directly purchase ENE debt securities

          c. Significant Assets Associated with the Structure. As of the Initial Petition Date, each SPE held the permitted investments as described above. It is ENE's belief that, after ENE filed for bankruptcy, Citibank delivered the obligations represented by the Citibank/Delta Prepays (refer to Section III.F.12., "Citibank/Delta Prepays" for further information) to the SPEs in exchange for the permitted investments.

          d.   Significant Potential Liabilities of the Structure.

               (i) Yosemite Securities Trust. Yosemite I issued notes and trust certificates totaling $825 million.

               (ii) Yosemite Securities Company Ltd. Yosemite Securities issued notes and company certificates, totaling (pound)222.25 million.

               (iii) Enron Credit Linked Notes Trust. CLN Trust issued notes and trust certificates totaling $550 million.

               (iv) Enron Credit Linked Notes Trust II. CLN Trust II issued notes and trust certificates totaling $550 million.

               (v) Enron Sterling Credit Linked Notes Trust. Sterling CLN Trust issued notes and trust certificates totaling (pound)139 million.

               (vi) Enron Euro Credit Linked Notes Trust. Euro CLN Trust issued the notes and trust certificates totaling I222.5 million.

          e.   Significant Potential Liabilities of Debtors

               (i) Yosemite Securities Trust I. ENE is obligated under the promissory note originally issued to Yosemite I. Additionally, ENA's obligations under certain Citibank/Delta prepay transactions, which have now been assigned to Yosemite I, were supported by a guaranty from ENE.

               (ii) Yosemite Securities Company Ltd. ENE is obligated under the promissory note originally issued to Yosemite Securities. Additionally, ENA's obligations under certain Citibank/Delta prepay transactions, which have now been assigned to Yosemite Securities, were supported by a guaranty from ENE.

               (iii) Enron Credit Linked Notes Trust. ENE is obligated under the promissory note originally issued to Citibank. Additionally, ENA's obligations under certain Citibank/Delta prepay transactions, which have now been assigned to CLN Trust, were supported by a guaranty from ENE.

               (iv) Enron Credit Linked Notes Trust II. ENE is obligated under the promissory note originally issued to Citibank. Additionally, ENA's obligations under certain Citibank/Delta prepay transactions, which have now been assigned to CLN II Trust, were supported by a guaranty from ENE.

               (v) Enron Sterling Credit Linked Notes Trust. ENE is obligated under the promissory note originally issued to Citibank. Additionally, ENA's obligations under certain Citibank/Delta prepay transactions, which have now been assigned to Sterling CLN Trust, were supported by a guaranty from ENE.

               (vi) Enron Euro Credit Linked Notes Trust. ENE is obligated under the promissory note originally issued to Citibank. Additionally, ENA's obligations under certain Citibank/Delta prepay transactions, which have now been assigned to Euro CLN Trust, were supported by a guaranty from ENE.

     52.  Zephyrus/Tammy

          a. Legal Structure. Project Tammy was a minority-interest investment involving the formation of EFP, a Delaware limited liability company. EFP invested in certain permitted assets, including debt securities of Sequoia. Refer to Section III.F.3., "Apache/Choctaw" for further information.

          EFP has three classes of membership interests: Class A, Class B and Class C. The Class A Member is Enron Finance Management LLC and the Class B Members are ENE and various ENE subsidiaries. The Class B Members contributed certain assets in exchange for their Class B membership interest in EFP. EFP contributed these assets (except for a $125 million demand note issued by ENE) to EIH, in exchange for 100% of the membership interest in EIH. EIH, in turn, contributed these assets (other than a $200 million demand note issued by ENE) to EAH, in exchange for the Class B membership interest of EAH. As a result of the various contributions of these assets, (i) EFP holds a $125 million demand note, (ii) EIH holds a $200 million demand note, and (iii) EAH holds all of the remaining contributed assets.

          In addition to the contribution of the assets by the Class B Members of EFP, Zephyrus, a Delaware limited liability company, contributed $500 million in cash in exchange for the Class C Membership Interest in EFP. Zephyrus was capitalized by a third-party syndication led by JPMCB contributing debt ($481.725 million) and equity ($18.275 million) to Zephyrus. The proceeds of Zephyrus's investment were used by EFP to purchase debt securities of Sequoia and other permitted investments.

          Contemporaneous with the contribution of assets through the Tammy structure, certain ENE debt was assumed by the entities within the structure. Prior to Tammy, ENE issued, from time to time, various debt securities pursuant to a certain indenture. Project Tammy included the assignment and assumption of approximately $1.72 billion of the debt securities. After consummation of the series of assumptions and assignments of the obligations under the debt securities, (i) ENE continued to remain liable to the holders in respect of all of the debt securities issued under the indenture, (ii) each Class B Member remained liable to ENE in respect of such Class B Member's assumed obligations,
(iii) EIH remained liable to ENE in respect of the EIH assumed obligations, and
(iv) EFP was released from EFP's assumed obligations and was not liable to ENE in respect thereof.

          In October 2002, Zephyrus purported to exercise its right to take control of the management of EFP.

          b.   Structure Diagram as of Initial Petition Date.

                                    (GRAPH)

                                                    |_________________________                                    Direct or
                                                    |                        |                                     Indirect
                        ---------------------------------------              |                                  Wholly-Owned
________________________              Enron Corp.               _________________________________________       Affiliates of
|                       ---------------------------------------              |        |                 |        Enron Corp.
|          Sole Member         /       |  \                 \                |        |                 |
|                             /        |   \                 \               |        |                 |
|        --------------------          |   ----------------  --------------- | ---------------    ---------------
|            Enron Finance             |    Smith Street      Enron Global   | Boreas Holdings    Enron Caribbean
|             Management,              |    Land Company      Exploration &  |      Corp.            Basin, LLC
|                LLC                   |                     Production Inc. |                                          -----------
|        --------------------          |   ----------------  --------------- | ---------------    ---------------         Zephyrus
|        \                 \           |      /            \        |        |         |             /       |           Investment,
|         \                 \          |     /              \--------------------------------------/         |              LLC
|          \      Managing   \         |    /                          Enron Capital                         |          -----------
|           \      Member     \        |   /                         Investments Corp.                       |                  |
|            \                 \       |  /                    -------------------------------------         |     $500 million |
| $1.9 billion\                 \      |_____________________________________________________________________|__________________|
| debt payable \                 \     |                                                                     |
|               \                -----------------                                                           |
|                \                     Enron                                                                 |
|                 \              Finance Partners, __________________________________________________________|
|                  \                    LLC
|                   \            -----------------
|        Managing    \                 |
|         Common      \                |____________________________________
|         Member       \               |                                   |
|                       \        -----------------                         |
|                        \             Enron         Sole Member        -------
|________________________________  Intermediate                         Sequoia
                           \       Holdings, LLC                         Notes
                            \    -----------------                      -------
                             \         |             Preferred Member
                              \        |
                               \ -----------------
                                       Enron
                                  Asset Holdings,
                                        LLC
                                 -----------------
                                       |
                                       |
              _________________________|_______________________________________________
              |           |            |                  |              |            |
              |           |            |                  |              |            |
         ---------   ----------  ---------------   -----------------  -------         |
         Enron N/R   Option to   Enron Oil & Gas      Enron LNG         ECM      -----------
         from sale   Acquire     India, Ltd.       Power (Atlantic),    III         Other
         of EOGR     EREC Stock                          Ltd.                       Notes
         shares                                                                   Receivable
         ---------   ----------  ---------------   -----------------  -------    ------------
                                                           |             |
                                                      ------------       |
                                                      Subsidiaries      -----
                                                      ------------      Notes
                                                                        -----

          c. Significant Assets Associated with the Structure. As of the Initial Petition Date, EFP's significant assets were (a) a $125 million note receivable from ENE; (b) a $508 million note receivable from ENA; (c) a 100% equity interest in EIH; and (d) a $6 million note receivable from Sequoia.

          At the Initial Petition Date, EIH's only significant assets were a $215 million ENE demand note and its Class B membership interest in EAH.

          At November 30, 2001, EAH's assets were (a) $400,000 cash, (b) 100% of the stock of EOGIL, (c) a $32.5 million note receivable from EGEP China Company, a Mauritius company, (d) an ENE note receivable of $542 million representing proceeds from the sale of EOG stock, (e) a $20 million note receivable from Enron Finance Management, LLC, (f) a $1 option to purchase all of the common stock of EREC, (g) 100% of the stock of Enron LNG Power (Atlantic) Ltd., and (h) a derivative interest in a receivable representing proceeds from the sale of East Coast Power.

          d. Significant Potential Liabilities of the Structure. EFP issued a class C preferred interest in the amount of $500 million.

          EIH has a $1.9 billion payable to ENE in respect of ENE's obligation under the Harris Indenture Trust.


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


          e. Significant Potential Liabilities of Debtors. ENE and ENA have payables to the structure, as discussed above. Refer to Sections IV.C.1.c., "Trading Litigation" and IV.C.1.d., "Litigation Related to Structures" for further information.

G.   Related Party Transactions

          Information included in this section represents a summary of ENE's 8-K filed November 8, 2001 and other ENE or third-party public filings and reports on the subject of ENE's related party transactions. The descriptions below, which are based on the Debtors' view of the historical facts and which are subject to further review, elaboration, or modification, are included for informational purposes. Others familiar with these proceedings may dispute all or part of these descriptions or assessments.

          On October 28, 2001, ENE established the Powers Committee, which was charged "to examine and take any appropriate actions with respect to transactions between the Enron Companies and entities connected to related parties." The Powers Committee retained Wilmer, Cutler & Pickering as its counsel, which, in turn, retained Deloitte & Touche for independent accounting advice. On February 1, 2002, the Powers Committee released the Powers Report. Findings from the Powers Report included revelations about the extensive financial enrichment of certain former ENE employees and conclusions related to the objectives for, and implementation of, related party transactions. Significant detail describing the related party transactions is provided in the Powers Report, which is available online in the "Related Documents" section at http://www.enron.com/corp/por/.

     1.   Chewco

          a. General Summary. From June 1993 through November 1997, an ENE subsidiary was the general partner and a third party, CalPERS, was the limited partner of Joint Energy, a $500 million joint venture investment partnership. Joint Energy was formed primarily to invest in and manage certain natural gas and energy related assets. In November 1997, Joint Energy made a liquidating distribution to CalPERS of $383 million. Concurrently, Chewco purchased a limited partnership interest in Joint Energy for $383 million, $132 million of which was financed by an interest-bearing loan from Joint Energy to Chewco, and $240 million of which was borrowed from a third-party financial institution, supported by a guarantee from ENE.

          From December 1997 to December 2000, Chewco received distributions of $433 million from Joint Energy. Among other things, Chewco used a portion of these distributions to make repayments on its Joint Energy loan and to repay the additional borrowing from the third-party financial institution. In March 2001, ENE purchased Chewco's limited partnership interest in Joint Energy for $35 million. The impact of ENE's buyout was a consolidation of Joint Energy into ENE's consolidated financial statements. In September 2001, ENE paid an additional $2.6 million to Chewco in connection with a tax indemnification agreement between Joint Energy, Chewco, and ENE. Of the total purchase consideration, $26 million was used by Chewco to make a payment on the Joint Energy loan.

          b. Chewco Financial Restatement. ENE's decision to consolidate Chewco was based on ENE's assessment that Chewco did not meet the accounting criteria to qualify as


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